SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [ ] Preliminary Proxy Statement


                      [ ] Confidential, for Use of the Commission Only
                          (as permitted by Rule 14a-6(e)(2)


      [X] Definitive Proxy Statement


      [ ] Definitive Additional Materials

      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            THE WESTERN SYSTEMS CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                            The Western Systems Corp.
                        c/o Janney Montgomery Scott Inc.
                                  126 Broadway
                            New York, New York 10005


                                  June 27, 1997



Dear Stockholder:


                  You are cordially invited to attend a Special Meeting in lieu of the Annual Meeting of Stockholders (the "Special Meeting") of The Western Systems Corp. (the "Company") to be held on Friday, July 25, 1997 at 10:00 a.m., local time, at The Down Town Association, 60 Pine Street, New York, New York 10005.

                  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the acquisition by the Company of the assets, business and certain liabilities of American Country Insurance Company, a property and casualty insurance company engaged, inter alia, in providing transportation (taxicabs and limousines) and other specialty coverage, and its affiliated premium finance company, American Country Financial Services Corp., for $40,250,000, and the related financing by the Company through its sale of approximately 24,000,000 shares of Common Stock for approximately $26,400,000 (approximately $1.10 per share), subject to adjustment, to three investors, with each such investor thereby receiving approximately 25% of the outstanding shares of Common Stock following the acquisition. Two of the investors, Messrs. Solomon and Thomas and trusts created by each of them, will each receive approximately $9,000,000 ($18,000,000 collectively) from the $40,250,000 sales proceeds for their interests (indirect) in American Country. Accordingly, the Company's issuance of approximately 16,000,000 shares of its Common Stock to them can be viewed, essentially, as being in exchange for such interests. Although stockholder approval of this proposal is not legally required, the Board of Directors determined it would be appropriate for stockholders to vote on a matter so fundamental to the Company's future, especially as possible conflicts of interest exist.


                  To have sufficient shares to complete the financing and otherwise to comply with the terms of the financing, you will be asked to consider and approve a Restated Certificate of Incorporation of the Company, which amends the Certificate of Incorporation to, inter alia, increase the authorized shares of Common Stock from 25,000,000 shares to 60,000,000 shares, change the Company's name to "American Country Holdings Inc." and declassify the Company's Board of Directors.

                  You will also be asked to elect a Board of six directors, three of whom are designees of the three investor groups, provided the proposed acquisition and the Restated Certificate of Incorporation are approved, and to ratify the planned appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997.

                   You are urged to read carefully the accompanying Proxy Statement, which provides important information with respect to the proposals, including the Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, annexed thereto, which provides information with respect to the Company prior to the sale of its franchise and operating assets. Whether or not you plan to attend the Special Meeting, please complete, date and sign your proxy card and promptly return it in the enclosed envelope. If you attend the Special Meeting, you may vote in person even though you have previously returned a proxy.

                                              Sincerely,

                                              William J. Barrett
                                                 Acting Chief Executive Officer

                            THE WESTERN SYSTEMS CORP.
                        c/o Janney Montgomery Scott Inc.
                                   26 Broadway
                            New York, New York 10004


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            IN LIEU OF ANNUAL MEETING
                           To Be Held On July 25, 1997
                             ----------------------


To the Stockholders of
THE WESTERN SYSTEMS CORP.


                  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders in Lieu of Annual Meeting (the "Special Meeting") of The Western Systems Corp. (the "Company") will be held on Friday, July 25, 1997, at 10:00 a.m., local time, at The Down Town Association, 60 Pine Street, New York, New York 10005 for the following purposes:


                  1. To approve the acquisition by the Company of the assets, business and certain liabilities of American Country Insurance Company, a property and casualty insurance company engaged, inter alia, in providing transportation (taxicabs and limousines) and other specialty coverage, and its affiliated premium finance company, American Country Financial Services Corp., for $40,250,000, and the related financing by the Company through its sale of approximately 24,000,000 shares of Common Stock for approximately $26,400,000 (approximately $1.10 per share), subject to adjustment, to three investors and their affiliates, with each such investor group thereby receiving approximately 25% of the outstanding shares of Common Stock following the acquisition.

                  2. To approve a Restated Certificate of Incorporation of the
                     Company, which amends the Certificate of Incorporation to, inter alia, increase the authorized shares of Common Stock from 25,000,000 shares to 60,000,000 shares, decrease the par value of the Common Stock from $.60 to $.01 per share, change the Company's name to "American Country Holdings Inc." and declassify the Company's Board of Directors.

                  3. To elect a board of six directors, provided that the
                     proposed acquisition and the Restated Certificate of Incorporation are approved.

                  4. To ratify the planned appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997.

                  5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                  Only holders of record of Common Stock at the close of business on June 20, 1997, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.

                  A copy of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, is included as Annex B to the attached Proxy Statement in lieu of an Annual Report to Stockholders.


                                            By Order of the Board of Directors,


                                                 Ann C.W. Green
                                                 Acting Secretary

New York, New York
June 27, 1997


          STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
                 PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                TABLE OF CONTENTS

                                                                    Page



INTRODUCTION....................................................

      General...................................................
      Matters to be Considered at the Special Meeting...........
      Voting at the Special Meeting.............................

PROPOSAL I - ACQUISITION OF AMERICAN COUNTRY....................

      Background................................................
      Terms of the Proposed Acquisition.........................
      Effects of Proposed Acquisition on Company's
        Outstanding Warrants....................................
      Description of American Country...........................
      Company Reports...........................................
      Accounting Treatment......................................
      Certain Federal Income Tax Consequences...................
      Required Vote.............................................
      Recommendation of the Board of Directors..................

PROPOSAL II - APPROVAL OF AMENDED AND RESTATED
  CERTIFICATE OF INCORPORATION..................................

      Background................................................
      Required Vote.............................................

PROPOSAL III - ELECTION OF DIRECTORS............................

      Meetings and Committees of the Board of Directors.........
      Company Reports...........................................
      Required Vote.............................................

PROPOSAL IV - RATIFICATION OF APPOINTMENT OF
  INDEPENDENT AUDITORS..........................................

      Required Vote.............................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT................................................

STOCKHOLDER PROPOSALS...........................................

OTHER MATTERS...................................................

AMERICAN COUNTRY INSURANCE COMPANY..............................

      General...................................................
      Selected Financial Data
      Management's Discussion and Analysis of Financial.........
        Condition and Results of Operations.....................
      Insurance Lines...........................................
      Marketing.................................................
      Affiliated Operations.....................................
      Product Pricing...........................................
      Loss and LAE Reserves.....................................
      Investments...............................................
      Risk Management and Reinsurance...........................
      Information Systems.......................................
      Regulation................................................
      Competition...............................................
      Employees.................................................
      Properties................................................
      Management................................................

UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL INFORMATION.........................................

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL STATEMENTS..........................................

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
  AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY.............      F-1

ANNEXES

         ANNEX A -         ASSET PURCHASE AGREEMENT

         ANNEX B -         ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE
                           YEAR ENDED DECEMBER 31, 1996

         ANNEX C -         QUARTERLY REPORT ON FORM 10-Q FOR THE THREE
                           MONTHS ENDED MARCH 31, 1997

         ANNEX D -         FORM OF RESTATED CERTIFICATE OF INCORPORATION

                            THE WESTERN SYSTEMS CORP.
                        c/o Janney Montgomery Scott Inc.
                                   26 Broadway
                            New York, New York 10005
                             -----------------------

                                 PROXY STATEMENT
                             -----------------------


            Special Meeting of Stockholders in Lieu of Annual Meeting
                           To Be Held On July 25, 1997
                             -----------------------


                                  INTRODUCTION

General


         This Proxy Statement is being furnished to holders of Common Stock, par value $.60 per share ("Common Stock"), of The Western Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders in Lieu of Annual Meeting (the "Special Meeting") to be held on Friday, July 25, 1997, at 10:00 a.m., local time, at The Down Town Association, 60 Pine Street, New York, New York 10005. The Company has retained D.F. King & Co., Inc., at an estimated cost of $3,000, plus reimbursement of expenses, to assist in its solicitation. This Proxy Statement and enclosed proxy card are being mailed to the Company's stockholders on or about June 24, 1997.


Matters to be Considered at the Special Meeting

         At the Special Meeting, the stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

          1. To approve the acquisition by the Company of the assets, business and certain liabilities of American Country Insurance Company, a property and casualty insurance company engaged, inter alia, in providing transportation (taxi cabs and limousines) and other specialty coverage, and its affiliated premium finance company, American Country Financial Services Corp., for $40,250,000, including the related financing by the Company through its sale of approximately 24,000,000 shares of Common Stock for approximately $26,400,000 (approximately $1.10 per share), subject to adjustment, to three investors and their affiliates, with each such investor group thereby receiving approximately 25% of the outstanding shares of Common Stock following the acquisition (the acquisition and related financing, collectively, the "Proposed Acquisition").

          2. To approve the Company's Restated Certificate of Incorporation, which amends the Certificate of Incorporation to, inter alia, increase the authorized shares of Common Stock from 25,000,000 shares to 60,000,000 shares, decrease the par value of the Common Stock from $.60 to $.01 per share, change the Company's name to "American Country Holdings Inc." and declassify the Board of Directors (the "Restated Certificate of Incorporation").

          3. To elect a board of six directors, provided the Proposed Acquisition and the Restated Certificate of Incorporation are approved.

          4. To ratify the planned appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997.

          5. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The foregoing matters are more fully described in this Proxy Statement.

Voting at the Special Meeting


         Only holders of record of Common Stock at the close of business on Friday, June 20, 1997 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting, each such holder of record being entitled to one vote per share on each matter to be considered at the Special Meeting. On the Record Date, there were 7,903,421 shares of Common Stock issued and outstanding.


         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting (3,951,711 shares of the 7,903,421 shares outstanding) is necessary to constitute a quorum at the Special Meeting. All abstentions and broker non-votes, if any, will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting.


         The Board of Directors has determined to submit the Proposed Acquisition for stockholder approval, although such approval is not legally required, because the Proposed Acquisition is so fundamental to the Company's future and possible conflicts of interest exist with respect thereto, and has fixed the required vote for such approval as the affirmative vote of a majority of the outstanding shares of Common Stock, the same vote as is legally required for approval of the Restated Certificate of Incorporation. Accordingly, the affirmative vote by the holders of 3,951,711 shares of the 7,903,421 shares outstanding (a majority of the outstanding shares) is required to approve the Proposed Acquisition and the Restated Certificate of Incorporation. In the event the Proposed Acquisition is not so approved, the Proposed Acquisition will not be consummated. The affirmative vote by holders of a plurality of the shares of Common Stock present in person or represented by proxy is required to elect the Board of six directors and the affirmative vote by holders of a majority of the shares of Common Stock present in person or represented by proxy is required to ratify the planned appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997.


         In determining whether the proposals have received the requisite number of affirmative votes, (i) abstentions will be included as votes cast and will have the same effect as votes AGAINST the Proposed Acquisition and the Restated Certificate of Incorporation, and (ii) proxies for which a broker does not have discretionary authority and has not received voting instructions from the beneficial owners (so-called "broker non-votes"), if any, will not be counted and will have no effect on the vote for the election of the Board or the appointment of the independent auditors, but will have the effect of a vote AGAINST the Proposed Acquisition and the Restated Certificate of Incorporation.

         If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the Proposals and at the discretion of the holders of the proxies on any other matters that may properly come before the Special Meeting. At any time prior to its exercise, a proxy may be revoked by the holder of Common Stock granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Special Meeting and voting in person.

         The executive offices of the Company are located c/o Janney Montgomery Scott Inc., 26 Broadway, New York, New York 10005 and its telephone number is
(212) 510-0688. Upon consummation of the Proposed Acquisition, the Company's executive offices will be moved to the offices of American Country Insurance Company, located at 222 N. LaSalle Street, Chicago, Illinois 60601, telephone number (312) 456-2000.

                  PROPOSAL I - ACQUISITION OF AMERICAN COUNTRY

Background

         On January 3, 1997, the Company sold its Transmedia Network franchise covering the States of California, Oregon, Washington and parts of Nevada and substantially all of its operating assets, other than cash and cash equivalents, to its franchisor, Transmedia Network Inc. Following consummation of the sale, the Company had no active business and its assets consisted principally of cash and cash equivalents. In its proxy statement dated December 6, 1996 relating to a special meeting of stockholders for the approval of the sale, the Company stated it would endeavor to seek potential acquisitions and business combinations. From December 6, 1996 to January 3, 1997, the closing price of the Common Stock, as reported by The Nasdaq SmallCap Market, ranged from $.75 to $1.00 per share.


         Mr. William J. Barrett, the Company's Acting Chief Executive Officer, told Messrs. Wilmer J. Thomas, Jr., and Martin L. Solomon, long-time friends, that the Company was selling its business and would be looking for an acquisition. In mid-January, Messrs. Thomas and Solomon told Mr. Barrett that the previously negotiated sale of American Country Insurance Company ("American Country"), a property and casualty company domiciled in Illinois and engaged in underwriting and marketing commercial, specialty and personal lines of insurance, would not be completed and that American Country would be a good acquisition candidate for the Company. Mr. Barrett was aware that Messrs. Thomas, Solomon, David R. Markin and Allan R. Tessler, the shareholders of Great Dane Holdings, Inc. ("Old Parent"), the parent company of a number of companies, including American Country, had sold their shares in Old Parent in December 1996. Messrs. Thomas and Solomon advised Mr. Barrett that the purchaser of the shares was an unaffiliated company, Capital Resources Associates and its affiliates ("CRA"), that CRA had negotiated the sale of American Country to a third party unaffiliated with either Mr. Thomas or Mr. Solomon for $40,250,000, American Country's approximate GAAP book value at December 31, 1996, and that they believed American Country could be purchased for the same purchase price. Mr. Barrett indicated the Company, which had approximately $8,800,000 net in cash, would be a good vehicle for the acquisition, and Messrs. Thomas and Solomon stated they would be willing to participate as investors.

         Thereafter, Mr. Barrett held discussions with Messrs. Solomon and Thomas and they concluded it would be advisable to have insurance expertise in the investor group. Mr. Barrett subsequently approached Frontier Insurance Group, Inc. ("Frontier"), a publicly-held specialty property and casualty insurance company, with respect to participating in the proposed acquisition. Frontier indicated a willingness to proceed and, in subsequent discussions, the parties decided that Frontier would acquire 25% of the Company's Common Stock for $8,800,000 and Messrs. Solomon and Thomas would acquire 50% of the Company's Common Stock for $17,600,000, at a price of $1.10 per share, approximately equal to the Company's per share net cash value at that time. On January 16, 1997, on or about the date these discussions were initiated, the closing price of the Common Stock, as reported by The Nasdaq SmallCap Market, was $1.00 per share. Shortly before executing the Asset Purchase Agreement (as defined herein), Messrs. Solomon and Thomas determined they would each acquire 25% of the Company's Common Stock. (Frontier and Messrs. Solomon and Thomas are each hereinafter sometimes referred to as an "Investor" and, collectively, as the "Investors".)

         Mr. Solomon, on behalf of the Investors and the Company, negotiated the initial terms of the acquisition with Messrs. David R. Markin and Allan R. Tessler, the two sellers who were not Investors (the "Non-Investor Sellers"), who negotiated on behalf of New Parent, whose shareholders consisted of Messrs. Solomon and Thomas, as well as Messrs. Markin and Tessler. The parties agreed that the price would be identical and the terms substantially similar to those negotiated by CRA with its prospective purchaser, a process in which neither Mr. Thomas nor Mr. Solomon had participated. At the onset of the negotiations, American Country was owned by CRA; however, pursuant to the original agreement for the sale of the Old Parent shares, unless the sale of American Country by CRA were completed by April 18, 1997, an unlikely event at the time the negotiations were initiated, the shares of American Country would automatically be transferred to a corporation owned by the former shareholders of Old Parent, which would assume the obligations under certain notes previously issued by CRA. In fact, the sale was never consummated and CRA was unsuccessful in its attempts to sell American Country. Subsequent negotiations were conducted jointly by the Company and the Investors with the representatives of the Non-Investor Sellers. To minimize possible liabilities of the parent company for which American Country could be responsible, the transaction was restructured to an acquisition of the assets, business and liabilities of American Country and its affiliated premium insurance company, American Country Financial Services Corp. ("ACFS").

         Interests of Certain Persons

          Old Parent was a holding company that owned American Country and other companies. See "American Country Insurance Company - General." In December 1996, the shareholders of Old Parent sold their Old Parent stock for cash and notes (the "Notes") to CRA, an unaffiliated company which intended to sell separately the companies thereby acquired and was successful in selling certain of such companies. The Notes were to be paid when American Country was sold and, in the event such sale had not taken place by April 18, 1997, the American Country shares were to be transferred to a corporation owned by Messrs. Markin, Tessler, Thomas and Solomon, the former shareholders of Old Parent. CRA was unsuccessful in its attempts to sell American Country, the Notes were not paid and on or about April 18, 1997, the American Country shares were transferred, pursuant to the original agreement of sale, to a corporation organized by Messrs. Markin, Tessler, Thomas and Solomon ("New Parent") for the purpose of acquiring the American Country shares. Also, pursuant to the original agreement, New Parent assumed the obligations under the Notes.

         Messrs. Solomon and Thomas each owns 22.5% of New Parent, and each (and/or trusts created by each of them) holds Notes in the amount of approximately $9,028,000, which, together with the other Notes, will be repaid upon consummation of the Proposed Acquisition from the proceeds received by American Country and ACFS. Upon consummation of the Proposed Acquisition, Messrs. Solomon and Thomas (and/or trusts created by each of them) will each have received approximately $9,028,000 for, in effect, their respective 22.5% ownership interest in American Country and each will have paid approximately $8,800,000 for, in effect, their respective 25% interest in American Country. The balance of the New Parent shares (55%) are owned by the Non-Investor Sellers. Messrs. Solomon and Thomas are directors of American Country and each received consulting fees from American Country of approximately $9,200 per month through February 28, 1997 and $25,000 per month since March 1, 1997, which fees will terminate upon the closing of the Proposed Acquisition. Accordingly, Messrs. Solomon and Thomas may be deemed to have a potential conflict of interest with the Company with respect to the Proposed Acquisition.

         Frontier is actively seeking acquisitions in the insurance industry and the Company and Messrs. Solomon and Thomas have expressly acknowledged that Frontier and its designee to the

Company's Board of Directors will have no duty or obligation to give notice of any prospective acquisition or acquisition proposal to the Company or the Board, but may pursue such acquisition on Frontier's own behalf. Further, in the event Frontier (or Messrs. Solomon, Thomas, Barrett or Mr. Herbert M. Gardner, a director of the Company) originates an acquisition, Frontier (or the originating party) will be entitled to a finder's fee. See "Terms of the Proposed Acquisition - Financing of Purchase Price" and "Other Agreements" below.

         Mr. David Markin, the Chairman of American Country, a principal shareholder of New Parent, a trustee or co-trustee of two charitable trusts holding Notes in the aggregate principal amount of approximately $22,069,000 and a Non-Investor Seller, will enter into a 24-month consulting agreement with the Company at $5,000 per month commencing upon consummation of the Proposed Acquisition.


Terms of the Proposed Acquisition

         General


         Pursuant to an asset purchase agreement dated April 30, 1997, a copy of which is attached as Annex A to this Proxy Statement (the "Asset Purchase Agreement"), the Company has agreed, subject to the satisfaction of certain conditions, to purchase all of the assets (other than the corporate books, and records not relating to the assets being acquired) and assume all liabilities (other than those relating to income or franchise taxes imposed on net income) of American Country, an Illinois corporation, and ACFS, an Illinois corporation and wholly-owned subsidiary of American Country, for an aggregate purchase price of $40,250,000 (American Country's approximate GAAP book value at December 31,
1996). The purchase will be made by two newly-organized subsidiaries of the Company which will acquire the assets of American Country and ACFS, respectively.


         Material Terms of Asset Purchase Agreement


         The closing of the Proposed Acquisition (the "Closing") will take place following the satisfaction or waiver of all conditions specified in the Asset Purchase Agreement, including approval from the Departments of Insurance of Illinois and Indiana; approval by the Company's stockholders of the Proposed Acquisition and the Restated Certificate of Incorporation, and the retention by the newly-organized insurance company succeeding to the assets and business of American Country of a rating of "A-" by A.M. Best Company, Inc. Following the Closing, substantially all representations and warranties by all sellers expire.

         Following the Closing, American Country and New Parent have agreed with the Company not to engage in the underwriting or marketing of commercial property and casualty insurance in Illinois, Indiana, Michigan, Wisconsin and Iowa, and Messrs. David R. Markin and Allan R. Tessler, the Non-Investor Sellers and controlling persons of New Parent, have agreed with the Company not to engage in underwriting or marketing commercial property and casualty insurance and personal insurance lines for auto and homeowners' coverage in such states for a two-year period.

         The Asset Purchase Agreement may be terminated prior to the Closing by mutual written consent of the parties, or by either the Company or the sellers following the occurrence of certain conditions or events, including, inter alia, the conditions to Closing set forth in the first paragraph of this subsection not being satisfied or waived prior to August 31, 1997, illegality of the transaction under any law or regulation, or the entry of a decree enjoining the consummation of the transaction. The Company's inability to finance the purchase price is not a condition to its obligation to close the transaction and its failure to close for such reason would constitute a breach by the Company of the Asset Purchase Agreement.


         Financing of Purchase Price

         Financing of the $40,250,000 purchase price will be provided by the Company's net cash of approximately $8,800,000, approximately $26,400,000 from the Company's sale of approximately 24,000,000 shares of Common Stock to the three investor groups, and the balance from a loan by a commercial bank.


         The Investors have entered into an agreement with the Company dated April 30, 1997 (the "Investment Agreement") pursuant to which each Investor has agreed to purchase a 25% equity interest in the Company at a price equal to the net cash or cash equivalents of the Company on the date of closing (the "Investment Closing Date"), after deducting any and all liabilities incurred prior to the Investment Closing Date, other than with respect to the transactions contemplated hereby. It is anticipated that approximately 8,000,000 shares of Common Stock will be issued pursuant to the Investment Agreement to each Investor for approximately $8,800,000, a price of approximately $1.10 per share. The closing under the Investment Agreement is subject, among other conditions, to (i) the approval by the Company's stockholders of the Proposed Acquisition, including the sale of the Common Stock to the Investors, and of the Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock to provide a sufficient number for issuance to the Investors pursuant to the Investment Agreement and eliminating the classified Board of Directors, (ii) the concurrent closing of the transactions contemplated by the Asset Purchase Agreement, and (iii) the election of the nominees set forth in this Proxy Statement as directors of the Company. See "Proposal II - Approval of Restated Certificate of Incorporation" and "Proposal III - Election of Directors." The Investment Agreement may be terminated prior to the Investment Closing Date by mutual consent of all parties or by any party (other than a party in breach of the provisions of the Investment Agreement) in the event the Investment Closing Date does not occur by August 31, 1997.


         In the event an individual Investor dies prior to the Investment Closing Date, the surviving individual Investor will have a three-day option to acquire all or a portion of the shares of Common Stock subscribed for by the deceased Investor and, to the extent such option is not exercised in full, Frontier will acquire all or the balance of such shares. In the event the surviving individual Investor dies prior to the Investment Closing Date, Frontier will be substituted for such deceased Investor and will thereby acquire the shares subscribed for by both individual Investors, or approximately 75% of the Company's equity.

         Under the Investment Agreement, the parties expressly acknowledged that Frontier is actively seeking acquisitions in the insurance industry and that neither Frontier nor its designee to the Company's Board of Directors will have any duty or obligation to present or give notice of any prospective acquisition or acquisition proposal to the Company or the Board. Also, under the Investment Agreement, the Investors have certain "piggyback" registration rights with respect to their shares of Common Stock.

         The Company has received a commitment letter, subject to the usual and customary conditions precedent, from a commercial bank for a five-year revolving loan facility of up to $7,000,000 at a fluctuating rate of interest based on the Eurodollar or other specified form of base rate selected by the Company. The draft loan documents have not yet been received by the Company and will contain usual and customary warranties and representations, covenants, including financial covenants, and events of default.


         Other Agreements

         Pursuant to an ancillary agreement, in the event an Investor, or William J. Barrett or Herbert M. Gardner, nominees for directors of the Company, or any investment banking firm or other entity with which any such party may then be affiliated, originates a financing, merger, acquisition, or similar transaction, the originating party will be entitled to a finder's fee based upon a percentage of the consideration paid in the transaction, ranging from 5% of the first $1,000,000 to 1% of any consideration paid in excess of $4,000,000. In addition, a customary brokerage fee will be paid with respect to originating the acquisition of a portfolio of insurance business.


         Pursuant to an additional ancillary agreement, the Investors and Messrs. Barrett and Gardner have agreed to use their best efforts to cause the Board of Directors of the newly-organized Company subsidiary succeeding to the assets and business of American Country to create an Executive Committee comprised of Messrs. Barrett, Solomon and Peter H. Foley (Frontier's nominee), to review the business of the subsidiary and take action with respect to its operations to the extent consistent with Illinois law. In addition, the Company and Frontier have agreed to structure a fee arrangement to compensate Frontier for its services to the Company and the subsidiary.


Effect of Proposed Acquisition on Company's Outstanding Warrants

         Following consummation of the Proposed Acquisition, the exercise terms of the Company's outstanding common stock purchase warrants (Nasdaq SmallCap:
WTSMW) which expire December 31, 1997, will be adjusted, pursuant to their anti-dilution provisions, to entitle the holder of each warrant to purchase approximately 2.1 shares at approximately $1.85 per share. Currently, each warrant entitles the holder to purchase one share at $4.00 per share.

Description of American Country


         A description of American Country, followed by pro forma financial information of the Company and American Country, is set forth commencing on page 19 of this Proxy Statement. The audited consolidated financial statements of American Country as at December 31, 1996 and for the three years then ended are included herein commencing on page F-1.

         As an insurance company, American Country is subject to extensive regulation and supervision by the Insurance Department of the State of Illinois, the state in which American Country is domiciled and incorporated, which, inter alia, limits the ability of American Country to pay dividends. American Country will constitute the Company's principal business following the Closing and, accordingly, such limitation may, inter alia, adversely affect the Company's ability to service the bank debt incurred to finance the Proposed Acquisition. American Country is also subject to regulation by the insurance departments of the other states in which it is licensed. See "American Country Insurance Company-Regulations".

Company Reports


         Copies of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 (the "10-K Report"), and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "10-Q Report") are attached as Annex B and Annex C, respectively, to this Proxy Statement, and constitute a constituent part hereof. Any statements therein are modified or superseded, for purposes hereof, to the extent that a statement contained herein modifies or supersedes such statement.


         See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," Items 6 and 7, respectively, of the 10-K Report, and the other information appearing therein, and the information appearing in the 10-Q Report.

Accounting Treatment


         For accounting purposes, the transaction is being treated as a reverse acquisition, i.e. as if American Country had acquired the Company, due to the following: (i) Messrs. Solomon and Thomas, who indirectly own 45% of American Country through their ownership interest in New Parent (and previously owned 45% of Old Parent) will own 50% of the outstanding Common Stock of the Company and, accordingly, will have the largest ownership interest in the Company (Frontier will own 25% and the current stockholders of the Company will own the remaining 25%); (ii) the new Board of Directors of the Company will consist of six members, three of whom, Messrs. Solomon, Thomas and Elder, are current directors of American Country and thereby will constitute the largest group represented thereon (Frontier will have one representative, Mr. Peter H. Foley, and the current stockholders will have two representatives, Messrs. Barrett and Gardner); (iii) the executive management of the Company principally will be the executive management of American Country; and (iv) the assets, revenues, net earnings, and current market value of American Country significantly exceed those of the Company. Accordingly, the financial statements of American Country will be reported at historical value and the net assets of the Company will be reported at fair value which is consistent with their book value.


Certain Federal Income Tax Consequences

         The Company will not realize any gain or loss from the issuance of Common Stock to the Investors in consideration for their respective payments under the Investment Agreement.

         The Company's adjusted basis in the assets being acquired (including non-depreciable intangible assets) will be determined by allocating the total consideration paid by the Company among such assets in accordance with allocation rules prescribed by the Internal Revenue Code and the Treasury Regulations thereunder. For these purposes, the total consideration paid will include all liabilities of American Country and ACFS that are assumed by the Company. The Company's holding period in such assets will commence on the date of the Closing.

         The Proposed Acquisition, including the financing contemplated by the Investment Agreement, will not have any federal income tax consequences to the Company's current stockholders.

Required Vote

         Approval of the Proposed Acquisition, which includes approval of the sale of approximately 24,000,000 shares of Common Stock to the Investors for approximately $26,400,000, requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock (3,951,711 shares of the 7,903,421 shares outstanding).


Recommendation of the Board of Directors

         In determining whether to approve the Proposed Acquisition and recommend its approval by the Company's stockholders, the Board of Directors considered a number of factors, including the following:

         [bullet] American Country's history of earnings and that during each of the three years ended December 31, 1996, the consolidated net income, in accordance with generally accepted accounting principles ("GAAP"), of American Country and ACFS increased from $4,265,000 to $4,969,000 to $5,025,000.

         [bullet] That the $40,250,000 purchase price was substantially equivalent to the consolidated book value (GAAP) of American Country and ACFS at December 31, 1996.

         [bullet] The willingness of Frontier, a publicly-held specialty property and casualty insurance company, to participate in the Proposed Acquisition on a pro-rata basis and to assist in the due diligence and in the on-going management of the Company and its business.

         [bullet] The prospects for growth and additional acquisitions in the insurance industry.

         The Company's Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Proposed Acquisition, including the following:

         [bullet] Its limited familiarity with the operations of an insurance company.

         [bullet] The potential conflicts of interest of the Investors.

         [bullet] The cyclical nature of the insurance industry.

         [bullet] American Country's consolidated net loss of $118,000 for the three months ended March 31, 1997, which American Country's management advised was due principally to losses from severe weather conditions in the Chicago area in February 1997 and certain adverse workers' compensation claims.

         In view of the foregoing and such other matters as it deemed relevant, the Board did not consider it necessary to obtain a fairness opinion with respect to the Proposed Acquisition and approved the Proposed Acquisition, the Asset Purchase Agreement and the Investment Agreement as being in the best interest of the Company's stockholders.

         The foregoing discussion of the information and factors considered and given weight by the Company's Board of Directors is not intended to be exhaustive, but is believed to include the material factors considered by the Board. In addition, in reaching the determination to approve the Proposed Acquisition, in view of the wide variety of factors considered in connection with its evaluation, the Company's Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.


         ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ACQUISITION, WHICH INCLUDES APPROVAL OF THE SALE OF APPROXIMATELY 24,000,000 SHARES OF COMMON STOCK TO THE INVESTORS FOR APPROXIMATELY $26,400,000.


         PROPOSAL II - APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION

Background


         The Board of Directors has adopted, subject to stockholder approval, a Restated Certificate of Incorporation, which amends the Company's Certificate of Incorporation (the "Amendments") and restates the Certificate of Incorporation in its entirety as amended to date, inclusive of the Amendments. Certain of the Amendments are required to complete the financing for the Proposed Acquisition and fulfill commitments under the Investment Agreement (increasing the authorized number of shares of Common Stock and declassifying the Board) and the balance, essentially, are "housekeeping" in nature. The Amendments are described below and the form of the Restated Certificate of Incorporation is attached as Appendix D to this Proxy Statement.




         Increase in the Authorized Shares of Common Stock

         The Company presently is authorized to issue 25,000,000 shares of Common Stock, of a par value of $.60 per share. On the Record Date, there were 7,903,421 shares issued and outstanding and 768,117 shares reserved for issuance (including the shares reserved for issuance upon conversion of warrants and exercise of the stock options).



         The Amendments increase the authorized number of shares of Common Stock from 25,000,000 shares to 60,000,000 shares and reduce the par value from $.60 per share to $.01 per share. Such increase is required for the Company to have sufficient shares to complete the sale of shares of Common Stock pursuant to the Investment Agreement. Holders of Common Stock have no preemptive rights.


         Change of Company's Name

         The Amendments change the name of the Company from "The Western Systems Corp." to "American Country Holdings Inc." to better reflect the Company's business.

         Declassification of the Board of Directors

         The Certificate of Incorporation provides for the division of the Board of Directors into three (3) classes, with the directors of each class having staggered three-year terms following the initial classification.

         The Amendments eliminate the division of the Board into classes and provide for a one-year term for all directors. The declassification is required to fulfill a condition of the Investment Agreement.

         "Housekeeping" Amendments

         The Amendments also effect the following "housekeeping" changes:

         (1) Deletion of provisions relating to the specific nature of the Company's business or purposes to be conducted, which are unnecessary;

         (2) Deletion of provisions setting forth the names and addresses of the Company's incorporators, which are unnecessary;

         (3) Deletion of provisions relating to the perpetual existence of the Company, which are unnecessary;


         (4) Deletion of provisions relating to specified powers of the Board of Directors, including the Board's ability to designate one or more committees of the Board, which are unnecessary;


         (5) Deletion of provisions relating to meetings of stockholders being held and books of the Company being kept within or outside of the State of Delaware, which are unnecessary;

         (6) Deletion of provisions regarding the Company's reservation of its right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, which are unnecessary; and

         (7) Revision of provisions relating to the elimination of personal liability of directors and the indemnification of persons acting on behalf of the Company in order to provide the directors with protection from personal liability for their acts on behalf of the Company and provide indemnification to those persons acting on behalf of the Company, to the fullest extent permitted by the Delaware General Corporation Law.

Required Vote


         Approval of the Restated Certificate of Incorporation, which amends and restates the Company's Certificate of Incorporation, requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock (3,951,711 shares of the 7,903,421 shares outstanding).


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION.

                      PROPOSAL III - ELECTION OF DIRECTORS


         The Board of Directors currently consists of seven (7) directors and has been classified into three classes. As a result of this classification of directors, one class of directors is elected each year for a three-year term. If the Restated Certificate of Incorporation is approved, the current directors will resign effective upon the Company's filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), following which, in accordance with the terms of the Restated Certificate of Incorporation, the Board of Directors will no longer be classified. The Company anticipates filing the Restated Certificate of Incorporation as soon as practicable following stockholder approval.

         At the Special Meeting, six (6) unclassified directors are to be elected and to hold office commencing at the Effective Time and until the 1998 Annual Meeting of Stockholders and their successors are duly elected and qualified. The election of the six nominees is a condition to the closing under the Investment Agreement. Peter H. Foley is a designee of Frontier, one of the Investors, and Messrs. Martin L. Solomon and Wilmer J. Thomas, Jr., are the two other Investors. In the event the Proposed Acquisition and Restated Certificate of Incorporation are not approved, Messrs. Foley, Solomon and Thomas and Mr. Edwin W. Elder, III will step down as nominees for directors, and the current directors will remain in office until their successors are duly elected and qualified.

         Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Special Meeting will be voted at the Special Meeting FOR the election of the six (6) nominees named below. In the event any nominee should become unavailable for election for any presently unknown reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors. If a quorum is present, a plurality vote of the total votes cast by the holders of the Common Stock is required to elect the six (6) directors.

         Each nominee's name, age, office with the Company, if any, the year first elected as a director, if currently a director, and certain biographical information are set forth below:

Name                      Age          Position
----                      ---          --------
William J. Barrett         57          Acting Chief Executive Officer,
                                       Acting Assistant Treasurer and
                                       Chairman of the Board

Herbert M. Gardner         57          Director

Martin L. Solomon          60          Director

Wilmer J. Thomas, Jr.      70          Director


Peter H. Foley             49          Director


Edwin W. Elder III         54          Director



         William J. Barrett was elected Acting Chief Executive Officer of the Company in January 1997, has served as a director of the Company since January 1992, as Assistant Treasurer of the Company since August 1992 and as Secretary from August 1992 through January 1997. Mr. Barrett has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. Mr. Barrett is a director of the following publicly-held corporations: Supreme Industries, Inc., a specialized truck body manufacturer; Fredericks of Hollywood, Inc., an apparel marketing company; Shelter Components Corporation, a supplier to the manufactured housing and recreation vehicle industries and a manufacturer of bathroom products; and TGC Industries, Inc., a provider of geophysical services to the oil and gas industries.

         Herbert M. Gardner has been a director since the Company's inception and has been a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. He currently serves as Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, and as a director of the following publicly held corporations: Shelter Components Corporation, a supplier to the manufactured housing and recreational vehicle industries; Nu Horizons Electronics Corp., an electronic component distributor; Transmedia Network, Inc., a marketer of charge cards offering discounts at participating restaurants and on certain other products and services; TGC Industries, Inc., a provider of geophysical services to the oil and gas industries; and Hirsch International Corp., an importer of computerized embroidery machines, developer of application software for such machines and provider of other value added services to the embroidery industry.

         Martin L. Solomon is a private investor. From 1989 to 1996, Mr. Solomon was a director and Vice Chairman of Great Dane Holdings Inc. ("Old Parent" - See Proposal I Acquisition of American Country - Background), formerly in the businesses of manufacturing truck trailers and automobile stampings, leasing taxis and, through American Country, property and casualty insurance. Mr. Solomon is a director of the following publicly-held corporations: XTRA Corporation, a transportation equipment leasing company, DLB Oil & Gas, Inc., an oil exploration and production company, Hexcel Corp., a manufacturer of composites, and Telephone and Data Systems, Inc., a diversified telecommunications company.


         Wilmer J. Thomas, Jr. is a private investor and financial consultant. From 1989 to 1996, Mr. Thomas was a director and Vice Chairman of Great Dane Holdings Inc. ("Old Parent" - See Proposal I - Acquisition of American Country - Background), formerly in the businesses of manufacturing truck trailers and automobile stampings, leasing taxis and, through American Country, property and casualty insurance. Mr. Thomas is a director of Moore Medical Corp., a publicly held pharmaceutical and surgical supply company.

         Peter H. Foley has been Executive Vice President of Frontier since October 1996, and from June 1995 to October 1996 served as a Vice President of Frontier. Mr. Foley served as Vice President of Aegis Security Insurance Company from September 1993 to June 1995, as Executive Vice President and co-founder of Connecticut Surety Insurance Company from May 1993 to September 1993, and as Senior Vice President of E.W. Blanch, Inc. from November 1991 to May 1993. Mr. Foley has served in various executive officer positions in the insurance industry for more than 22 years.

         Edwin W. Elder III has been President and a director of American Country since 1993. From 1985 to 1993, he served as Senior Vice President of Operations for Employers' Health Insurance Company and IDS Property Casualty. Mr. Elder has 26 years of experience in the insurance industry and started his career with State Farm Insurance Company after leaving the United States Army, where he attained the rank of Captain. He is a CPCU (Chartered Property & Casualty Underwriter) and an FLMI (Fellow Life Management Institute).

         Mr. Foley, Frontier's Executive Vice President In Charge of Mergers, Acquisitions and New Business, is Frontier's designee to the Board of Directors. Pursuant to the Investment Agreement, Mr. Foley expressly has no duty to give notice of any prospective acquisition or acquisition proposal to the Company or the Board, and may pursue such acquisition on Frontier's behalf. See "Proposal I
- Acquisition of American Country - Terms of the Proposed Acquisition."


Meetings and Committees of the Board of Directors

         For the fiscal year ended December 31, 1996, there were four meetings of the Board of Directors. In addition, members of the Board of Directors consulted regularly with each other and from time to time acted by unanimous written consent without a meeting. No director attended fewer than 75% of the aggregate total number of meetings held by (i) the Board during the period in 1996 in which he was a director and (ii) all committees of the Board in which he served in 1996 during the period he served on such committees. The Board of Directors does not presently have a standing audit or nominating committee, the customary functions of such committees being performed by the entire Board of Directors.

         The Compensation and Stock Option Committee, which during 1996 consisted of William J. Barrett, C. Scott Bartlett, Jr., and Richard O. Starbird, makes recommendations to the Board of Directors regarding compensation of executive officers and administration of the Company's 1992 Stock Option Plan. It acted two times by unanimous written consent without a meeting during 1996.

Company Reports

         A copy of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 (the "10-K Report") is attached as Annex B to this Proxy Statement. Any statements contained therein are modified or superseded, for purposes hereof, to the extent that a statement contained herein modifies or supersedes such statement.

         See "Market for the Registrant's Common Equity and Related Stockholder Matters" and "Executive Compensation," Items 5 and 11, respectively, of the 10-K Report, together with the other information appearing therein.


Required Vote

         The affirmative vote by the holders of a plurality of the shares of Common Stock present at the meeting in person or represented by proxy is required for the election of directors.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE SIX (6) NOMINEES TO SERVE AS MEMBERS OF THE BOARD OF DIRECTORS AFTER THE SPECIAL MEETING.

                  PROPOSAL IV - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         Subject to ratification by the stockholders, the Board of Directors intends to appoint Ernst & Young LLP, the independent auditors for American Country, as independent auditors for the year ending December 31, 1997, replacing Lazar, Levine and Company LLP, the Company's current independent auditors, after the Closing of the Proposed Acquisition. The reports of Lazar, Levine and Company LLP with respect to the Company's financial statements for its prior two fiscal years did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company had no disagreements with Lazar, Levine & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, but in view of the Proposed Acquisition, decided, upon the recommendation of its Board of Directors, it would be advisable to retain Ernst & Young LLP, American Country's independent auditors, as its independent auditors after the Closing of the Proposed Acquisition.


         It is anticipated that a representative of Lazar, Levine & Company LLP and of Ernst & Young LLP will be present at the Meeting to make a statement if they desire to do so and to answer appropriate questions.

Required Vote

         Ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company requires the affirmative vote by the holders of a majority of the shares of Common Stock present at the meeting in person or represented by proxy.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PLANNED APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of five percent or more thereof,
(ii) each director of the Company, (iii) its Chief Executive Officer and (iv) all executive officers and directors as a group. All persons identified below as holding options and/or Common Stock purchase warrants (the "Warrants") are deemed to be beneficial owners of shares of Common Stock subject to such options or purchasable upon exercise of such Warrants by reason of their right to acquire such shares within 60 days after the Record Date through the exercise of such options and/or the Warrants.

                   Name and Address                Shares           Percentage
                of Beneficial Owner (1)      Beneficially Owned      Of Class
                -----------------------      ------------------      --------

Stuart M. Pellman
    c/o Transmedia Network Inc.
    475 Sansome Street
    San Francisco, California  94111......        538,480(2)           6.2%

Herbert M. Gardner(3).....................        447,254(4)           5.2%

William J. Barrett(3).....................        691,008(5)           8.0%

MassMutual Corporate Investors
    1295 State Street
    Springfield, MA  01111................        698,707(6)           8.1%

C. Scott Bartlett, Jr.....................         56,281(7)            *

Howard Grafman............................        174,467(8)           1.7%

Richard O. Starbird.......................        110,997(9)           1.3%

Paulette W. Grafman.......................        174,467(10)          1.7%

All Directors and Executive Officers
  as a Group (7 persons)..................      2,018,487(11)         23.4%

----------------
*        Less than 1%
(1) All of such persons and entities have sole investment and voting power over the shares listed as being beneficially owned by them.

(2) Includes (i) 287,500 shares subject to options and (ii) 132,646 shares owned by an individual retirement account of which Mr. Pellman is the beneficiary (including 8,823 shares underlying Warrants).

(3) Address is c/o Janney Montgomery Scott Inc., 26 Broadway, New York, New York 10005.

(4) Includes (i) 6,000 shares underlying Warrants, (ii) 42,321 shares beneficially owned by Mr. Gardner's spouse (including 7,352 shares underlying Warrants), (iii) 8,333 shares owned by an individual retirement account of which Mr. Gardner is the beneficiary, and (iv) 256,298 shares owned by Mr. Gardner's qualified plan (including 22,058 shares underlying Warrants). Mr. Gardner disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(5) Includes (i) 38,705 shares underlying Warrants, (ii) 137,860 shares beneficially owned by Mr. Barrett's spouse (including 17,646 shares underlying Warrants), and (iii) 405,597 shares owned by Mr. Barrett's qualified plan (including 44,117 shares underlying Warrants). Mr. Barrett disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(6)      Based upon Amendment No. 1 dated June 5, 1995 to a Statement on
         Schedule 13G filed with the Commission by MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners in which the three entities indicate that they may be regarded as a group. MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners beneficially own 405,590, 54,000 and 56,000 shares of Common Stock respectively. MassMutual Corporate Investors also holds Warrants to purchase 183,117 shares of Common Stock, of which it may be deemed the beneficial owner. The Boards of Directors of each of MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners have sole investment and voting power over the respective securities of the Company held by each such entity. MassMutual Corporate Investors and MassMutual Participation Partners are each closed-end mutual funds whose shares are traded on the New York Stock Exchange.

(7) Includes (i) 8,399 shares held jointly with Mr. Bartlett's spouse, (ii) 36,000 shares subject to options and (iii) 5,882 shares underlying Warrants held jointly with Mr. Bartlett's spouse.

(8) Includes (i) 6,000 shares subject to options, (ii) 17,205 shares underlying Warrants, (iii) 5,000 shares held by Radio First International, Inc., of which Mr. Grafman is a principal stockholder,
         (iv) 25,000 shares held by spouse and (v) 4,705 shares underlying Warrants held by spouse.

(9) Includes (i) 16,000 shares subject to options, and (ii) 14,705 shares underlying Warrants.

(10) Includes (i) 4,705 shares underlying Warrants, (ii) 121,557 shares owned by spouse and a company in which spouse is a principal stockholder and (iii) 23, 205 shares underlying warrants and options held by spouse.

(11) Includes an aggregate of 345,500 shares subject to options and 370,315 shares underlying Warrants.

         On the Record Date, the outstanding Common Stock was held by 393 registered stockholders.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office by December 31, 1997.


                                  OTHER MATTERS

         Management does not know of any matter to be brought before the Special Meeting other than as described above. In the event any other matter properly comes before the Special Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                       AMERICAN COUNTRY INSURANCE COMPANY


General


         American Country is a property and casualty insurance company, domiciled in the State of Illinois, underwriting and marketing commercial, specialty and personal lines of insurance. Commercial lines, principally workers' compensation, multi-peril, and auto liability and physical damage, accounted for approximately 46.8% of American Country's direct premiums written in 1996, and the related policies were marketed, inter alia, to artisan contractors and distributors, restaurants and transportation companies. Specialty lines, principally liability and collision coverage for taxicabs and limousine companies in the City of Chicago and surrounding suburbs, accounted for approximately 39.1% of 1996 direct written premiums, and personal lines, primarily auto and homeowners' policies, accounted for the balance. American Country is a licensed insurer in the States of Illinois, Indiana, Michigan, Wisconsin and Iowa, and is admitted as an excess and surplus lines carrier in 28 states. ACFS, its wholly-owned subsidiary, operates principally as a premium finance company. American Country is rated A- (Excellent) by A.M. Best Company.

         American Country's combined ratio for 1996 was 101.8%. The combined ratio is the aggregate of an insurance company's loss ratio and expense ratio and is the traditional measure of underwriting experience for insurance companies. Generally, if the combined ratio is below 100%, an insurance company has an underwriting profit and if it is above 100%, the insurer has an underwriting loss.

         In December 1996, Messrs. Markin, Tessler, Solomon and Thomas, the shareholders of Great Dane Holdings Inc. ("Old Parent"), the then parent company of American Country, sold their shares of Old Parent for cash and the Notes to CRA. As a result of CRA's inability to sell American Country by April 18, 1997, pursuant to the terms of the agreement whereby CRA acquired the shares of Old Parent, the American Country shares were transferred to American Country Holdings Corp. ("New Parent"), a corporation specifically organized by Messrs. Markin, Tessler, Solomon and Thomas to receive such shares. In accordance with the terms of the original agreement, New Parent, whose shareholders are Messrs. Markin, Tessler, Solomon and Thomas, assumed the obligations under the Notes.

Selected Financial Data


                                         Three Months Ended
Income Statement Data:                       March 31,                           Year Ended December 31,
------------------------------------- ------------------------ -----------------------------------------------------------
                                         1997          1996      1996         1995         1994         1993        1992
                                      ------------ ----------- --------- ------------ ------------ ------------ ----------
                                            (Unaudited)                                                  (Unaudited)
                                                      (Dollar amounts in thousands, except per share data)
 Revenues:
 Gross premiums written  ............   $38,055        $37,731   $67,827      $64,897      $57,635   $   46,085    $45,115
                                        ========    ==========  ========  ===========  ===========  =========== ===========
 Net premiums written ...............   $35,833        $36,253   $60,759      $57,544      $50,652   $   40,732    $39,237
                                        ========    ==========  ========  ===========  ===========  =========== ===========
 Net premiums earned  ...............   $14,823        $15,231   $60,550      $56,909      $48,312   $   40,836    $40,347
 Net investment income   ............     2,004          1,667     7,032        6,465        5,600        6,462      7,341
 Realized capital gains (losses)  ...       (27)           679       915          222          282           47          2
 Other income   .....................       100             65       219          150          107                      44
                                        --------    ----------  --------  -----------  -----------  ----------- -----------
     Total revenues   ...............    16,900         17,642    68,716       63,746       54,301       47,774     47,734
 Expenses:
 Losses and loss adjustment
 expenses ...........................    13,526         12,490    48,845       45,305       38,925       32,739     32,365
 Amortization of policy acquisition
  costs, underwriting, and other
  expenses   ........................     3,826          2,837    12,860       11,185        9,639        9,143      8,655
 Other expense  .....................        25             60         0            0            0           68        265
                                        --------    ----------  --------  -----------  -----------  ----------- -----------
     Total expenses   ...............    17,377         15,387    61,705       56,490       48,564       42,562     41,285
                                        --------    ----------  --------  -----------  -----------  ----------- -----------
Income (loss) before income taxes ...      (477)         2,255     7,011        7,256        5,737        5,212      6,449
Income taxes ........................      (359)           734     1,986        2,287        1,472        1,353      1,986
                                        --------    ----------  --------  -----------  -----------  ----------- -----------
     Net Income (Loss)   ............      (118)         1,521     5,025        4,969        4,265        3,859      4,463
                                        ========    ==========  ========  ===========  ===========  =========== ===========
Net income (loss) per share .........  ($  4.72)        $60.84   $201.00      $198.76      $170.60   $   154.36    $178.52
                                        ========    ==========  ========  ===========  ===========  =========== ===========
Cash dividends declared per share ...   $  0.00        $100.00   $100.00      $120.00      $120.00   $   120.00     $40.00
                                        ========    ==========  ========  ===========  ===========  =========== ===========



Balance Sheet Data:                        March 31,                         December 31,
------------------------------------ --------------------- -----------------------------------------------------
                                       1997       1996       1996       1995       1994       1993       1992
                                     ---------- ---------- ---------- ---------- ---------- ---------- ---------
                                          (Unaudited)                                           (Unaudited)
                                                            (Dollar amounts in thousands)
Total investments .................. $110,808   $109,725   $114,237   $113,687   $ 91,094   $ 90,837    84,616
Total assets   .....................  170,888    159,287    151,790    140,627    123,173    126,980   128,499
Reserves for gross unpaid losses
 and loss adjustment expenses  .....   88,120     78,975     90,965     81,633     73,209     73,922    75,780
Total liabilities ..................  131,462    121,606    111,353    100,560     89,322     92,261    94,681
Total capital  .....................   39,426     37,681     40,437     40,067     33,851     34,719    33,818

Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

      Quarter Ended March 31, 1997 Compared to Quarter Ended March 31, 1996

Premium revenues

         The 2.7% decrease in net premiums earned was primarily attributable to an 18.9% decrease in the commercial lines, partially offset by a 14.9% increase in the specialty transportation lines and a 7.5% increase in the personal lines.

         The decrease in net premiums earned in the commercial lines was attributable to a decrease in workers' compensation and commercial multiple peril policies written due to price competition.

         The increase in net premiums earned in the specialty transportation lines was due to an increase in number of taxis insured for the Yellow Cab Company and Checker Taxi Association and an increase in the number of policies written for other taxi operators and medallion-owner members.

         The increase in net premiums earned in the personal lines was primarily attributable to a 27.3% increase in homeowners' coverage and a 1.5% increase in auto coverage, both attributable to an increase in the number of policies written.

Investment income

         Net investment income before capital gains and losses increased 20.2% due principally to an increase in invested assets resulting from cash inflow from regular operations and an increase in interest rates. Capital losses of $27,667 were realized compared to realized capital gains of $678,981 in the first quarter of 1996. The average effective yield on investments, excluding capital gains and losses, was 7.3%.

Other income

         Other income, primarily financial service revenues, increased due to increased premium finance fees and related interest.


         Total revenues for the 1997 quarter decreased 4.2% from the comparable 1996 quarter as a result of the above.

Expenses

         Total expenses increased by 12.9%, primarily attributable to an 8.3% increase in loss and LAE and a 32.9% increase in amortization of policy acquisition costs, underwriting and other expenses. The 8.3% increase in loss and LAE was primarily attributable to a catastrophe loss in the personal lines homeowners' coverage due to adverse weather conditions and to a deterioration in loss reserve development in the commercial lines, principally in workers' compensation. The 32.9% increase in amortization of policy acquisition costs, underwriting and other expenses was primarily attributable to an increase in direct commission expense, salary and benefits, rent expense, legal and accounting costs associated with the sale of the Company, and premium taxes.

Net loss

         The foregoing changes resulted in a net loss after taxes of $118,000 for the 1997 quarter compared to net income after taxes of $1,521,000 for the 1996 quarter.


                Calendar Year 1996 Compared to Calendar Year 1995

Premium revenues

         The 6.4% growth in net premiums earned was primarily attributable to a 43.5% increase in the personal lines and a 12% increase in the specialty transportation lines, partially offset by a 5.6% decrease in the commercial lines.

         The increase in net premiums earned in the personal lines was primarily attributable to a 112.5% growth in homeowners' coverage due to an increase in the number of policies written, and to a 28.1% increase in auto coverage attributable to rate increases on new and renewal business.

         The increase in net premiums earned in the specialty transportation lines was due to a net increase in the number of taxis insured for the Yellow Cab Company and Checker Taxi Association and an increase in the number of policies written for other taxi operators and medallion-owner members.

         The decrease in net premiums earned in the commercial lines was attributable to a decrease in the workers' compensation line due to price competition, partially offset by an increase in the number of commercial multiple peril policies written.

Investment income

         Net investment income before capital gains and losses increased 8.8% due principally to an increase in invested assets resulting from cash inflow from regular operations. Realized capital gains increased 312.1% due to favorable market conditions. The average effective yield on investments, excluding capital gains and losses, was 6.2%, a nominal decrease from 1995.

Other income

         Other income, primarily financial service revenues, increased 18.7% as a result of increased premium finance fees and related interest.


         Total revenues for the 1996 year increased 7.8% over the 1995 year as a result of the foregoing.

Expenses

         Total expenses increased by 9.2% primarily attributable to a 7.8% increase in loss and LAE and a 15% increase in amortization of policy acquisition costs, underwriting and other expenses. The 7.8% increase in loss and LAE was primarily attributable to a catastrophe loss in the personal lines homeowners' coverage due to adverse weather conditions and to continued deterioration in loss reserve development in the commercial lines, principally workers' compensation and commercial multiple-peril. This increase in loss and LAE was partially offset by the favorable reserve development in the specialty transportation lines, principally in the Yellow Cab Company and Checker Taxi Association programs. The 15% increase in amortization of policy acquisition costs, underwriting and other expenses was primarily attributable to an increase in direct commission expense resulting from increased premium writings, salary and benefits, rent expense, marketing expense and premium taxes.

Net income

         The foregoing changes resulted in net income after taxes of $5,025,000 for the year ended 1996, a 1.1% increase over 1995.


                Calendar Year 1995 Compared to Calendar Year 1994

Premium revenues

         The 17.8% growth in net premiums earned was primarily attributable to a 56.0% increase in the personal lines, a 17.4% increase in the commercial lines and an 11.4% increase in the specialty transportation lines.

         The increase in net premiums earned in the personal lines was primarily attributable to a 108.7% growth in homeowners' coverage due to an increase in the number of policies written, and to a 47.7% increase in auto coverage attributable to rate increases and an increase in the number of policies written.

         The increase in net premiums earned in the specialty transportation lines was due to an increase in number of taxis insured for the Yellow Cab Company and Checker Taxi Association and an increase in the number of policies written for other taxi operators and medallion-owner members.

         The increase in net premiums earned in the commercial lines was attributable to an increase in the number of workers' compensation, commercial multiple-peril, general liability and auto liability policies written.

Investment income

         Net investment income before capital gains and losses increased 15.5% due principally to an increase in invested assets resulting from cash inflow from regular operations. Realized capital gains decreased 21.3% as a result of the greater amount of capital losses realized in 1995. The average effective yield on investments, excluding capital gains and losses, increased to 6.3% from 6.2%.

Other income

         Other income, primarily financial service revenues, increased 40.2% as a result of increased premium finance fees and related interest.


         Total revenues for the year ended 1995 increased 17.4% over 1994 as a result of the foregoing.

Expenses

         Total expenses increased by 16.3% primarily attributable to a 16.4% increase in loss and LAE and a 16% increase in amortization of policy acquisition costs, underwriting and other expenses. The 16.4% increase in loss and LAE was 1.4% lower than that of net premiums earned and was attributable to favorable development in the specialty transportation lines, principally in the Yellow Cab Company and Checker Taxi Association programs, partially offset by an increase in the number of exposures in all lines of business. The 16% increase in amortization of policy acquisition costs, underwriting and other expenses was primarily attributable to an increase in direct commission expense resulting from increased premium writings, salary and benefits, rent expense, marketing expense, equipment expense and premium taxes.

Net income

         The foregoing changes resulted in net income after taxes of $4,969,000 for the 1995 year, a 16.5% increase over 1994.

Liquidity and Capital Resources

         The Company is an insurance company that must maintain liquidity and capital resources to pay claims and expenses as they become due. The primary source of liquidity for the Company is generated from insurance premiums, investment income, proceeds from the sales and maturities of portfolio investments and fee income. The principal expenditures are for payment of losses and LAE, underwriting and other operating expenses, commissions, and dividends to shareholders and policyholders. The Company believes its sources of liquidity are sufficient to meet its cash requirements.

         The Company maintains a liquid operating position and follows investment guidelines that are intended to provide an acceptable return on investment while preserving capital, maintaining sufficient liquidity to meet obligations and maintaining a sufficient margin of capital and surplus to ensure the Company's unimpaired ability to write insurance.

         Net cash flows have varied over the years, ranging from $3,256,000, to ($500,000) and $375,000 for the years ended December 31, 1996, 1995 and 1994, respectively. For the quarter ended March 31, 1996, the Company had a negative cash flow of $806,000.

         The Company paid cash dividends to its parent in 1996, 1995 and 1994 of $2.5 million, $3 million and $3 million, respectively. No cash dividends were paid during the quarter ended March 31, 1997.

Insurance Lines

         The following table sets forth the direct premiums written by principal lines of business over the last three years and the respective percentages of total premiums represented thereby for each of such years.

                                          For the Year Ending December 31,
                                    --------------------------------------------
                                         1994           1995          1996
                                    -------------  -------------   -------------
Personal Lines:                              (Dollar amounts in thousands)
 Auto............................. $3,718   6.6%   $5,442   8.7%  $6,414    9.6%
 Homeowners'......................    688   1.2     1,885   2.9    3,007    4.5
                                   ------   ----   ------  ----   ------    ---
    Total Personal Lines..........  4,406   7.8     7,327  11.6    9,421   14.1

Commercial Lines:
 Workers' Compensation............ 16,553  29.3    17,004  27.1   15,821   23.7
 Auto1............................  3,813   6.8     4,351   6.9    4,336    6.5
 Multi-Peril......................  7,997  14.2     8,216  13.1    9,008   13.5
 Other Liability..................  1,759   3.1     2,012   3.2    1,941    2.9
 Fidelity & Surety................    243   0.4        97   0.2      (46)  (0.1)
 Fire.............................     51   0.1       141   0.2       51    0.1
 Allied Lines.....................     35   0.1        75   0.1       37    0.1
 Inland Marine....................     97   0.2        69   0.1       62    0.1
                                   ------   ----   ------  ----   ------    ---
    Total Commercial Lines........ 30,548  54.2    31,965  50.9   31,210   46.8

Specialty Lines:
 Yellow Cab Taxi Liability........ 10,542  18.7    10,347  16.5   10,635   16.0
 Yellow Cab Affiliation Liability.     --    --        --    --       78    0.1
 Checker Taxi Association
   Liability......................  5,030   8.9     6,191   9.8    7,587   11.4
 Independent Taxi Collision.......  1,770   3.1     1,870   3.0    1,952    2.9
 Suburban Taxi Liability..........  1,774   3.1     2,602   4.1    3,679    5.6
 Other City Taxi Liability........     56   0.1       607   1.0      671    1.0
 Limousine Liability(1)...........  2,299   4.1     1,926   3.1    1,342    2.0
 Other Taxi Physical Damage(2)....     --   --         25   0.0       47    0.1
                                   ------   ----   ------  ----   ------    ---
    Total Specialty Lines......... 21,471  38.0    23,568  37.5   25,991   39.1
                                   ------   ----   ------  ----   ------    ---

Total Direct Premiums Written.....$56,425  100%   $62,860  100%  $66,622   100%
                                   ======   ====   ======  ====   ======    ===
--------
(1) Includes liability and physical damage.

(2) Includes suburban and city taxi physical damage.

Commercial

         The following sets forth the various commercial business risks, categorized by business group, that American Country underwrites.


         Business Services

               Office Machine Repair
               Copying and Duplicating
               Printing
               Mailing and addresses
               Locksmiths

         Commercial Real Estate

               Shopping Centers
               Industrial Parks
               Office Buildings
               Condominium Associations

         Manufacturers

               Food Processors
                    (Excluding alcoholic beverages)
               Fabricated Metal Products
                    (Exclusive of auto and aircraft
                    applications)
               Fabric Manufacturers
               Paper Products
               Plastics
               Furniture, Fixtures and Ceramics

         Construction

         Artisan Contractors in the fields of:
               Plumbing
               Electrical
               Concrete Flat Work
               HVAC
               Masonry
               Wallboard
               Carpentry
               Office Buildout
               Landscape
               Painting
               Siding
               Exterior Work - not to exceed 2 stories

         Wholesale/Retail/Distributors

         New Building Materials Equipment and Supplies
               Hardware
               Plumbing and Heating
               Office Machines, Supplies, Paper
               Food and Beverages
               Home Furnishings/Contents
               "Mainstreet" USA Businesses

Specialty


         The specialty lines segment consists principally of liability and collision coverage for taxicabs and limousine companies in the City of Chicago and surrounding suburbs. Until December 1996, the specialty lines segment consisted of Yellow Cab Company ("Yellow Cab") and other transportation risks. See " - Affiliated Operations." Yellow Cab taxi liability, which accounted for $10.6 million of direct premiums written in 1996, declined as a percentage of total direct premiums from 18.7% in 1994 to 16.0% in 1996. Other specialty line risks include liability and physical damage coverage to independent medallion-owners who are members of the Checker Taxi Association of Chicago (the "Checker Taxi Association"). American Country has entered into long-term contracts with Yellow Cab and the Checker Taxi Association to provide them with taxicab-related coverages. Liability coverage is also provided to other taxi operators that conduct business in the City of Chicago or other communities throughout Illinois, including the Korean American Association for its independent medallion-owner members.

Personal

         American Country's personal lines business consists of both standard and preferred risks and insures medium-value homes, automobiles and personal property.

ACFS

         ACFS operates principally as a premium finance company under the regulations of the Illinois Department of Insurance, financing commercial and personal insurance premiums and providing collateral loan financing to members of the Checker Taxi Association. For the year ended December 31, 1996, ACFS realized net income of $157,836, a 1.3% decrease from 1995.

Marketing

         American Country relies on in-house personnel to produce its Yellow Cab taxi liability, Yellow Cab Affiliation liability, Checker Taxi Association liability and independent taxi collision insurance policies, and independent agents to market its other insurance products. All agents are required to achieve a first-year quota of $200,000 of premiums written, increasing to $500,000 in the early years of representation. American Country does not contract with agents writing a predominance of non-standard or surplus line business.


         At December 31, 1996, American Country had approximately 85 independent agents, a majority of whom worked exclusively in personal lines and most of whom were located in Chicago and the surrounding suburbs. Until early 1994, American Country's agents were located solely in the metropolitan Chicago area. At present, American Country has five agents in the major downstate Illinois cities of Peoria, Rockford, Springfield, Decatur and Champaign, four agents in Indiana (Indianapolis, South Bend, Elkhart and Fort Wayne), and five agents in Wisconsin.


Affiliated Operations

         Prior to December 1996, American Country was affiliated with Yellow Cab, to whom it provided automobile liability, physical damage and workers' compensation coverage on an "arm's-length" basis. American Country has entered into a long-term contract with Yellow Cab to continue to provide such insurance coverage to Yellow Cab. Yellow Cab is the largest taxicab fleet owner in Chicago, leasing taxicab licenses and vehicles to independent taxi operators.

Product Pricing

         American Country's insurance products are priced by its staff of 13 underwriters who are based in American Country's home office and are involved in risk selection, pricing and renewal analysis. The underwriters use a computerized pricing index which incorporates statistical information provided by the Insurance Services Office for particular products and the National Council on Compensation Insurance for workers' compensation insurance products.

Loss and LAE Reserves


         Significant periods of time may elapse between the occurrence of an insured loss, the reporting of the loss to American Country and its payment of such loss. To recognize liabilities for unpaid losses, American Country establishes reserves, which are balance sheet liabilities representing estimates of the amounts needed to pay claims and related expenses with respect to insured events which have occurred, including those not yet reported ("IBNR").


         All claims are investigated, supervised and adjusted by American Country's claims department, which selects counsel and outside adjusting firms, if required, and monitors each claim and approves any settlement. Claims are assigned to independent adjusters only if it is geographically impractical to service the claim from American Country's Chicago office or if the claim requires specialized skills. American Country has an in-house law firm of 13 attorneys with a 16 person support staff to handle all aspects of defense litigation. Automated systems enable American Country to pay valid claims within two days of receiving a payment request from a client. American Country believes claims management is critical to controlling the amount of paid losses.


         American Country utilizes the Hovinen Method to project ultimate accident year loss reserves and to help evaluate underwriting performance and set pricing rates. The Hovinen Method is a blend of two commonly used methods: the Bornhuetter/Ferguson method and the loss development method. The Bornhuetter/Ferguson method projects IBNR by combining a forecast of loss ratios for each accident year with an actuarial analysis of historical loss emergence by accident year. The loss development method models the patterns by which losses have been reported over time (known as loss development triangles) for each of American Country's classes of business, and extrapolates the current value of losses reported to an ultimate expected value.

         The reserves for losses and loss adjustment expenses ("LAE") are estimated using loss evaluations and actuarial projections and represent estimates of the ultimate net cost of all unpaid losses and LAE incurred through December 31 each year. These estimates are subject to the effect of trends in claims severity and frequency and are continually reviewed. As part of this process, historical data are reviewed and consideration is given to the anticipated impact of various factors, such as legal developments, changes in social attitudes, and economic conditions, including the effects of inflation. As experience develops and other data becomes available, these estimates are revised, as required, resulting in increases or decreases in reserves for insured events of prior years. Future adjustments, if any, will be reflected in the results of operations in the period in which recognized. American Country does not discount its reserves either on the basis of generally accepted accounting principles ("GAAP") or statutory accounting principles ("SAP").


         American Country performs an independent comprehensive loss reserve review annually, as well as a quarterly interim analysis that compares the actual and expected reported losses in that quarter.

         The following table sets forth a reconciliation of beginning and ending loss and LAE reserve balances, net of reinsurance ceded, for each of the three years in the period ended December 31, 1996 and for the quarter ended March 31, 1997.

                                                                                            Year Ended December 31,
                                                                                   ------------------------------------------
                                                                     March 31,
                                                                       1997          1996           1995           1994
                                                                     -----------   ------------   ------------   ------------
                                                                                  (Dollar amounts in thousands)
Reserve for unpaid losses and LAE, net of reinsurance
 recoverables, at beginning of year ..............................   $  79,449      $  74,582      $  66,494      $  64,274
Add:
Provision for losses and LAE for claims occurring in the
 current year, net of reinsurance   ..............................      17,139         51,246         51,438         46,366
Increase in estimated losses and LAE for claims occurring
 in prior year, net of reinsurance  ..............................      (3,569)        (2,403)        (6,340)        (7,711)
                                                                      ---------      ---------      ---------      ---------
Incurred losses during the current year, net of reinsurance       .     13,570         48,843         45,098         38,655
Deduct:
Losses and LAE payments for claims, net of reinsurance,
 occurring during:
  Current year ...................................................       3,204         18,067         17,763          7,047
  Prior years  ...................................................       9,749         25,909         19,247         29,388
                                                                      ---------     ---------      ---------      ---------
                                                                        12,953         43,976         37,010         36,435
Reserve for unpaid losses and LAE, net of reinsurance
 recoverables, at end of year ....................................   $  80,066      $  79,449      $  74,582      $  66,494
                                                                     ---------      ---------      ---------      ---------
Reinsurance recoverable on unpaid losses and LAE at end
 of year (following adoption of FAS 113)  ........................       8,054         11,516          7,051          6,715
                                                                     ---------      ---------      ---------      ---------
Reserve for unpaid losses and LAE gross of reinsurance
 recoverables at end of year  ....................................   $  88,120      $  90,965      $  81,633      $  73,209
                                                                     =========      =========      =========      =========

         The Company's net reserves for unpaid losses and LAE, net of related reinsurance recoverable, at December 31, 1995, 1994 and 1993 were decreased by $2.4 million, $6.3 million and $7.7 million, respectively, for claims that had occurred on or prior to the balance sheet dates. No premiums have been accrued as a result of the changes to prior-year loss and LAE reserves.

         The $2.4 million, $6.3 million and $7.7 million net decrease in prior years' reserves in 1996, 1995 and 1994, respectively, was the result of continued favorable claims development in the specialty lines of business. The increase in reinsurance recoverable in 1996 was due to an increase in losses in the personal lines of business attributable to a catastrophic loss due to adverse weather conditions.

         The following table reflects the Company's loss and LAE reserves development, net of estimated subrogation recoverable, through December 31, 1996 for each of the preceding ten years.

                                           Year Ended December 31,
                               -------------------------------------------------
                                 1987         1988         1989         1990
                               ---------- ------------ ------------ ------------
                                           (Dollars in thousands)
                               -------------------------------------------------
Reserve for loss and loss
 expenses net of
 reinsurance recoverables       30,222       38,108       43,263       49,526
Reserve re-estimate as of:
 One year later   ............  30,736       40,399       46,561       50,581
 Two years later  ............  33,705       41,923       46,102       54,463
 Three years later   .........  32,423       42,248       48,083       55,729
 Four years later ............  32,550       45,594       48,901       61,593
 Five years later ............  33,035       43,215       53,248       57,585
 Six years later  ............  34,320       46,906       50,802       58,008
 Seven years later   .........  36,904       45,205       51,364
 Eight years later   .........  35,825       45,739
 Nine years later ............  36,370
Cumulative redundancy
 (deficiency)  ...............  (6,148)      (7,631)      (8,101)      (8,482)
Percentage  ..................   -20.3%       -20.0%       -18.7%       -17.1%
Reserve for claims and
 expenses, direct ............
Reinsurance recoverables   .
Reserve for claims and
 expenses, net ...............

                                   1991         1992         1993       1994        1995     1996
                               ------------ ------------ ------------ --------- ----------- -------
Reserve for loss and loss
 expenses net of
 reinsurance recoverables         57,846       62,234       64,274     66,494      74,582     79,450
Reserve re-estimate as of:
 One year later   ............    56,477       61,651       71,985     60,154      75,524
 Two years later  ............    58,410       70,729       66,535     64,441
 Three years later   .........    66,260       64,482       68,338
 Four years later ............    61,351       64,816
 Five years later ............    61,694
 Six years later  ............
 Seven years later   .........
 Eight years later   .........
 Nine years later ............
Cumulative redundancy
 (deficiency)  ...............    (3,848)      (2,582)      (4,064)     2,053        (942)
Percentage  ..................      -6.7%        -4.1%        -6.3%       3.1%       -1.3%
Reserve for claims and
 expenses, direct ............                 75,780       73,922     73,209      81,633     90,965
Reinsurance recoverables   .                   13,546        9,652      6,716       7,051     11,515
                                            ---------    ---------    --------   --------    -------
Reserve for claims and
 expenses, net ...............                 62,234       64,270     66,493      74,582     79,450
                                            =========    =========    ========   ========    =======

Cumulative amount of
 losses paid, net of
 reinsurance recoverables
 through:

                                                        Year Ended December 31,
                      --------------------------------------------------------------------------------------
                       1987     1988      1989     1990     1991      1992      1993     1994    1995   1996
                      ------   -------   ------- ------    -------    -----    -----     ----    ----   ----
                                                       (Dollars in thousands)
                      --------------------------------------------------------------------------------------
 One year later   ...  7,000   11,234    12,747   16,627   16,934     19,411    29,388   19,247   25,910
 Two years later  ... 13,835   19,174    23,287   26,737   29,294     41,900    40,619   34,909
 Three years later... 19,603   26,403    29,819   35,998   47,613     49,391    50,957
 Four years later ... 24,443   31,054    36,807   49,089   51,971     56,958
 Five years later ... 27,560   36,490    47,662   51,834   57,586
 Six years later  ... 31,684   44,535    48,417   55,898
 Seven years later... 35,465   43,793    50,161
 Eight years later... 34,716   44,938
 Nine years later ... 35,807

Investments

         Funds, including reserve funds, are invested until required for American Country's operations, subject to restrictions on permissible investments established by applicable state insurance codes. American Country's investment strategy is to maximize pre-tax return while generally limiting investments to investment grade securities with high liquidity. In accordance with the investment policies established by American Country's Board of Directors, American Country has no investments in collateralized mortgage obligations or derivative securities. Currently, American Country's investment portfolio is being managed by American Country's Board of Directors.

         The following table contains information concerning American Country's investment portfolio at December 31, 1996.

                                                                 Net
                                           %          Fair    Investment
                               Cost(1)  of Total      Value     Income
                             --------   --------     -------   ---------
                                 (Dollar amounts in thousands)
Cash.........................  $4,568      3.7%      $4,568        $95
Short-term investment (STI)..   5,300      4.3        5,300        300
                             --------    ------    --------     ------

  Total cash and STI.........  $9,868      8.0       $9,868        395

Bonds........................$100,857     81.5     $102,149     $6,497
Preferred stocks.............   7,176      5.8        7,307        545
Common stocks................   2,217      1.8        2,436        150
Subsidiary (ACFS)............   1,000      0.8        1,447         --
Mortgage loans &
  collateral loans...........   2,562      2.1        2,562        259
Expenses.....................      --       --          --        (814)
                             --------    ------    --------     ------

         Total...............$123,680    100.0%    $125,769     $7,032
                             ========    ======    ========     ======
--------------------
(1) Represents cost or amortized cost for fixed income securities.

         The following table sets forth a profile of American Country's fixed maturity investment by rating as of December 31, 1996.

                                                 Amount Reflected
       Moody's Rating           Fair Value       on Balance Sheet   % of Total
--------------------------      -----------      ----------------   ----------
                         (Dollar amounts in thousands)
Aaa, Aa, A...................     $ 98,266             $98,089         96.2%
Baa..........................        3,018               2,978          2.9
Ba...........................          396                 396          0.4
B............................          469                 469          0.5
                                ------------          --------        ------

         Total...............   $ 102,149             $101,932        100.0%
                                ==========            ========        ======

         The following table sets forth the maturity profile of American Country's fixed maturity investments at December 31, 1996.

                                                   Amount Reflected
               Maturity           Fair Value       on Balance Sheet   % of Total
--------------------------------- -----------      ----------------   ----------
                         (Dollar amounts in thousands)
Due in one year or less..........   $8,867               $8,850         8.7%
Due after one year to five years.   40,255               40,138        39.4
Due after five years to 10 years.   37,732               37,739        37.0
Due after 10 years...............   15,295               15,205        14.9
                                  ----------           -------        ------

         Total................... $102,149             $101,932       100.0%
                                  ========             ========       ======

         The following table summarizes American Country's investment performance for the six years 1991 through 1996.

 Year Ended     Average       Net Investment  Effective
December 31,  Investments(1)    Income(2)      Yield(3)  Total Return
------------  -------------   --------------  ----------  ------------
                         (Dollar amounts in thousands)
    1991         $ 85,150        6,326         7.43%         7.28%
    1992           93,233        6,121         6.56          6.57
    1993           99,713        5,707         5.72          6.20
    1994          101,709        5,504         5.41          5.50
    1995          110,130        6,267         5.69          5.59
    1996          123,440        7,032         5.70          5.87
             -------------     --------        -----     ------------
  Six-Year                                     6.09%         6.17%

--------------------

         (1) Average of the beginning and ending amounts of invested assets for the period at book value, including cash, from 1991 to 1993. In 1994, in accordance with the implementation of Financial Accounting Standards Board 115, the Company's investment portfolio is carried at fair value. Accordingly, the average invested assets for 1994, 1995 and 1996 represent the average fair value during the year.

         (2) After investment expenses, excluding effect of realized capital gains and losses.

         (3) Net investment income for the period divided by the average investments for the period.

Risk Management and Reinsurance


         American Country seeks to maintain its risk exposure at appropriate levels by setting maximum coverage limits by class and type of business and for each client, and by purchasing reinsurance coverage. In order to manage its risk exposure, American Country's current treaty for property and casualty coverage provides for a maximum retention of $250,000 per program for a single occurrence. As of December 31, 1996, American Country's three largest reinsurers were Motors Insurance Company (rated A+ by A.M. Best), Underwriters Reinsurance Company (rated A+ by A.M. Best) and Kemper Reinsurance Company (rated A- by A.M.
Best), which had $2,374,000, $1,276,000 and $1,117,000, respectively, of reinsurance recoverables.


         Catastrophe protection is purchased for American Country's property business providing coverage for an accumulation of losses from the same event. American Country's current catastrophe program provides $8,000,000 of coverage in excess of a $250,000 retention.

Information Systems

         American Country's information systems department is responsible for American Country's investments in computers and management information systems. The information systems department maintains a staff of four, which includes programmers and operations personnel. The average information systems experience for the staff is 10 years. American Country uses an IBM AS/400 system architecture and software. American Country is on the WINS system and has recently updated its rating system to ISI Systems, Inc.

Regulation

         American Country is subject to regulation and supervision by the insurance commissioners of the States of Illinois, Indiana, Michigan and Wisconsin. Such regulation generally is designed to protect policyholders rather than investors and relates to such matters as the standards of solvency which must be met and maintained; the licensing of insurers and their agents; the nature of and examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis, required to be filed on the financial condition of insurers or for other purposes; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. American Country must file all rates for insurance directly underwritten with the applicable state insurance departments. Reinsurance generally is not subject to rate regulation. Further, state insurance statutes place limitations on the amount of dividends or other distributions payable by insurance companies in order to protect their solvency.

         The National Association of Insurance Commissioners ("NAIC") has established eleven financial ratios to assist state insurance departments in their oversight of the financial condition of insurance companies operating in their respective states. The NAIC calculates these ratios based on information submitted by insurers on an annual basis and shares the information with the applicable state insurance departments. The ratios relate to leverage, profitability, liquidity and loss reserve development.

         In their ongoing effort to improve solvency regulation, the NAIC and individual states have enacted certain laws and statutory-basis financial statement reporting requirements. For example, NAIC rules require audited statutory financial statements as well as actuarial certification of loss and LAE reserves therein. Other activities are focused on greater disclosure of an insurer's reliance on reinsurance, changes in its reinsurance programs and accounting for certain overdue reinsurance. In addition, the NAIC has implemented risk-based capital requirements for property and casualty insurance companies commencing in 1995 (see below). These regulatory initiatives and the over all focus on solvency may intensify the restructuring and consolidation of the insurance industry. It is also possible that Congress may enact legislation regulating the insurance industry. While the impact of these regulatory efforts on American Country's operations cannot be quantified until enacted, American Country believes it will be adequately positioned to compete in an environment of more stringent regulation.

         In 1994, the NAIC implemented a risk-based capital measurement formula to be applied, commencing in 1995, to all property/casualty insurance companies, which formula calculates a minimum required statutory net worth based on the underwriting, investment, credit loss reserve and other business risks applicable to the insurance company's operations. An insurance company that does not meet threshold risk-based capital measurement standards could be required to reduce the scope of its operations and ultimately could become subject to statutory receivership or other similar proceedings.

Competition

         The property and casualty insurance business is highly competitive, principally in terms of price and extent of overage. Many insurance carriers are submitting applications for admission to the states in which American Country markets its insurance coverage.

         In response, American Country will continue to focus on marketing to specialty niches including artisan contractors and upscale restaurants, areas in which American Country's personnel have extensive experience. American Country has the largest market share of property and casualty insurance coverage for the taxicab market in the Chicago Metropolitan area. Competitors for taxicab liability coverage in Chicago and the surrounding area include Merit Insurance Company and Acceptance Insurance Company. American Country competes with CNA Insurance Company, West Bend Insurance Company and Fremont Insurance Company for workers' compensation.

Employees

         American Country had 170 full-time employees as of December 31, 1996, nine of whom are executive management. American Country is not a party to any collective bargaining agreement and believes its relationship with its employees to be good.

Properties

         American Country leases (i) approximately 39,000 square feet of office space in Chicago, Illinois under a lease expiring in May 2002 at a monthly rental of approximately $63,100, subject to annual increases, (ii) 630 square feet of space for a drive-in claim center under a lease expiring in July 1998 at a monthly rental of approximately $1,000, and (iii) 7,125 square feet of storage space, 6,000 square feet of which is under a lease expiring in February 2000 at a monthly rental of $1,700, subject to annual increases, and the balance of which is leased on a month-to-month basis at a monthly rental of $700.

Management

         The following table lists each director and each executive officer, together with their respective age and office(s) held:


         Name                Age                    Position
--------------------- ----------------     ---------------------------
David R. Markin......         66           Chairman and Director
Edwin W. Elder III...         54           President and Director
Daniel R. DeLeo......         50           Executive Vice President
                                             and Director
Patrick Lynch........         47           Vice President, Claims
Robert Silver........         53           Vice President, Operations
James P. Byrne.......         56           Vice President, Controller
C. Doreen Smar.......         64           Treasurer
Linda E. Alanis......         37           Assistant Vice President,
                                             Assistant Controller
Michael G. Francis...         39           Assistant Vice President,
                                             Claims Manager
Ronald J. Gold.......         55           Secretary
Howard T. Goffen.....         60           Managing Attorney,
                                             Jesmer & Harris; Assistant
                                             Secretary
Allan R. Tessler.....         60           Director
Martin L. Solomon....         60           Director
Wilmer J. Thomas, Jr.         70           Director
Wayne R. Hannah, Jr..         65           Director




         David R. Markin has served as Chairman of American Country since 1986 and as a director of American Country and its predecessors since 1979. Mr. Markin serves on the Board of Directors of the following publicly held corporations: Jackpot Enterprises Inc., an operator of gaming machines; Enhance Financial Services Group Inc., a reinsurance company; and Data Broadcasting Corporation, a provider of market data services to the investor community. Mr. Markin received a B.S. in Business Administration from Bradley University in Peoria, Illinois in 1953.

         Edwin W. Elder III has been President and a Director of American Country since 1993. Form 1985 to 1993, Mr. Elder served as Senior Vice President of Operations for Employers Health Insurance Company and IDS Property Casualty. He progressed to a number of positions from an Executive Director at USAA to Assistant Vice President at Colonial Penn Insurance Group in Philadelphia. Mr. Elder has 26 years of experience in the insurance industry and started his career with State Farm Insurance Company after leaving the United States Army where he attained the rank of Captain. He is a CPCU (Chartered Property & Casualty

Underwriter) and an FLMI (Fellow Life Management Institute). He received a B.S. in Microbiology from Penn State University in 1965.

         Daniel R. DeLeo has served as Executive Vice President since 1988 and Director since 1994, having joined the Company in 1976, and has 24 years of experience in the insurance industry. Mr. DeLeo previously served as Claims Manager and Vice President, Claims. From 1973 to 1975, Mr. DeLeo was a Special Agent for Insurance Crime Prevention investigating insurance fraud. From 1965 to 1967, Mr. DeLeo attended Eastern Illinois University and Southern Illinois University.


         Patrick Lynch has served American Country in various roles in the claims department since 1972 and, since 1987, has served as Vice President, Claims. In 1979, Mr. Lynch was promoted to Supervisor at City Mutual Insurance Company and later served as Claim Manager for Calumet Insurance Company. He has 20 years of industry experience. Mr. Lynch received a B.A. in history from Northeastern Illinois State University in 1971.

         Robert Silver has served as Vice President, Operations since 1984, having joined American Country 19 years ago, and has 31 years of experience in the insurance industry. In 1982, Mr. Silver was responsible for the creation of the underwriting and marketing departments at City Mutual Insurance Company. In 1970, he became an associate partner with the S&C Insurance Agency. In 1969, he was the Claims Manager for the Chicago law firm of Van Dunzer, Gershon, Jordan & Petersen. From 1966 to 1969, Mr. Silver was a Claims Supervisor with City Mutual Insurance Company.

         James P. Byrne has served as Vice President, Controller since 1988, and has 30 years of experience in the insurance industry. From 1984 to 1988, Mr. Byrne served as President and Treasurer of Fairlin Associates/Reliable Insurance Company and, from 1971 to 1984, as Treasurer of State Security Insurance Company in Chicago. Mr. Byrne is a member of the Society of Insurance Accountants and Insurance Accounting and Systems Association, and is a licensed insurance producer in the State of Illinois.


         C. Doreen Smar has served as Treasurer since 1980 and previously served as Assistant Treasurer of the predecessor company since 1975, having joined the predecessor companies of American Country in 1955. She has 42 years of experience in the insurance industry. Ms. Smar attended Walton School of Commerce in Chicago, Illinois.

         Linda E. Alanis has served as Assistant Vice President, Assistant Controller since 1986, having joined American Country in 1983 as a Staff Accountant and then as Accounting Supervisor and Accounting Manager prior to serving in her present position.

         Michael G. Francis has served as Assistant Vice President, Claims Manager, since 1994, having served in various roles in American Country's claims department since 1981. Mr. Francis received a BS in Business Administration from Roosevelt University in 1986.

         Ronald J. Gold has been Secretary of American Country since 1993, having served previously as Assistant Secretary since 1991. Mr. Gold is an Associate and Senior Attorney in the law firm of Jesmer and Harris where he has worked since 1968. Mr. Gold received a law degree from the University of Illinois in 1965.

         Howard T. Goffen, Managing Attorney of Jessmer & Harris and Assistant Secretary of American Country, has been with American Country since 1986, first as an Associate and, in 1993, as Managing Attorney. From 1983 to 1986, he was a partner of the law firm Schey, Goffen & Associates based in Chicago. Mr. Goffen is a member of the Illinois State Bar Association and the Chicago Bar Association. He graduated from Loyola University in 1957 and from DePaul University School of Law in 1960.

         Allan R. Tessler has been a director or American Country since March 1986. Mr. Tessler has served as Chairman of the Board of Great Dane Holdings Inc. ("Old Parent" - see Proposal I - Approval of Proposed Acquisition - Background) since 1989, and serves as Co-Chief Executive Officer and Co-Chairman of the Board of Data Broadcasting Corporation, a publicly held provider of market data services to the investor community, Chairman of the Board of Jackpot Enterprises, Inc., a publicly held operator of gaming machines, Chairman of the Board of Enhance Financial Services Group Inc., a reinsurance company, and Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., a merchant banking firm. Mr. Tessler also serves as a director of the following publicly held corporations: The Limited, Inc., a manufacturer and retailer of apparel; and Allis-Chalmers Corporation, a manufacturer of miscellaneous fabricated textile products.

         Martin L. Solomon has been a director of American Country since March 1986. Mr. Solomon is a private investor. From 1989 to 1996, Mr. Solomon was a director and Vice Chairman of Great Dane Holdings Inc. ("Old Parent" - See Proposal I - Acquisition of American Country - Background), formerly in the businesses of manufacturing truck trailers and automobile stampings, leasing taxis and, through American Country, property and casualty insurance. Mr. Solomon is a director of the following publicly-held corporations: XTRA Corporation, a transportation equipment leasing company, DLB Oil & Gas, Inc., an oil exploration and production company; Hexcel Corp., a manufacturer of composites; and Telephone and Data Systems, Inc., a diversified telecommunications company.


         Wilmer J. Thomas, Jr. has been a director of American Country since March 1986. Mr. Thomas is a private investor and financial consultant. From 1989 to 1996, Mr. Thomas was a director and Vice Chairman of Great Dane Holdings, Inc. ("Old Parent" - See Proposal I - Acquisition of American Country - Background), formerly in the businesses of manufacturing truck trailers and automobile stampings, leasing taxis and, through American Country, property and casualty insurance. Mr. Thomas is a director of Moore Medical Corp., a publicly held pharmaceutical and surgical supply company.

         Wayne R. Hannah, Jr. has been a director of American Country since April 1997. Mr. Hannah is an attorney and partner in the Chicago law firm of Sonnenschein, Nath & Rosenthal, where he has been associated since 1973. Mr. Hannah received a bachelor's degree from Illinois College in 1953 and a J.D. from New York University School of Law in 1957.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION


         The unaudited pro forma consolidated income statements for the three months ended March 31, 1997 and for the year ended December 31, 1996 set forth in this Proxy Statement give effect to the Company's sale on January 3, 1997 of its Transmedia Network franchise and its acquisition of the assets of American Country and ACFS as if they occurred as of January 1, 1997 and January 1, 1996, respectively. The unaudited pro forma consolidated balance sheet at March 31, 1997 give effect to the following transactions as if they had occurred on March 31, 1997: (i) the sale by the Company on January 3, 1997 of its Transmedia Network franchise; (ii) the acquisition of the assets, business and certain liabilities of American Country and ACFS for $40,250,000; (iii) the sale by the Company of 24,000,000 shares of its Common Stock for $26,400,000; (iv) the reduction of the par value of the Common Stock from $.60 per share to $.01 per share; and (v) the borrowing by the Company of $5,800,000. Additionally, the unaudited pro forma consolidated financial statements reflect the Company's acquisition of American Country as a reverse acquisition for accounting purposes.

         Reverse acquisition accounting has been utilized due to: (i) Messrs. Solomon and Thomas, who indirectly own 45% of American Country through their ownership interest in New Parent (and previously owned 45% of Old Parent) will own 50% of the outstanding Common Stock of the Company and, accordingly, will have the largest ownership interest in the Company (Frontier will own 25% and the current shareholders of the Company will own the remaining 25%), (ii) the new Board of Directors of the Company will consist of six members, three of whom, Messrs. Solomon, Thomas and Elder, are current directors of American Country and thereby will constitute the largest group represented thereon (Frontier will have one representative, Mr. Peter H. Foley and the current shareholders will have two representatives, Messrs. Barrett and Gardner); (iii) the executive management of the Company principally will be the executive management of American Country; and (iv) the assets, revenues, net earnings, and current market value of American Country significantly exceed those of the Company. Accordingly, the financial statements of American Country will be reported at historical value and the net assets of the Company will be reported at fair value which is consistent with their book value.


         Unaudited pro forma financial data do not purport to be indicative of either the future results of operations or the results of operations that would have occurred if these transactions had been consummated on the indicated dates. The pro forma adjustments are based on available information and certain assumptions that the Company believes to be reasonable.

                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 1997

                          (Dollar amounts in thousands)


                                            Historical
                                             American       Historical
                                              Country         Western       Pro Forma     Pro Forma      Note
                                           Consolidated       Systems      Adjustments   Consolidated  Reference
               Assets                      ------------     ----------     -----------   ------------  ---------
               ------
Fixed maturities -                            $ 75,847      $    --       $      --       $  75,847
  Available-for-sale
  Held to maturity                              25,883           --              --          25,883
Equity Securities                                9,079           --              --           9,079
Other investments                                2,511           --              --           2,511
Cash                                             8,867        9,559          (8,750)          9,676    1,2,3



Premiums and other receivables                  26,796           --              --          26,796
Reinsurance recoverable                         11,884           --              --          11,884
Deferred income taxes                            3,586           --          (1,386)          2,200        4
Deferred policy acquisition costs                3,588           --              --           3,588
Other assets                                     2,846           28              --           2,874
                                              --------      -------       ---------       ---------
         Total assets                          170,887        9,587         (10,136)        170,338
                                              --------      -------       ---------       ---------

                   Liabilities
                   -----------
Unpaid losses and loss adjustment expenses      88,120           --              --          88,120
Unearned premiums                               34,533           --              --          34,533
Accrued expenses                                 3,703           --              --           3,703
Income taxes payable                                --          783              --             783
Other liabilities                                5,106           59           5,800          10,965        2
                                              --------      -------       ---------       ---------
         Total liabilities                     131,462          842           5,800         138,104
                                              --------      -------       ---------       ---------

               Stockholders' Equity

Common stock                                     2,500        4,742          (6,923)            319    1,3,5
Additional paid-in capital                          --        5,542          30,823          36,365    1,5
Net unrealized investment gains                     26           --              --              26
Retained earnings (deficit)                     36,899       (1,539)        (39,836)         (4,476)   3,4
                                              --------      -------       ---------       ---------

         Total stockholders' equity             39,425        8,745         (15,936)         32,234
                                              --------      -------       ---------       ---------

Total liabilities and stockholders' equity    $170,887      $ 9,587       ($ 10,136)      $ 170,338
                                              ========      =======       =========       =========

          See notes to unaudited pro forma consolidated financial statements.

                Unaudited Pro Forma Consolidated Income Statement
                      For the Year Ended December 31, 1996

              (Dollar amounts in thousands, except per share data)

                                     Historical
                                      American     Historical     Western        Adjusted
                                       Country       Western      Systems        Western     Pro Forma    Pro Forma        Note
                                    Consolidated     Systems   Adjustments(6)    Systems    Adjustments  Consolidated   Reference
                                    ------------   ----------  --------------    --------   -----------  ------------   ---------
Revenues:
Premiums earned                        $60,550     $    --         $    --      $    --      $    --        $60,550
Net sales                                   --       9,301         (9,301)           --           --             --
Net investment income                    7,032          --              --           --           --          7,032
Net realized gains on investments          915          --              --           --           --            915
Other income                               219          --              --           --           --            219
                                        ------       -----           -----        -----        -----          -----
Total revenue                           68,716       9,301         (9,301)           --           --         68,716

Losses and expenses:
Losses and loss adjustment expenses     48,845          --              --           --           --         48,845
Cost of goods sold                          --       6,116         (6,116)           --           --             --
Amortization of deferred policy
  acquisition costs                      8,993          --              --           --           --          8,993
Insurance and general expenses           3,867       3,498         (3,183)          315          450          4,632          7
                                        ------       -----         -------          ---          ---          -----
Total losses and expenses               61,705       9,614         (9,299)          315          450         62,470
                                        ------       -----         -------          ---          ---         ------

Income (loss) from continuing
  operations before income taxes         7,011       (313)             (2)        (315)         (450)         6,246

Provisions for taxes (credit)            1,986       (857)             747        (110)        (158)          1,718          8
                                         -----       -----             ---        -----        -----          -----

Income (loss) from continuing
  operations                            $5,025        $544          ($749)       ($205)       ($292)         $4,528
                                        ======        ====          ======       ======       ======         ======

Income per share                                     $0.07                                                    $0.14
                                                     =====                                                    =====

Average common and common
  equivalent shares outstanding                      7,951                                    24,000         31,951
                                                     =====                                    ======         ======



    See notes to unaudited pro forma consolidated financial statements.

                Unaudited Pro Forma Consolidated Income Statement
                    For the Three Months Ended March 31, 1997


              (Dollar amounts in thousands, except per share data)

                                       Historical
                                        American     Historical      Western       Adjusted
                                         Country       Western       Systems       Western     Pro forma      Pro forma      Note
                                      Consolidated     Systems    Adjustments(6)   Systems    Adjustments   Consolidated  Reference
                                      ------------   ----------   --------------   ---------  -----------   ------------  ---------
Revenues:
Premiums earned                         $14,823      $   --           $   --      $   --       $   --       $14,823
Net sales                                    --          54             (54)          --           --            --
Net investment income                     1,977         114            (114)          --           --         1,977
Other income                                100          --               --          --           --           100
                                         ------       -----            -----       -----        -----        ------
Total revenue                            16,900         168             (168)         --           --        16,900

Losses and expenses:
Losses and loss adjustment expenses      13,526          --               --          --           --        13,526
Cost of goods sold                           --          36              (36)         --           --            --
Amortization of deferred policy
  acquisition costs                       1,638          --                                                   1,638
Insurance and general expenses            2,213         108             (50)          58          112         2,383           9
                                          -----         ---             ----          --          ---         -----
Total losses and expenses                17,377         144             (86)          58          112        17,547
                                         ------         ---             ----          --          ---        ------

Income (loss) from continuing
  operations before income taxes          (477)          24             (82)        (58)         (112)         (647)

Provisions for taxes (credit)             (359)           8             (28)        (20)          (39)         (418)          8
                                          -----           -             ----        ----         -----        ------

Income (loss) from continuing
  operations                             ($118)         $16            ($54)       ($38)         ($73)        ($229)
                                         ======         ===            =====       =====         =====        ======

Income (loss) per share                               $0.00                                                  ($0.01)
                                                      =====                                                  =======

Average common and common
  equivalent shares outstanding                       7,956                                    24,000        31,956
                                                      =====                                    ======        ======


    See notes to unaudited pro forma consolidated financial statements.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


         The pro forma consolidated financial statements reflect the Company's acquisition of American Country as a reverse acquisition for accounting purposes. As a result, the pro forma financial statements reflect the transaction as if American Country acquired the Company and American Country received a capital infusion from Frontier. The net assets of the Company are recorded at fair value, which is consistent with the book value of the Company based on the nature of the transaction, and the financial statements of American Country are its historical financial statements.

1. Reflects the issuance of 24,000,000 shares of Common Stock at $1.10 per share to partially fund the reverse acquisition. Proceeds from the issuance of 8,000,000 shares of Common Stock to Frontier were $8,800,000. Proceeds from the issuance of 16,000,000 shares of Common Stock to Messrs. Solomon and Thomas, who currently own approximately 45% of New Parent of American Country, were $17,600,000. (Cash was increased $26,400,000, Common Stock was increased $240,000, and additional paid-in capital was increased $26,160,000.)

2. Reflects additional bank debt of $5,800,000 at an annual interest rate of 7.75% to partially fund the reverse acquisition. (Cash was increased $5,800,000 and other liabilities were increased $5,800,000.)

3. Reflects payment of $40,250,000 to the current shareholders of New Parent of American Country, who were also shareholders of Old Parent of American Country, including: (i) payment of $22,250,000 to certain of such shareholders who hold a 55% interest in New Parent, previously held a 55% interest in Old Parent and will no longer have an interest in American Country or the Company as a result of the transaction; (ii) payment of $18,000,000 to Messrs. Solomon and Thomas, current shareholders of New Parent who hold a 45% interest in New Parent, previously held a 45% interest in Old Parent and will have a 50% interest in the Company as a result of the transaction. Additionally, expenses of $700,000 are expected to be paid in connection with the transaction. (Cash was decreased $40,950,000, Common Stock was decreased $2,500,000 and retained earnings was decreased $38,450,000.)

4. Reflects the change in deferred tax assets as a result of the transaction. (Deferred tax assets were decreased $1,386,000 and retained earnings were decreased $1,386,000.)

5. Reflects the change in par value of the Common Stock to $.01 per share, which resulted in a decrease to Common Stock of $4,663,000 and an increase to additional paid-in capital of $4,663,000.

6. Reflects the effects of the Company's sale of its Transmedia franchise as of January 1, 1996 (the operations of Western Systems were sold January 3,
      1997) and the use of the proceeds to fund the acquisition. Accordingly, the pro forma consolidated financial statements do not include the operations of Western Systems or the investment income related to the proceeds from the sale.

7. Reflects interest expense associated with the bank debt obtained to partially fund the reverse acquisition. Interest on the bank debt ($450,000) is calculated using a 7.75% annual rate.

8.    Assumes a 35% current tax rate on pro forma adjustments.

9. Reflects interest expense associated with the bank debt obtained to partially fund the reverse acquisition. Interest on the bank debt ($112,000) is calculated using a 7.75% annual rate.

               AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                          Page
                                                          ----
Consolidated Financial Statements:

Report of Independent Auditors .........................   F-2

Consolidated Balance Sheets as of
 December 31, 1996 and 1995 ............................   F-3

Consolidated Statements of Income for the
 years ended December 31, 1996, 1995, and 1994 .........   F-4

Consolidated Statements of Stockholders'
 Equity for the years ended December 31, 1996, 1995, and
  1994 .................................................   F-5

Consolidated Statements of Cash Flows for the
 years ended December 31, 1996, 1995, and 1994 .........   F-6

Notes to Consolidated Financial Statements .............   F-7

                      -------------------

Unaudited Consolidated Financial Statements:

Introduction to Unaudited Consolidated
 Financial Statements ..................................   F-17

Unaudited Consolidated Balance Sheet as
 of March 31, 1997 .....................................   F-18

Unaudited Consolidated Statement of Income
 for the three months ended March 31, 1997 and 1996 ....   F-19

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
American Country Insurance Company

     We have audited the accompanying consolidated balance sheets of American Country Insurance Company and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Country Insurance Company and subsidiary at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


March 7, 1997,
except as to Note 1, as to which the date is May 1, 1997
Chicago, Illinois

              AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                          December 31
                                                     ----------------------
                                                       1996         1995
                                                     ----------   ---------
Assets                                                     (In Thousands)

Investments (Note 3):
Available-for-sale:
 Fixed maturities--At fair value (amortized cost:
  1996--$71,961,000; 1995--$55,573,000) ................  $ 73,025   $ 58,238
 Equity securities--At fair value cost:
  1996--$9,393,000; 1995--$11,131,000) .................     9,743     11,831
Fixed maturities held-to-maturity--
  At amortized cost (fair value:
  1996--$27,895,000; 1995--$36,260,000) ................    27,677     35,446
Mortgage loans .........................................     2,500      2,984
Collateral loans .......................................        62        644
Short-term investments .................................     1,230      4,544
                                                          --------   --------
    Total investments ..................................   114,237    113,687

Cash ...................................................     9,868      6,612
Premiums receivable (net of allowance:
 1996--$155,000; 1995--$22,000) ........................     5,762      4,229
Reinsurance recoverable ................................    12,900      8,230
Accrued investment income ..............................     1,917      1,867
Property and equipment .................................       694        891
Deferred income taxes ..................................     3,319      1,823
Deferred policy acquisition costs ......................     2,866      2,971
    Other assets .......................................       227        317
                                                          --------   --------
                                                          $151,790   $140,627
                                                          ========   ========
Liabilities and stockholder's equity
Liabilities:
 Unpaid losses and loss adjustment expenses ............  $ 90,965   $ 81,633
 Unearned premiums .....................................    13,243     12,969
 Accrued expenses ......................................     4,404      5,407
 Income taxes payable ..................................       365         79
 Other liabilities .....................................     2,376        472
                                                          --------   --------
    Total liabilities ..................................   111,353    100,560

Commitments and contingent liabilities
 (Notes 9, 10, and 11)

Stockholder's equity:
 Common stock--$100 par value:
  Authorized--100,000 shares
  Issued and outstanding--25,000 shares ................     2,500      2,500
 Additional paid-in capital ............................        --        621
 Net unrealized investment gains .......................       919      2,187
 Retained earnings .....................................    37,018     34,759
                                                          --------   --------
    Total stockholder's equity .........................    40,437     40,067
                                                          --------   --------
                                                          $151,790   $140,627
                                                          ========   ========

                See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                                                     Year ended December 31
                                             ---------------------------------
                                               1996         1995        1994
                                             --------     --------    --------
                                           (In Thousands, Except Per Share Data)
Revenues
Premiums earned (Note 4):
 Nonaffiliates ...........................     $ 49,251      $45,829     $36,167
 Affiliates ..............................       11,299       11,080      12,145
Net investment income ....................        7,032        6,465       5,600
Net realized gains on investments ........          915          222         282
Other income .............................          219          150         107
                                               --------      -------     -------
    Total revenues .......................       68,716       63,746      54,301
                                               --------      -------     -------
Losses and expenses
Losses and loss adjustment expenses ......       48,845       45,305      38,925
Amortization of deferred policy
  acquisition costs ......................        8,993        8,119       7,025
Insurance and general expenses ...........        3,867        3,066       2,614
                                               --------      -------     -------
    Total losses and expenses ............       61,705       56,490      48,564
                                               --------      -------     -------
 Income before income taxes ..............        7,011        7,256       5,737
                                               --------      -------     -------
Provision for income tax (Note 5):
 Current .................................        2,320        2,195       1,374
 Deferred (credit) .......................         (334)          92          98
                                               --------      -------     -------
                                                  1,986        2,287       1,472
                                               --------      -------     -------
 Net income ..............................     $  5,025      $ 4,969     $ 4,265
                                               ========      =======     =======
 Net income per
  Common Share ...........................     $ 201.00      $198.76     $170.60
                                               ========      =======     =======
 Average Common Shares
  Outstanding ............................           25           25          25
                                               ========      =======     =======



                See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (In Thousands)

                                                                                       Net
                                                                    Additional      Unrealized                      Total
                                                          Common     Paid-in        Investment      Retained    Stockholder's
                                                          Stock      Capital      Gains (Losses)    Earnings        Equity
                                                          ------    ----------    --------------    --------    -------------
Balance at January 1, 1994 ...........................    $2,500     $ 621           $ 1,513        $31,525        $36,159
Net income ...........................................        --        --                --          4,265          4,265
Change in net unrealized investment gains ............        --        --            (3,573)            --         (3,573)
Dividends to stockholder .............................        --        --                --         (3,000)        (3,000)
                                                          ------     -----           -------        -------        -------
Balance at December 31, 1994 .........................     2,500       621            (2,060)        32,790         33,851
Net income ...........................................        --        --                --          4,969          4,969
Change in net unrealized investment gains ............        --        --             4,247             --          4,247
Dividends to stockholder .............................        --        --                --         (3,000)        (3,000)
                                                          ------     -----           -------        -------        -------
Balance at December 31, 1995 .........................     2,500       621             2,187         34,759         40,067
Net income ...........................................        --        --                --          5,025          5,025
Change in net unrealized investment gains ............        --        --            (1,268)            --         (1,268)
Dividends to stockholder .............................        --        --                --         (2,500)        (2,500)
Pension liability, net of deferred taxes (Note 7) ....        --      (621)               --           (266)          (887)
                                                          ------     -----           -------        -------        -------
Balance at December 31, 1996 .........................    $2,500     $  --           $   919        $37,018        $40,437
                                                          ======     =====           =======        =======        =======



                See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  Year ended December 31
                                                          ------------------------------------
                                                            1996          1995          1994
                                                          --------      --------      --------
                                                                      (In Thousands)
 Operating activities
 Net income ............................................. $ 5,025        $ 4,969      $ 4,265
 Adjustments to reconcile net income to net cash
 provided by operating activities:
   Change in receivables ................................  (6,203)           717          961
   Change in reserve for unpaid losses and loss
     adjustment expenses ................................   9,332          8,424         (714)
   Change in reserve for unearned premiums ..............     274            459        2,566
   Change in other assets and liabilities ...............    (440)          (823)       2,237
   Amortization of deferred policy acquisition costs ....   8,993          8,119        7,025
   Deferred policy acquisition costs ....................  (8,888)        (8,831)      (7,390)
   Net realized gains on investments ....................    (915)          (222)        (282)
   Provision for depreciation ...........................     252            502          482
                                                          -------        -------      -------
    Net cash provided by operating activities ...........   7,430         13,314        9,150
                                                          -------        -------      -------
 Investing activities
  Fixed maturities--Available-for-sale:
   Purchases ............................................ (22,924)       (24,211)      (4,658)
   Sales ................................................     592            208          296
   Maturities, calls, and prepayments ...................   5,965          1,338        1,791
  Equity securities--Available-for-sale:
   Purchases ............................................  (2,595)        (1,817)      (3,063)
   Sales ................................................   5,193          6,884          680
  Fixed maturities--Held-to-maturity:
   Purchases ............................................    (482)        (3,388)     (13,219)
   Maturities, calls, and prepayments ...................   8,252          8,680       14,364
  Net sales of short-term investments ...................   3,314            166          543
  Sale or maturity of other investments .................   1,066          1,706       (2,235)
  Property and equipment and other ......................     (55)          (380)        (274)
                                                          -------        -------      -------
    Net cash used by investing activities ...............  (1,674)       (10,814)      (5,775)
                                                          -------        -------      -------
  Financing activities
  Dividends paid to stockholder .........................  (2,500)        (3,000)      (3,000)
                                                           ------         ------       ------
  Net cash used by financing activities .................  (2,500)        (3,000)      (3,000)
                                                           ------         ------       ------
  Net increase (decrease) in cash .......................   3,256           (500)         375
  Cash at beginning of year .............................   6,612          7,112        6,737
                                                          -------        -------      -------
  Cash at end of year ................................... $ 9,868        $ 6,612      $ 7,112
                                                          =======        =======      =======



                 See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

 Change in Ownership

     Prior to January 1, 1995, American Country Insurance Company (American Country) was a wholly owned (except for director's qualifying shares) subsidiary of Checker Motors Co., L.P., a Delaware limited partnership. Effective January 1, 1995, Checker Motors Co., L.P. was liquidated, and all of its assets, including the stock of American Country, were distributed to Checker Motors Corporation (Checker Motors). Accordingly, American Country became a wholly owned subsidiary of Checker Motors which is a wholly owned subsidiary of Great Dane Holdings Inc. In November 1996, Checker Motors was renamed SCSM Holdings Inc. (SCSM).

     In December 1996, Great Dane Holdings Inc. was purchased by Stamford Capital Group, an unaffiliated entity. The shares of American Country were not included in this purchase. Pursuant to written authorization of the Illinois Director of Insurance (the Director), the American Country shares were placed in an escrow trust. Effective April 17, 1997, American Country's shares were transferred to a newly formed corporation owned and wholly controlled by the former shareholders of Great Dane Holdings Inc.

     On May 1, 1997, the shareholders of American Country entered into an agreement to sell the assets and liabilities of American Country and its wholly owned subsidiary American Country Financial Services (ACFS) to Western Systems Corporation for cash of approximately $40,250,000. The transaction is subject to stockholder and regulatory approval. The transaction is expected to close in the third quarter of 1997.

 Nature of Operations

     American Country is domiciled in Illinois and markets property and casualty insurance coverages to the general public, primarily in Illinois. American Country also provides automobile liability insurance and workers' compensation insurance for Yellow Cab Company and automobile liability coverage for Checker Taxi Association, Inc. (Checker Taxi). Yellow Cab Company was an affiliate of American Country prior to December 1996. Included in premiums earned of nonaffiliates is $7,590,000, $6,179,000, and $5,031,000 in 1996, 1995, and 1994,
respectively, related to Checker Taxi members.

     ACFS is organized under the regulations of the Illinois Department of Insurance and operates principally as a premium finance company.

2. Significant Accounting Policies

 Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts and operations of American Country and its wholly owned financing subsidiary, ACFS. All intercompany accounts and transactions have been eliminated.

 Use of Estimates

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

 Premium Revenue

     Premiums are earned pro rata over the terms of the policies. The reserve for unearned premiums is determined on a monthly pro rata basis.

 Losses and Loss Adjustment Expenses

     Losses and loss adjustment expenses (LAE) represent the estimated ultimate net cost of all reported and unreported losses incurred through December 31. The reserves for unpaid losses and LAE are estimated using individual case-basis valuations and statistical analyses and are not discounted. Those estimates are subject to the effects of trends in loss

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

2. Significant Accounting Policies--(Continued)

severity and frequency. Although considerable variability is inherent in the estimates of reserves for losses and LAE, management believes that the reserves for losses and LAE are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations. Salvage and subrogation recoveries are accrued when the related losses are incurred.

 Reinsurance

     Reinsurance premiums, losses, and LAE are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums earned and losses incurred ceded to other companies have been reported as a reduction of premium revenue and losses and LAE. Commissions allowed by reinsurers on business ceded have been accounted for as a reduction of the related policy acquisition costs. Reinsurance recoverables are reported relating to the portion of reserves and paid losses and LAE that are ceded to other companies.

 Deferred Policy Acquisition Costs

     Costs of acquiring new business, principally commissions and premium taxes, are deferred and amortized as the related premium is earned.

 Investments

     Fixed maturities (bonds and redeemable preferred stocks) that American Country has both the positive intent and ability to hold to maturity are carried at amortized cost. Fixed maturities that American Country does not have the positive intent and ability to hold to maturity and all equity securities (common stocks and nonredeemable preferred stocks) are classified as available-for-sale and are reported at fair value. Unrealized gains and temporary unrealized losses on fixed maturities available for sale and equity securities are excluded from income and are recorded directly to stockholder's equity, net of related deferred income taxes.

     Mortgage and collateral loans are carried at amortized cost. Short-term investments are carried at cost, which approximates fair value, and include investments with maturities of less than one year at the date of acquisition.

     Net investment income consists primarily of interest and dividends less expenses. Interest on fixed maturities and mortgage loans, adjusted for any amortization of discount or premium, is recorded as income when earned and includes adjustments resulting from anticipated prepayments of collateralized mortgage obligations. Investment expenses are accrued as incurred. Realized investment gains or losses are computed using specific costs of securities sold, and include write-downs on investments having an other-than-temporary decline in value.

 Income Taxes

     American Country's federal income tax return for 1996 will be consolidated with Great Dane Holdings Inc. and subsidiaries for the year ending December 31, 1996 and for the period January 1, 1997 to April 16, 1997. American Country's federal income tax return for 1995 was consolidated with Great Dane Holdings Inc. and subsidiaries and was filed separately for 1994. Income tax expense is computed on a separate company basis.

     Deferred income tax has been provided for the effects of temporary differences between financial reporting and tax bases of assets and liabilities and has been measured using the enacted marginal tax rates and laws that are currently in effect.

 Property and Equipment

     Property and equipment, primarily data processing equipment and leasehold improvements, are reported at depreciated cost, with depreciation recorded on a straight-line basis with lives of five years for data processing equipment and a range of six to eleven years for leasehold improvements. Accumulated depreciation amounted to $2,545,000 and $2,205,000 at December 31, 1996 and 1995, respectively.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

2. Significant Accounting Policies--(Continued)

 Financial Instruments

     Fair value for fixed maturity and equity securities is based on quoted market prices or, if they are not actively traded, on estimated values obtained from independent pricing services. Fair values of other financial instruments approximate their carrying values.

3. Investments

The components of net investment income are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
Fixed maturities ..............................   $ 6,496    $ 5,719    $ 4,953
Equity securities .............................       695        768        886
Short-term investments ........................       356        473        334
Other .........................................       299        424        323
                                                  -------    -------    -------
Gross investment income .......................   $ 7,846    $ 7,384    $ 6,496
Investment expenses ...........................      (814)      (919)      (896)
                                                  -------    -------    -------
   Net investment income ......................   $ 7,032    $ 6,465    $ 5,600
                                                  =======    =======    =======


Realized gains on investments are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
Fixed maturities:
 Gross gains ..................................   $    61    $   100    $   290
 Gross losses .................................        (7)       (82)       (15)
Equity securities:
 Gross gains ..................................       991        560          7
 Gross losses .................................      (130)      (356)        --
                                                  -------    -------    -------
                                                  $   915    $   222    $   282
                                                  =======    =======    =======


The components of net unrealized gains (losses) are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
 Fixed maturities available-for-sale ..........   $ 1,064    $ 2,665    $(1,556)
 Equity securities available-for-sale .........       350        700     (1,699)
 Deferred tax credit (charge) .................      (495)    (1,178)     1,195
                                                  -------    -------    -------
    Net unrealized investment gains (losses) ..   $   919    $ 2,187    $(2,060)
                                                  =======    =======    =======


The changes in net unrealized investment gains (losses) are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
 Fixed maturities available-for-sale ..........   $(1,601)   $ 4,221    $(3,780)
 Equity securities available-for-sale .........      (350)     2,399     (1,768)
 Deferred tax credit (charge) .................       683     (2,373)     1,975
                                                  -------    -------    -------
    Total .....................................   $(1,268)   $ 4,247    $(3,573)
                                                  =======    =======    =======

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

3. Investments--(Continued)

The change in net unrealized investment gains (losses) on fixed maturities held-to-maturity was $(596,000), $2,359,000, and $(3,314,000) for the years ended December 31, 1996, 1995, and 1994, respectively.

The following is a summary of held-to-maturity securities and available-for-sale securities:

                                                     Gross Unrealized
                                                     ----------------
                                         Amortized
                                            Cost     Gains    Losses  Fair Value
                                         ---------   -----    ------  ---------
                                                     (In Thousands)
December 31, 1996
 Available-for-sale securities
  Fixed maturities:
   States and political subdivisions ...  $19,501    $  310    $ 37     $19,774
   Foreign governments .................      248         5      --         253
   Corporate and other .................   52,212     1,234     448      52,998
                                          -------    ------    ----     -------
   Total fixed maturities ..............   71,961     1,549     485      73,025
  Equity securities ....................    9,393       568     218       9,743
                                          -------    ------    ----     -------
    Total ..............................  $81,354    $2,117    $703     $82,768
                                          =======    ======    ====     =======
 Held-to-maturity securities
  Fixed maturities:
   U.S. government and agencies ........  $ 3,313    $  124    $ 14     $ 3,423
   States and political subdivisions ...    8,304        64      13       8,355
   Corporate and other .................   16,002       173     118      16,057
   Mortgage-backed securities ..........       58         2      --          60
                                          -------    ------    ----     -------
    Total ..............................  $27,677    $  363    $145     $27,895
                                          =======    ======    ====     =======
December 31, 1995
 Available-for-sale securities
  Fixed maturities:
   States and political subdivisions ...  $13,345    $  311    $ 11     $13,645
   Corporate securities ................   42,228     2,527     162      44,593
                                          -------    ------    ----     -------
   Total fixed maturities ..............   55,573     2,838     173      58,238
  Equity securities ....................   11,131       915     215      11,831
                                          -------    ------    ----     -------
    Total ..............................  $66,704    $3,753    $388     $70,069
                                          =======    ======    ====     =======
 Held-to-maturity securities
  Fixed maturities:
   U.S. government and agencies ........  $ 3,310    $  239    $ --     $ 3,549
   States and political subdivisions ...   10,587       140       9      10,718
   Corporate securities ................   21,474       488      47      21,915
   Mortgage-backed securities ..........       75         3      --          78
                                          -------    ------    ----     -------
    Total ..............................  $35,446    $  870    $ 56     $36,260
                                          =======    ======    ====     =======


The amortized cost and fair value of fixed maturities by contractual maturity at December 31, 1996, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with our without call or prepayment penalties.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

3. Investments--(Continued)

                                                         Amortized         Fair
                                                           Cost           Value
                                                         ---------       -------
                                                              (In Thousands)
 Available-for-sale:
  Due in one year or less ..........................       $   752       $   755
  Due after one year through five years ............        24,522        24,756
  Due after five years through ten years ...........        33,216        33,735
  Due after ten years ..............................        13,471        13,779
                                                           -------       -------
   Total available-for-sale ........................       $71,961       $73,025
                                                           =======       =======
 Held-to-maturity:
  Due in one year or less ..........................       $ 6,866       $ 6,884
  Due after one year through five years ............        15,381        15,498
  Due after five years through ten years ...........         4,004         3,997
  Due after ten years ..............................         1,368         1,456
  Mortgage-backed securities .......................            58            60
                                                           -------       -------
   Total held-to-maturity ..........................       $27,677       $27,895
                                                           =======       =======

At December 31, 1996, investments in fixed maturities with an admitted asset value of $2,553,000 were on deposit with state insurance departments to satisfy regulatory requirements.

At December 31, 1995, American Country had $590,000 of non-income-producing investments.

4. Reinsurance

     Certain premiums and losses and LAE are assumed from, and ceded to, other insurance companies under various reinsurance agreements. Those agreements principally provide American Country with increased capacity to write larger risks and to maintain its exposure to loss within its capital resources.


     American Country's assumed and ceded reinsurance arrangements are summarized as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
 Assumed reinsurance
  Premiums written ............................   $ 1,206    $ 2,037    $ 1,210
  Premiums earned .............................     1,344      1,921      1,300
  Losses and LAE ..............................       495      1,165        859
  Losses and LAE reserves* ....................     2,769      3,332      3,137
  Unearned premium reserves* ..................       286        424        307

 Ceded reinsurance
  Premiums written ............................     7,067      7,354      6,983
  Premiums earned .............................     7,004      7,530      6,757
  Losses and LAE ..............................     7,184      3,929      6,464
  Losses and LAE reserves* ....................    11,515      7,051      6,716
  Unearned premium reserves* ..................       797        733        909


     *As of year-end.

     American Country remains obligated for amounts reinsured in the event that reinsurers do not meet their obligations.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

5. Federal Income Taxes

Reconciliation of the corporate federal income tax rate to American Country's effective income tax rates are as follows:


                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
Corporate federal income tax rate .............     35%        35%         34%
Nontaxable investment income ..................     (9)        (8)        (11)
State income taxes ............................      5          4           3
Other .........................................     (3)        --          --
                                                    ---        ---        ----
Effective income tax rate .....................     28%        31%         26%
                                                    ===        ===        ====

Significant components of American Country's deferred tax liabilities and assets are as follows:

                                                               December 31
                                                         -----------------------
                                                           1996           1995
                                                         --------       --------
                                                             (In Thousands)
Deferred tax assets:
 Insurance reserves .................................    $4,433           $4,073
 Pension liability ..................................       478               --
 Other--Net .........................................       338              294
                                                         ------           ------
  Total deferred tax assets .........................    $5,249           $4,367
                                                         ======           ======
Deferred tax liabilities:
 Policy acquisition costs ...........................    $1,003           $1,040
 Unrealized investment gains ........................       495            1,178
 Other--Net .........................................       432              326
                                                         ------           ------
  Total deferred tax liabilities ....................     1,930            2,544
                                                         ------           ------
  Net deferred tax assets ...........................    $3,319           $1,823
                                                         ======           ======


The nature of American Country's deferred tax assets and liabilities is such that the reversal pattern for these temporary differences should generally result in realization of American Country's deferred tax assets. Accordingly, no valuation allowance is considered necessary.

Taxes paid amounted to $1,550,000, $1,796,000, and $1,200,000 for 1996, 1995,
and 1994, respectively.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

6. Losses and Loss Adjustment Expenses

   The following table provides a reconciliation of the beginning and ending reserve balances for losses and LAE:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)

   Balance at January 1 .......................   $81,633   $73,209     $73,922
    Less reinsurance recoverables .............     7,051     6,716       9,652
                                                  -------   -------     -------
    Net balance at January 1 ..................   $74,582   $66,493     $64,270
                                                  -------   -------     -------
   Add net incurred claims related to:
    Current year ..............................   $47,878   $48,382     $38,307
    Prior years ...............................       967    (3,077)        618
                                                  -------   -------     -------
     Total net claims incurred ................   $48,845   $45,305     $38,925
                                                  -------   -------     -------




   Deduct net claims paid related to:
    Current year ............................    $18,044    $14,709    $14,413
    Prior years .............................     25,933     22,507     22,289
                                                 -------    -------    -------
     Total net claims paid ..................    $43,977    $37,216    $36,702
                                                 -------    -------    -------

   Net balance at December 31 ...............    $79,450    $74,582    $66,493
   Plus reinsurance recoverables ............     11,515      7,051      6,716
                                                 -------    -------    -------
   Balance at December 31 ...................    $90,965    $81,633    $73,209
                                                 =======    =======    =======


7. Employee Benefits

   Retirement Plan

   Substantially all salaried employees of American Country who are at least 21 years of age are eligible to participate in a 401(k) retirement plan. Employees may contribute from 1% to 15% of their eligible compensation to the plan. American Country matches 25% of employee contributions up to a maximum of 8% of eligible compensation. Total contributions by American Country to the plan were $76,000, $73,000, and $40,000 in 1996, 1995, and 1994, respectively.

   Pension Plan

   Prior to December 4, 1996, substantially all salaried employees of American Country were covered by a defined benefit pension plan sponsored by SCSM. Benefits were based on the employee's length of service and wages and benefits, as defined by the plan. SCSM's funding policy was generally to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act. Pension cost allocated to American Country amounted to $265,000, $175,000, and $132,000 in 1996, 1995, and 1994,
respectively.

   In connection with the change in ownership discussed in Note 1, the SCSM-sponsored plan was split-up and a separate defined benefit pension plan for American Country was established. Accordingly, effective December 4, 1996, substantially all salaried employees of American Country were covered by a defined benefit pension plan sponsored by American Country. Benefits and funding for the American Country-sponsored plan are consistent with the SCSM-sponsored plan in which employees were previously participants. There was no pension expense related to this new plan in 1996.

   American Country recognized a net accrued pension liability of $1,365,000 representing the unfunded portion of the separate plan as a result of the split-up of the SCSM pension plan. The net accrued pension liability also resulted in a decrease of $887,000 in stockholder's equity and a deferred tax asset of $478,000.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

7. Employee Benefits--(Continued)

   The following table sets forth the funded status and amounts recognized in the consolidated balance sheet as of December 31, 1996, for American Country's defined benefit pension plan (in thousands):


Actuarial present value of benefit obligations:
Vested benefit obligation ............................................   $1,902
                                                                         ======
Accumulated benefit obligation .......................................   $2,208
                                                                         ======
Projected benefit obligation .........................................   $2,518
   Plan assets (principally guaranteed investment contracts with
     insurance companies contributed by SCSM) ........................    1,247
                                                                         ------
   Projected benefit obligation in excess of plan assets .............   $1,271
   Unrecognized net gain .............................................      (23)
   Unrecognized prior service cost ...................................       (9)
   Unrecognized net transition obligation ............................      126
                                                                         ------

   Pension liability at December 31, 1996 ............................   $1,365
                                                                         ======

The unrecognized net gain, prior service cost and transition obligation are being amortized over a 15-year period. Other assumptions used in the calculation of the actuarial present value of the projected benefit obligation at December 31, 1996, were as follows:

  Assumed discount rate .............................................     7.50%
  Rate of compensation increase .....................................     3.00
  Expected long-term rate of return on plan assets ..................     9.00


   Postretirement Benefits Other Than Pensions

   In addition to the defined benefit plan and the 401(k) retirement plan, substantially all salaried employees of American Country are covered by a postretirement benefit plan. The plan is noncontributory and provides medical and life insurance benefits for employees who retire after attaining age 62 with 25 years of service. The net periodic postretirement benefit cost was $73,000, $76,000, and $53,000 during 1996, 1995, and 1994, respectively. The accumulated postretirement benefit cost at December 31, 1996 and 1995 was $537,000, and $486,000, respectively.

8. Stockholder's Equity

   Statutory accounting practices prescribed or permitted for American Country by regulatory authorities differ from generally accepted accounting principles. American Country's statutory-basis capital and surplus was $34,080,000 and $31,288,000 at December 31, 1996 and 1995, respectively, and American Country's statutory-basis net income was $4,088,000, $3,905,000, and $3,770,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

   Property/casualty insurance companies are subject to certain Risk-Based Capital (RBC) requirements as specified by the National Association of Insurance Commissioners. Under those requirements, the amount of statutory capital and surplus maintained by a property/casualty insurance company is to be determined based on the various risk factors. At December 31, 1996, American Country exceeds the RBC requirements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


8. Stockholder's Equity--(Continued)

   The payment of dividends by American Country to its shareholder is limited and cannot be made except from net earned profits of American Country. The maximum amount of dividends that may be paid by American Country without prior approval of the Illinois Insurance Department is subject to restrictions relating to statutory surplus and net income. In 1997, American Country cannot pay dividends without prior approval of the Illinois Insurance Department.

9. Commitments

   American Country leases office space and equipment under noncancelable operating leases expiring in various years through 2002. Certain of those leases provide for escalation based on increases in operating expenses and the Consumer Price Index. Rent expense was $816,000, $821,000, and $731,000 in 1996, 1995, and 1994, respectively.

At December 31, 1996, future rental commitments under those leases are as follows (in thousands):


  1997 ............................................................       $779
  1998 ............................................................        775
  1999 ............................................................        796
  2000 ............................................................        796
  2001 ............................................................        796
  Thereafter ......................................................        643
                                                                       -------
                                                                       $ 4,585
                                                                       =======

10. Contingencies

   American Country is named as defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by American Country in estimating the reserves for losses and LAE. American Country's management believes that the resolution of those actions will not have a material adverse effect on American Country's financial position or results of operations.

11. Concentration of Credit Risk

   American Country has invested in a mortgage loan to CAC Properties Inc., for property previously owned by Yellow Cab Company. This loan has an interest rate of 7.5% payable quarterly with the balance payable principally in 1999. The outstanding balance was $2,500,000 at December 31, 1996 and 1995, respectively. In connection with the mortgage loan, American Country has a first-mortgage lien on the property located in Chicago, Illinois.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



12. Fair Value of Financial Instruments

   Accounting standards require the disclosure of fair values for certain financial instruments. The fair value disclosures are not intended to encompass the majority of claim liabilities, various other nonfinancial instruments or other assets related to American Country's business. Accordingly, care should be exercised in deriving conclusions about American Country's business or financial condition based on the fair value disclosures. American Country does not have any financial instruments held or issued for trading purposes. The carrying value and fair value of certain of American Country's financial instruments are as follows:

                                                      Year ended December 31
                                           --------------------------------------------
                                                   1996                    1995
                                           --------------------    --------------------
                                           Carrying     Fair       Carrying     Fair
                                            Value       Value       Value       Value
                                           --------    --------    --------    --------
                                                          (In Thousands)
Assets
 Fixed maturities and equity securities
   (Note 3) .............................. $110,445    $110,663    $105,515    $106,329
 Mortgage loans on real estate ...........    2,500       2,500       2,984       2,984
 Collateral loans ........................       62          62         644         644
 Cash, receivables, and short-term
   investments ...........................   16,860      16,860      15,385      15,385
 Accrued investment income ...............    1,917       1,917       1,867       1,867

Liabilities
 Accrued expenses ........................    4,404       4,404       5,407       5,407

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
           INTRODUCTION TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

   The unaudited consolidated balance sheet as of March 31, 1997 and the unaudited consolidated statement of income for the three months then ended contained in this Proxy Statement have been furnished by management of American Country Insurance Company, and include all adjustments, consisting only of normal recurring accruals, which management of American Country Insurance Company have advised the Company are necessary for a fair presentation of such financial information for the indicated period. The results of operations for the three month period ended March 31, 1997 are not necessarily indicative of results that may be expected for any interim period or for the full year.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                 (In Thousands)

Assets

 Investments:
 Available-for-sale:
   Fixed maturities--At fair value
     (amortized cost: $74,845) .....................................    $ 75,847
   Equity securities--At fair value
     (amortized cost: $8,812) ......................................       9,079
 Fixed maturities held-to-maturity--At amortized cost
     (fair value: $25,841) .........................................      25,883
 Mortgage Loans ....................................................       2,500
 Collateral Loans ..................................................          10
 Short-term investments ............................................          --
                                                                        --------
               Total investments ...................................     113,319


 Cash ..............................................................       8,867
 Premiums receivable (net of allowance: $169) ......................      26,847
 Reinsurance recoverable ...........................................      11,830
 Accrued investment income .........................................       1,805
 Property and equipment ............................................         682
 Deferred income taxes .............................................       3,586
 Income taxes recoverable ..........................................         175
 Deferred policy acquisition costs .................................       3,588
                                                                        --------
               Other assets ........................................         189
                                                                        --------
                                                                        $170,888
                                                                        ========

Liabilities and stockholder's equity
Liabilities:
 Unpaid losses and loss adjustment expenses ........................      88,120
 Unearned premiums .................................................      34,533
 Accrued expenses ..................................................       3,701
 Income taxes payable ..............................................          --
 Other liabilities .................................................       5,109
                                                                        --------
               Total liabilities ...................................     131,463

Commitments and contingent liabilities

Stockholder's equity:
 Common stock - $100 par value:
   Authorized - 100,000 shares
   Issued and outstanding - 25,000 shares ..........................       2,500
 Additional paid-in capital ........................................          --
 Net unrealized investment gains ...................................          26
 Retained earnings .................................................      36,899
                                                                        --------
               Total stockholder's equity ..........................    $ 39,425
                                                                        ========
                                                                        $170,888

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                          THREE MONTHS ENDED MARCH 31,

                                 (In Thousands)


                                                                         1997       1996
                                                                       --------   --------
Revenues

Premiums earned:
  Nonaffiliates ....................................................   $ 14,823   $ 15,231
  Affiliates .......................................................         --         --
Net investment income ..............................................      2,004      1,667
Net realized gains (losses) on investments .........................        (27)       679
  Other income .....................................................        100         65
                                                                       --------   --------
  Total revenues ...................................................     16,900     17,642

Losses and expenses
Losses and loss adjustment expenses ................................     13,526     12,490
Amortization of deferred policy acquisition costs ..................      1,638      1,272
Insurance and general expenses .....................................      2,213      1,625
                                                                       --------   --------
   Total losses and expenses .......................................     17,377     15,387
                                                                       --------   --------
   Gain (loss) before income taxes .................................       (477)     2,255
                                                                       --------   --------

Provision for income tax:
  Current ..........................................................       (572)       492
  Deferred (credit) ................................................        213        242
                                                                       --------   --------
                                                                           (359)       734
                                                                       --------   --------
  Net income (loss) ................................................      $(118)   $ 1,521
                                                                       ========   ========

                                                                         ANNEX A

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG


                      AMERICAN COUNTRY INSURANCE COMPANY,

                   AMERICAN COUNTRY FINANCIAL SERVICES CORP.,

                        AMERICAN COUNTRY HOLDING CORP.,

                          THE WESTERN SYSTEMS CORP.,

                               DAVID R. MARKIN,

                              MARTIN L. SOLOMON,

                               ALLAN R. TESSLER,

                            WILMER J. THOMAS, JR.,

                               DANIEL R. DeLEO,

                                EDWIN W. ELDER

                                      AND

                             WAYNE R. HANNAH, JR.


                                 April 30, 1997

                               TABLE OF CONTENTS


                                                                                           Page
                                                                                          ------
ARTICLE I        TERMS OF PURCHASE AND SALE    .......................................        2
 1.1             Sale of the Company's Assets  .......................................        2
 1.2             Sale of ACFS Assets  ................................................        2
 1.3             Assumption of Company Liabilities   .................................        2
 1.4             Assumption of ACFS Liabilities   ....................................        2
 1.5             Deliveries  .........................................................        2
 1.6             The Closing    ......................................................        3
 1.7             Purchase Price and Payment    .......................................        3
 1.8             Liabilities    ......................................................        3
ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 AND ACFS, AND ACHC REGARDING THE COMPANY AND ACFS  ..................        4
 2.1             Organization   ......................................................        4
 2.2             Financial Statements    .............................................        4
 2.3             Absence of Certain Changes or Events   ..............................        5
 2.4             Title to Assets   ...................................................        6
 2.5             Proprietary Information    ..........................................        6
 2.6             Commitments    ......................................................        6
 2.7             Litigation  .........................................................        7
 2.8             Compliance with Laws    .............................................        7
 2.9             Corporate Power and Authority; No Conflicts  ........................        7
 2.10            Employee Benefit Plans  .............................................        8
 2.11            Consents    .........................................................       10
 2.12            Subsidiaries   ......................................................       10
 2.13            Real Property; Leases   .............................................       10
 2.14            Environmental Matters   .............................................       10
 2.15            Undisclosed Liabilities    ..........................................       11
 2.16            Insurance Coverage   ................................................       11
 2.17            Insurance Reports; Regulatory Filings  ..............................       11
 2.18            Labor Relations   ...................................................       11
 2.19            Reserves    .........................................................       11
 2.20            Insurance Business   ................................................       12
 2.21            Investments    ......................................................       13
 2.22            Disclosure  .........................................................       13
 2.23            Disclaimer  .........................................................       13
ARTICLE III      REPRESENTATIONS AND WARRANTIES OF ACHC AND THE
                 FORMER SHAREHOLDERS  ................................................       13
 3.1             Litigation  .........................................................       13
 3.2             Power and Authority; No Conflict    .................................       14
 3.3             [Intentionally omitted.]   ..........................................       14
 3.4             Disclosure  .........................................................       14
 3.5             [Intentionally omitted.]   ..........................................       14
 3.6             Relationship of the Former Shareholders with Related Persons   ......       14
 3.7             Title    ............................................................       14
 3.8             Disclaimer  .........................................................       14
ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE BUYERS
                 AND WESTERN    ......................................................       15
 4.1             Organization   ......................................................       15
 4.2             Corporate Power and Authority; No Conflicts  ........................       15
 4.3             Consents    .........................................................       15
 4.4             Availability of Funds   .............................................       15
 4.5             Litigation  .........................................................       16
 4.6             Vote Required  ......................................................       16
 4.7             Western Vote   ......................................................       16

ARTICLE V         COVENANTS OF THE COMPANY, ACFS, ACHC AND THE
                  FORMER SHAREHOLDERS  ................................................    16
 5.1              Conduct of Business  ................................................    16
 5.2              Access   ............................................................    17
 5.3              Further Assurances   ................................................    18
 5.4              Acquisition Proposals   .............................................    18
 5.5              Advice of Changes    ................................................    18
 5.6              Interim Financial Information    ....................................    18
 5.7              Termination of Affiliate Arrangements  ..............................    18
 5.8              Non-Competition Agreements    .......................................    18
 5.9              Consents    .........................................................    18
 5.10             Insurance Licenses   ................................................    18
ARTICLE VI        COVENANTS OF THE BUYERS AND WESTERN    ..............................    19
 6.1              Books and Records; Personnel  .......................................    19
 6.2              Assumed Liabilities  ................................................    19
 6.3              Further Assurances   ................................................    19
 6.4              Conduct Prior to Closing   ..........................................    20
 6.5              Insurance License and Permit Application; Form A Filing  ............    20
 6.6              Western Corporate Action   ..........................................    20
 6.7              Formation of Sub 1 and Sub 2  .......................................    20
ARTICLE VII       ADDITIONAL COVENANTS    .............................................    20
 7.1              Tax Matters    ......................................................    20
 7.2              HSR Act Notification    .............................................    21
 7.3              SEC Reports    ......................................................    22
 7.4              Meeting of Stockholders    ..........................................    22
 7.5              Proxy Statement   ...................................................    22
 7.6              Best Efforts; Consents; Filings  ....................................    22
 7.7              Public Announcement  ................................................    22
 7.8              Name  ...............................................................    23
 7.9              Non-Competition Covenant   ..........................................    23
ARTICLE VIII      CONDITIONS TO THE OBLIGATIONS OF THE BUYERS AND WESTERN  ............    24
 8.1              Representations, Warranties and Covenants of the Company, ACFS, ACHC
                  and the Former Shareholders   .......................................    24
 8.2              Litigation  .........................................................    24
 8.3              Stockholder Approval; Third Party Consents   ........................    24
 8.4              Governmental Consents   .............................................    24
 8.5              Opinion of the Sellers= Counsel  ....................................    24
 8.6              No Material Adverse Change    .......................................    24
 8.7              Best's Rating  ......................................................    24
 8.8              Insurance Department Examination    .................................    24
 8.9              Indemnification from Checker Motors Corporation    ..................    25
 8.10             Name  ...............................................................    25
 8.11             Assumption Agreements   .............................................    25
 8.12             Section 1445 Certificate   ..........................................    25
 8.13             Payment of Amended and Restated Buyer Notes  ........................    25
ARTICLE IX        CONDITIONS TO THE OBLIGATIONS OF THE SELLERS,
                  ACHC AND THE FORMER SHAREHOLDERS    .................................    25
 9.1              Representations, Warranties and Covenants of the Buyer   ............    25
 9.2              Litigation  .........................................................    25
 9.3              [Intentionally omitted.]   ..........................................    25
 9.4              Governmental Consents   .............................................    25
 9.5              Releases    .........................................................    26
 9.6              Opinion of the Counsel to the Buyers and Western   ..................    26
 9.7              Assumption Agreements   .............................................    26
 9.8              Stockholder Approval    .............................................    26

ARTICLE X        COVENANTS RELATED TO EMPLOYMENT AND EMPLOYEE BENEFITS
                 ARRANGEMENTS   .......................................    26
      10.1       Assumption of Pension Plan    ........................    26
      10.2       Assumption of 401(k) Plan  ...........................    26
      10.3       Employment  ..........................................    26
      10.4       Indemnity   ..........................................    26
      10.5       Benefit Plans  .......................................    26
ARTICLE XI       TERMINATION PRIOR TO CLOSING  ........................    27
      11.1       Termination    .......................................    27
      11.3       Effect of Termination   ..............................    27
ARTICLE XII      MISCELLANEOUS  .......................................    27
      12.1       Survival    ..........................................    27
      12.2       Indemnification   ....................................    28
      12.3       Interpretive Provisions    ...........................    29
      12.4       Entire Agreement  ....................................    29
      12.5       Successors and Assigns  ..............................    29
      12.6       Headings    ..........................................    29
      12.7       Modification and Waiver    ...........................    29
      12.8       Broker's Fees  .......................................    29
      12.9       Expenses    ..........................................    30
      12.10      Consulting Fees   ....................................    30
      12.11      Notices  .............................................    30
      12.12      Governing Law  .......................................    32
      12.13      Counterparts   .......................................    32
      12.14      Certain Definitions  .................................    32
      12.15      No Third Party Beneficiaries  ........................    37

                           ASSET PURCHASE AGREEMENT

     This Agreement, made and entered into as of April 30, 1997 (the "Agreement"), by and among American Country Insurance Company, an Illinois insurance company (the "Company"), American Country Financial Services Corp., an Illinois corporation ("ACFS" and, together with the Company, the "Sellers" and either of the Sellers individually, a "Seller"), American Country Holding Corp., a Delaware corporation ("ACHC"), The Western Systems Corp., a Delaware corporation ("Western"), David R. Markin ("Markin"), Martin L. Solomon ("Solomon"), Allan R. Tessler ("Tessler"), Wilmer J. Thomas, Jr. ("Thomas"), Daniel R. DeLeo ("DeLeo"), Edwin W. Elder ("Elder") and Wayne R. Hannah, Jr. ("Hannah" and, collectively with Markin, Solomon, Tessler, Thomas, DeLeo and Elder, the "Former Shareholders"). The Sellers, ACHC, Sub 2 (defined below), Western, the Former Shareholders and Sub 1 (defined below) are referred to collectively herein as the "Parties."

                             W I T N E S S E T H :

     WHEREAS, the Company is a wholly owned subsidiary of ACHC;

     WHEREAS, ACFS is a wholly owned subsidiary of the Company;

     WHEREAS, Western, through its wholly-owned subsidiaries, desires to purchase and the Company desires to sell substantially all of the Company's assets upon the terms and subject to the conditions set forth herein; and

     WHEREAS, (i) prior to the closing of the purchase of the assets of the Company, Western intends to form a wholly-owned subsidiary of Western, which, upon its formation, is expected to be an Illinois company, and Western intends to cause such subsidiary to become a party to this Agreement as a Buyer ("Sub 2" or a "Buyer") and (ii) prior to the closing of the purchase of the assets of the Company, Western intends to form another wholly-owned subsidiary of Western, which, upon its formation, is expected to be an Illinois insurance company, and Western intends to cause such subsidiary to become a party to this Agreement as a Buyer ("Sub 1" or a "Buyer" and, together with Sub 2, the "Buyers" (it being understood that, where appropriate, the term "Buyers" as used herein shall be deemed to include Sub 2 and Sub 1, each upon its formation and execution by it of a counterpart of this Agreement as contemplated by Section 6.7 hereof)).

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the Parties do hereby agree as follows (Section 12.14 hereof sets forth the definitions of capitalized terms used herein, or references the Sections in which such terms are defined):

                                   ARTICLE I

                          TERMS OF PURCHASE AND SALE

 1.1 Sale of the Company's Assets.

     (a) Company Assets to be Sold. On the Closing Date and subject to the terms and conditions of this Agreement, the Company shall sell, convey, transfer, assign and deliver to Sub 1, and Western shall cause Sub 1 to purchase from the Company, all of the Company's right, title and interest in and to, the assets, properties, rights and business of the Company of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Company, including, without limitation, all assets, properties, rights and business of the Company, other than the Company Excluded Assets, as the same may exist on the Closing Date (collectively, the "Company Acquired Assets").

     (b) Company Assets Excluded from Sale. Anything herein to the contrary notwithstanding, the right, title and interest of the Company in and to the assets of the Company listed on Exhibit 1.1(b) hereto (the "Company Excluded Assets") shall not be purchased and sold hereunder, and the Company shall retain all right, title and interest thereto.

 1.2 Sale of ACFS Assets.

     (a) On the Closing Date and subject to the terms and conditions of this Agreement, ACFS shall sell, convey, transfer, assign and deliver to Sub 2 and Western shall cause Sub 2 to purchase from ACFS, all of ACFS's right, title and interest in and to the assets, properties, rights and business of ACFS of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of ACFS, including, without limitation, all assets, properties, rights and business of ACFS, other than the ACFS Excluded Assets, as the same may exist on the Closing Date (collectively, the "ACFS Acquired Assets" and, together with the Company Acquired Assets, the "Acquired Assets").

     (b) ACFS Assets Excluded from Sale. Anything herein to the contrary notwithstanding, the right, title and interest of ACFS in and to the assets of ACFS listed on Exhibit 1.2(b) hereto (the "ACFS Excluded Assets" and, together with the Company Excluded Assets, the "Excluded Assets") shall not be purchased and sold hereunder, and ACFS shall retain all right, title and interest thereto.


 1.3 Assumption of Company Liabilities.

     (a) Company Liabilities to be Assumed. Upon the terms and subject to the conditions of this Agreement, at the Closing, Western shall cause Sub 1 to assume, and agree to pay, perform and discharge when due, any and all debts, liabilities and obligations of the Company (whether fixed or contingent, matured or unmatured, arising by law or by contract or otherwise, other than the Company Excluded Liabilities (collectively, all such liabilities, other than the Company Excluded Liabilities, the "Company Assumed Liabilities").

     (b) Company Excluded Liabilities. Anything herein to the contrary notwithstanding, Sub 1 shall not assume the liabilities of the Company that are listed on Exhibit 1.3(b) hereto (collectively, the "Company Excluded Liabilities").

 1.4 Assumption of ACFS Liabilities.

     (a) ACFS Liabilities to be Assumed. Upon the terms and subject to the conditions of this Agreement, at the Closing, Western shall cause Sub 2 to assume, and agree to pay, perform and discharge when due, any and all debts, liabilities and obligations of ACFS (whether fixed or contingent, matured or unmatured, arising by law or by contract or otherwise, other than the ACFS Excluded Liabilities (collectively, all such liabilities, other than the ACFS Excluded Liabilities, the "ACFS Assumed Liabilities" and, together with the Company Assumed Liabilities, the "Assumed Liabilities").

     (b) ACFS Excluded Liabilities. Anything herein to the contrary notwithstanding, Sub 2 shall not assume the liabilities of ACFS that are listed on Exhibit 1.4(b) hereto (collectively, the "ACFS Excluded Liabilities" and, together with the Company Excluded Liabilities, the "Excluded Liabilities").

 1.5 Deliveries. At the Closing, (i) the Company shall deliver to Sub 1 duly executed instruments of transfer and assignment of the Company Acquired Assets (including, without limitation, the Company Assignment

Agreement) sufficient to vest in Sub 1 the interests in the Company Acquired Assets being conveyed at the Closing in accordance with the terms of this Agreement, (ii) ACFS shall deliver to Sub 2 duly executed instruments of transfer and assignment of the ACFS Acquired Assets (including, without limitation, the ACFS Assignment Agreement) sufficient to vest in Sub 2 the interests in the ACFS Acquired Assets being conveyed at the Closing in accordance with the terms of this Agreement, (iii) Western shall cause Sub 1 to deliver to the Company duly executed instruments of assumption (including, without limitation, the Reinsurance Assumption Agreement and the Company Assumption Agreement) evidencing the assumption by Sub 1 of the Company Assumed Liabilities and (iv) Western shall cause Sub 2 to deliver to ACFS duly executed instruments of assumption (including, without limitation, the ACFS Assumption Agreement) evidencing the assumption by Sub 2 of the ACFS Assumed Liabilities.

 1.6 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, commencing at 9:00 a.m., New York City time, on the date which is not later than five business days after the satisfaction (or waiver) of each of the conditions to the Buyers' and Western's obligations and the Sellers' and ACHC's obligations, as set forth in Articles VIII and IX, respectively, or at such other time or place or on such other date as may be mutually agreed to by the Parties in writing, subject to
Article XI hereof (the "Closing Date").

 1.7 Purchase Price and Payment. The aggregate purchase price to be paid by the Buyers for the Acquired Assets (the "Purchase Price") shall be an amount in cash equal to $40,250,000. Payment of the Purchase Price shall be in U.S. dollars, and shall be made, on the Closing Date, by wire transfer or delivery of other immediately available funds to the respective accounts of each of the Sellers at a bank or banks specified in advance in writing by each such Seller. Within six months after the Closing, the Buyers shall deliver a schedule to the Sellers allocating the sum of the Purchase Price and the Assumed Liabilities between the Company and ACFS and among the Acquired Assets. To the extent the Buyers and the Sellers agree upon the allocation made pursuant to the schedule prepared by the Buyers under this Section 1.7, all Tax returns filed by or on behalf of the Buyers and the Sellers shall be prepared consistently with such allocation and the parties agree to prepare and file all Tax returns consistently with the treatment of the transaction pursuant to this Agreement as a purchase and sale of assets.

 1.8 Liabilities.

     (a) Each of the Buyers and Western understands and agrees that, from and after the Closing, except for the Excluded Liabilities and except for any obligations expressly incurred by the Sellers under this Agreement, neither of the Sellers nor any of their Affiliates shall have any liability or responsibility for any liability or obligation of or arising out of or relating to any Seller (or any of its predecessors) or its assets or business (including, in each case, as to Environmental Matters), of whatever kind or nature, whether contingent or absolute, whether arising prior to, on or after, and whether determined or indeterminable on the Closing Date, and whether or not specifically referred to as the "Assumed Liabilities." In addition, from and after the Closing, none of the Former Shareholders or their Affiliates (other than the Sellers and ACHC) shall have any liability hereunder, including any liability for the Excluded Liabilities or the obligations of the Sellers or ACHC under this Agreement.

     (b) Effective upon (and subject to the occurrence of) the Closing, Sub 1 shall pay or perform each Company Assumed Liability and Sub 2 shall pay or perform each ACFS Assumed Liability (or reimburse the appropriate Seller therefor) on the later of (i) the date on which such Assumed Liability is due or is otherwise paid or performed in accordance with the Sellers' prior practices or (ii) within five (5) days after the applicable Seller advises the applicable Buyer of the amount thereof, provided that such Buyer may dispute such Assumed Liability with the third party to whom such Assumed Liability is owed, in good faith, by appropriate procedure after written notice to the applicable Seller of its intent to do so and such Seller's consent thereto (which consent shall not be unreasonably withheld or delayed). The grant to such Buyer of such right to dispute shall not in any way affect the obligations of such Buyer to indemnify the Sellers, ACHC and the Former Shareholders, pursuant to Section 12.2 hereof.

                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ACFS, AND ACHC
                         REGARDING THE COMPANY AND ACFS

     The Company, ACFS and ACHC represent and warrant to the Buyers and Western as follows (for purposes of the following representations and warranties, where appropriate, the defined term "Company" shall be deemed to include ACFS and any matters set forth on any schedule relating to ACFS shall specifically refer to
ACFS):

 2.1 Organization. Each of the Company and ACFS is a corporation duly organized, validly existing and in good standing under laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and ACFS is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would have a Material Adverse Effect.

 2.2 Financial Statements.

     (a) Statutory Financial Statements. The Company has delivered to Western each of the following statutory financial statements (collectively, the "Statutory Financial Statements"):

      (i) audited statutory-basis balance sheets and the related statutory-basis statements of income, changes in capital and surplus and cash flows as of and for the fiscal years ended December 31, 1994, 1995 and 1996 (December 31, 1996 being the "Most Recent Fiscal Year End") of the Company;

      (ii) if available, unaudited statutory-basis quarterly financial statements of the Company (the annual or quarterly statutory financial statements, as appropriate, dated as of and for the later of the Most Recent Fiscal Year End and any quarter ending after December 31, 1996 being the "Most Recent Statutory Financial Statements" and the date of such year end or quarter end, as appropriate, being the "Most Recent Fiscal Month End"); and

      (iii) the Statutory Financial Statements have been prepared in conformity with accounting practices prescribed or permitted by the Illinois Insurance Department. The variances between such practices and SAP and the effects on the Statutory Financial Statements are described, in all material respects, in the notes thereto. The information included in the notes to the Statutory Financial Statements presents fairly, in all material respects, capital and surplus and net income of the Company in conformity with SAP at and for the periods covered thereby. The Statutory Financial Statements present fairly in all material respects the financial position of the Company at and for the periods covered thereby, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Illinois Insurance Department; provided, however, that the Most Recent Statutory Financial Statements, if as of and for a date after the Most Recent Fiscal Year End, are subject to year-end adjustments in accordance with the accounting principles prescribed by the Illinois Insurance Department, but which will not result in any Material Adverse Effect.

     (b) GAAP Financial Statements. As soon as practicable and in no event later than ten days after the date hereof, the Company will deliver to Western each of the following financial statements (collectively, the "GAAP Financial Statements" and, together with the Statutory Financial Statements, the "Financial Statements"):

      (i) audited GAAP statements of income, changes in capital and surplus and cash flows as of and for the fiscal years ended December 31, 1994, 1995 and 1996 for the Company;

      (ii) audited GAAP consolidated balance sheets as of and for the fiscal years ended December 31, 1995 and 1996;

      (iii) if available, unaudited GAAP quarterly financial statements of the Company as of and for any quarter ended after December 31, 1996 (the annual or quarterly GAAP financial statements, as appropriate, dated as of and for the later of the Most Recent Fiscal Year End and any quarter ending after December 31, 1996 being the "Most Recent Consolidated GAAP Financial Statements");

      (iv) unaudited GAAP quarterly financial statements of the Company for any comparable quarterly period in 1996 for which 1997 GAAP quarterly financial statements are provided (the "Comparable GAAP Statements"); and

       (v) the GAAP Financial Statements present fairly, in all material respects, the financial position of the Company at and for the periods covered thereby, and the related results of its operations and cash flows for the years then ended, and the GAAP Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that the Most Recent Consolidated GAAP Financial Statements and the Comparable GAAP Statements, if any, are subject to year-end adjustments in accordance with GAAP and lack footnotes and other presentation items, but which will not result in any Material Adverse Effect.


     2.3 Absence of Certain Changes or Events. Except as set forth in Section
2.3 of the Disclosure Schedule, the Most Recent Consolidated GAAP Financial Statements or the Most Recent Statutory Financial Statements, since the Most Recent Fiscal Year End, the Company and ACFS have conducted their businesses in the Ordinary Course of Business, and neither the Company nor ACFS has:

     (a) changed in any material respect the Company's reserves for losses, claims and expenses, or its rates, actuarial assumptions, policy forms, contractual arrangements, claims or procedures;

     (b) suffered any damage, destruction or casualty loss (not covered by insurance) to its physical properties which individually or in the aggregate have had a Material Adverse Effect;

     (c) incurred or discharged any obligation or liability or entered into any other transaction except in the Ordinary Course of Business and except for obligations, liabilities and transactions that do not individually or in the aggregate have a Material Adverse Effect;

     (d) suffered any material adverse change in its working capital, assets, liabilities, operations or business or financial condition which individually or in the aggregate have had a Material Adverse Effect;

     (e) increased the rate or terms of compensation payable or to become payable to its directors, officers or employees or increased the rate or terms of any Business Benefit Plan covering any of its directors, officers or employees, except in each case increases occurring in the Ordinary Course of Business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Commitment;

     (f) created, permitted, suffered or assumed any Encumbrance on any of its properties or assets, tangible or intangible, other than Permitted Exceptions;

     (g) acquired or disposed of any assets or properties, or entered into any agreement or other arrangement for such acquisition or disposition, except acquisitions and dispositions in the Ordinary Course of Business;

     (h) forgiven or canceled any debts or claims, or waived any rights, except in the Ordinary Course of Business and except for forgiveness, cancellations and waivers that do not individually or in the aggregate have a Material Adverse Effect;

     (i) changed in any material respect its accounting practices, policies or principles, or changed its depreciation or amortization policies or rates adopted by it other than changes which do not individually or in the aggregate have a Material Adverse Effect or changes required by changes in GAAP, SAP or applicable Insurance Laws, which do not individually or in the aggregate have a Material Adverse Effect;

     (j) entered into any employment agreement or adopted any Business Benefit Plan other than those which do not individually or in the aggregate have a Material Adverse Effect;

     (k) (i) declared, set aside or paid any dividends or other distribution in respect of the Stock of the Company, or shares of capital stock of, or other equity interests in, ACFS or (ii) redeemed, purchased or otherwise acquired any of the Company's securities or any of the securities of ACFS;

     (l) transferred any asset, liability or obligations to or from any Affiliate to the Company or ACFS or entered into any agreements with an Affiliate;

     (m) created, incurred, assumed, entered into or suffered to exist any indebtedness for borrowed money or guaranteed any obligation of any Person; or

     (n) agreed to take any action described in this Section 2.3.

     2.4 Title to Assets. The Company and ACFS have good and marketable title to all of the Company Acquired Assets and ACFS Acquired Assets, respectively, free and clear of all Encumbrances, except (a) as set forth in Section 2.4 of the Disclosure Schedule, (b) liens for taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and (c) Encumbrances which individually or in the aggregate do not have a Material Adverse Effect (the matters set forth in the foregoing clauses (a), (b) and (c) being referred to herein as the "Permitted Exceptions"). Except for the Excluded Assets, the Company Acquired Assets and ACFS Acquired Assets include all rights, properties and other assets necessary to permit the Company and ACFS, respectively, to conduct their businesses in substantially the same manner as has been heretofore conducted (it being understood that no representation or warranty is being made as to the effect that not including the Excluded Assets will or may have on the Company or ACFS, respectively, or their respective business). The instruments of transfer to be executed and delivered by the Sellers in connection with the transactions contemplated by this Agreement are valid and binding obligations of each of the Sellers and are sufficient to transfer to the applicable Buyer all rights, title and interest of the Sellers in and to the Acquired Assets.

     2.5 Proprietary Information. Neither the Company nor ACFS owns or uses any United States or foreign trademarks, trade names, service marks, patents or copyrights, and there are no applications pending therefor; nor does either have any royalty, commission, licensing or other agreement with respect thereto. To the Company's knowledge, neither the Company nor ACFS has interfered with, infringed upon, misappropriated, or violated any material patent, copyright, tradename or trademark right of any third party in any material respect, and neither the Company nor ACFS has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation.

     2.6 Commitments. Section 2.6 of the Disclosure Schedule sets forth a list, as of the date hereof, of each of the following written or oral agreements, arrangements or commitments (including any and all amendments thereto) to which the Company or ACFS is a party or by which the Company or ACFS is bound (collectively, the "Commitments"):

     (a) all reinsurance, retrocession, coinsurance or other similar commitments, agreements or arrangements;

     (b) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum in any one case;

     (c) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000 in any one case;

     (d) any agreement concerning a partnership or joint venture or which otherwise entitles any Person to share in the profits, revenues or cash flows of the Company or ACFS or which requires any payments or other distributions based thereon;

     (e) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed an Encumbrance on any of its assets, tangible or intangible, in excess of $50,000 in any one case or $200,000 in the aggregate;

     (f) any material agreement concerning confidentiality;

     (g) any material sales agency or distributorship agreements;

     (h) any agreements between the Company and ACFS or any of their respective Affiliates;

     (i) any material brokerage and finder's agreements;

     (j) agreements and commitments for capital expenditures in excess of $50,000 for any single project or $200,000 in the aggregate;

     (k) any material employment, consulting, severance or agency agreement;

     (l) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees other than the advancement of expenses in the Ordinary Course of Business;

     (m) other agreements, arrangements or commitments which are material to the business or financial condition of the Company or ACFS;

     (n) any power of attorney granted by the Company or ACFS to a third party;

     (o) any agreement with any director, officer, shareholder or Affiliate or other organization in which such Person, or anyone related to such Person, has a direct or indirect financial interest;

     (p) any agreement containing covenants limiting its freedom to compete in any line of business or in any geographic area; and

     (q) any agreement with, or undertaking or commitments to any governmental or regulatory authority.

     The Company and ACFS previously have delivered to Western a correct and complete copy of each such written Commitment. Except as set forth in Section
2.6 of the Disclosure Schedule, neither the Company nor ACFS has knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements and no event has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or ACFS or, to the Company's knowledge, any other party thereto. Except as set forth on Section 2.6 of the Disclosure Schedule, to the knowledge of the Company, all of the contracts, agreements and arrangements referred to, or required to be referred to, in the Disclosure Schedule are valid and binding and are in full force and effect and are enforceable in accordance with their terms.

 2.7 Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no action, counterclaim, suit, hearing, investigation or proceeding of, in or before any court, governmental authority or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator or other forum for dispute resolution ("Litigation") pending or, to the Company's knowledge, threatened against the Company or ACFS, or to which any of them is a named party (i) with respect to which there is a reasonable likelihood of a determination which would have a Material Adverse Effect or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Except as set forth in the Disclosure Schedule or the Financial Statements or the Regulatory Filings filed prior to the date of this Agreement (including, without limitation, all documents referenced therein), neither the Company nor ACFS is currently under review by the Illinois Insurance Department, any other insurance department or agency or any other governmental authority or subject to any outstanding orders, rulings, injunctions, judgments, charges or decrees that have a Material Adverse Effect.

 2.8 Compliance with Laws. Except as set forth in Section 2.8 of the Disclosure Schedule, the Company and ACFS are in compliance with all applicable laws, rules and regulations of federal, state, local and foreign governments (and all agencies thereof) currently in effect, except where the failure to comply therewith would not have a Material Adverse Effect. The Company and ACFS have all permits, licenses, Insurance Licenses, and authorizations of governmental or regulatory authorities (collectively, the "Permits") necessary or required for the conduct of their businesses as presently conducted, except where the absence thereof does not individually or in the aggregate have a Material Adverse Effect. Section 2.8 of the Disclosure Schedule sets forth each Insurance License and other Permit which the Company or ACFS possesses. There is no Litigation pending or, to the Company's knowledge, threatened, seeking the revocation, cancellation or suspension or any adverse modification, of any such Permits with respect to which there is a reasonable likelihood of a determination which would have a Material Adverse Effect. No event has occurred with respect to any Insurance License which permits, or after notice or lapse of time (or both) would permit, revocation or termination of any Insurance License, or would result in any other impairment of the rights of the holder thereof, and no terminations thereof have been threatened. Except as set forth in Section 2.8 of the Disclosure Schedule, neither the Company nor ACFS has received any notice of any violations or other deficiencies, which notice has been issued or which deficiencies have been alleged to exist by any insurance department or other official of any state, including those states in which the Company is licensed, which violations or deficiencies have not been fully and completely remedied, cured or otherwise satisfied as of the date hereof.

 2.9 Corporate Power and Authority; No Conflicts. Each of the Company and ACFS has the right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Company and ACFS of this Agreement and the consummation by each of the Company and ACFS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Company and ACFS. This Agreement has been duly and validly executed and delivered by each of the Company and ACFS and constitutes the valid and binding obligation of each of the Company and ACFS, enforceable against each of them in accordance with its terms. The execution, delivery and performance by each of the Company and ACFS of this Agreement and the consummation by each of the Company and ACFS of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which the Company or ACFS is subject, (ii) violate any order, judgment or decree applicable to the Company or ACFS or (iii) violate any provision of the Certificate of Incorporation or the By-laws of the Company or ACFS; except, in each case, for violations, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

 2.10 Employee Benefit Plans.

     (a) Section 2.10 of the Disclosure Schedule lists all material Business Benefit Plans. True and complete copies thereof, as amended, including either the original plan or the most recent restatement and all subsequent amendments (other than any Multiemployer Plans), have previously been delivered to Western. Except as set forth in Section 2.10 of the Disclosure Schedule, with respect to each material Business Benefit Plan other than any Multiemployer Plan, true and complete copies of the following have been delivered to Western:

      (i) any related ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for such plan;

      (ii) the most recent determination letter, if any, received from the IRS regarding such plan;

      (iii) any pending applications, filings, or notices with respect thereto with the IRS, PBGC or DOL;

      (iv) the financial statements and annual reports on the Form 5500 series for such plan for the last two years;

      (v) the latest actuarial valuation, if any, for such plan;

      (vi) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to such plan;

      (vii) each opinion or ruling from the IRS, DOL, or PBGC concerning such plan in the prior 12 months; and

      (viii) each Registration Statement, amendment thereto and prospectus relating thereto filed with the SEC or furnished to participants in connection with such plan.

     (b) Except as set forth in Section 2.10 of the Disclosure Schedule, each of the Business Benefit Plans intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it is qualified under Section 401(a) of the Code, and has never received notice or determination by any governmental agency that it is not so qualified.

     (c) Except as set forth in Section 2.10 of the Disclosure Schedule, to the knowledge of ACHC and the Former Shareholders, the Business Benefit Plans (other than any Multiemployer Plans, with respect to which the Company makes no representations) sponsored or maintained by the Business have been maintained and operated in material compliance accordance with their terms and all provisions of applicable law.

     (d) Except as set forth in Section 2.10 of the Disclosure Schedule, neither the Company nor ACFS has participated in or contributed to any Multiemployer Plan nor to the knowledge of ACHC and the Sellers does any of them have any other liability, including any potential withdrawal liability, with respect to any Multiemployer Plan, and none of them has incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any such Multiemployer Plan by the Business or by any member of the controlled or affiliated group of the Sellers, ACHC or the Former Shareholders.

   (e) Funding Matters.

       (1) Except as set forth in Section 2.10 of the Disclosure Statement, no liability to the PBGC has been incurred with respect to the Business Benefit Plans. All premiums due and payable to the PBGC with respect to the Business Benefit Plans have been paid in a timely manner. As of the date of this

       Agreement, the PBGC has not instituted proceedings to terminate any of the Business Benefit Plans. To the Sellers' knowledge, no event has occurred and there exists no condition or set of circumstances which would reasonably be expected to result in the involuntary termination of any of the Business Benefit Plans by the PBGC pursuant to Section 4042 of ERISA.

       (2) Except as set forth in Section 2.10 of the Disclosure Schedule, the current present value of all projected benefit obligations under each of the Business Benefit Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the Business Plan Assets attributable to such benefit liabilities, based upon reasonable actuarial assumptions currently used for such Business Benefit Plan. In addition, except as set forth in the Disclosure Schedule, each of the Business Benefit Plans which is subject to Title IV of ERISA is fully funded on a termination basis such that the net fair market value of the assets equals or exceeds the present value of the accrued benefits under such Business Benefit Plan. The representation made in the preceding sentence is based upon the reasonable actuarial assumptions currently used for such Business Benefit Plan with such modifications as are required by the PBGC for determining benefits on a termination basis.


       (3) Except as set forth in Section 2.10 of the Disclosure Schedule, no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) whether or not waived and regardless of the reason arising, exists with respect to any Business Benefit Plan.

       (4) Prior to the date of this Agreement or before the Closing Date, to the knowledge of ACHC and the Sellers, no action has or will be taken, the effect of which would reasonably be expected to subject the Business or any member of the controlled or affiliated group of the Business to any increased annual liability or withdrawal liability as a result of a plan reorganization.

       (5) Except as set forth in Section 2.10 of the Disclosure Schedule, none of the Business Benefit Plans has been terminated or partially terminated within the past 5 years, no contributions to any such Business Benefit Plans been discontinued (within the meaning of Section 411 of the Code), and there have been no events within the past 5 years which would reasonably be expected to constitute grounds for such a termination, partial termination or discontinuance of contributions. There has been no withdrawal of a substantial employer (as described in Section 4063 of ERISA) from any of the Business Benefit Plans.

       (6) Except as set forth in the Disclosure Schedule, no member of the controlled or affiliated group of the Sellers has withdrawn from any Multiemployer Plan within the past 5 years.

     (f) For the past 5 years, to the knowledge of ACHC and the Sellers, Summary Plan Descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the other rules and regulations promulgated by the DOL under ERISA and the Treasury Department or by the SEC with respect to the Business Benefit Plans have been so filed, published or disseminated.

     (g) To the knowledge of ACHC and the Sellers, except as set forth in
Section 2.10 of the Disclosure Schedule:

       (1) Neither the Business, any Business Benefit Plan, any trust or arrangement created under any of them, nor any trustee who is an Employee, fiduciary who is an Employee, custodian who is an Employee, or administrator who is an Employee of the Business and a fiduciary of any Business Benefit Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA to or the Code) which would reasonably be expected to subject any of the foregoing persons or entities or any person or entity dealing with them to any material tax, penalty, or other material cost or material liability of any kind; and

       (2) No Reportable Event (other than a Reportable Event for which the statutory notice requirements have been waived by regulation) has occurred with respect to any Business Benefit Plan.

     (h) Other than claims for benefits arising in the ordinary course of the administration or operation of the Business Benefit Plans, no claims, investigations, litigation, or arbitrations are pending or threatened against any Business Benefit Plan or against the Business with regard to any Business Benefit Plan, any trust or arrangement created under or as a part of any Business Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Business Benefit Plan and to the knowledge of ACHC and the Sellers, no circumstance exists that would reasonably be expected to give rise to any such claim or claims exist.

     (i) Except as set forth in the Disclosure Schedule, the execution or performance of the transactions contemplated by this Agreement are not reasonably expected to create, accelerate or increase any obligations under any Business Benefit Plan, including any obligation to make a payment that would be nondeductible under Section 280G of the Code or any other Code provisions.

 2.11 Consents. Except for (i) those Commitments indicated by a double or single asterisk on Section 2.6 of the Disclosure Schedule and (ii) the Commitment listed on Exhibit 8.3 hereof, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority (other than applicable requirements, if any, pursuant to the HSR Act, Required Insurance Filings, and Required Insurance Approvals) or any other Person is required in connection with the execution, delivery and performance by the Company or ACFS of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which any Buyer or Western or any other Person is required to obtain or make or instances where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company or ACFS from performing its respective obligations under this Agreement.

 2.12 Subsidiaries. Other than ACFS, there is no corporation or other Person with respect to which the Company or ACFS either (a) owns on the date hereof or will own, directly or indirectly, on the Closing Date a majority of the common stock or other equity interest of or (b) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors thereof. Neither the Company nor ACFS controls any corporation, partnership, trust, or other business association which is not a subsidiary of the Company or ACFS.

 2.13 Real Property; Leases.

     (a) Neither the Company nor ACFS owns any real property.

     (b) Section 2.13 of the Disclosure Schedule sets forth all real property leased or subleased to either the Company or ACFS or which the Company or ACFS have agreed to purchase or lease (the "Leased Property"). The Company and ACFS have delivered to Western correct and complete copies of the leases, subleases and other applicable agreements for each Leased Property. With respect to each such Leased Property:

      (i) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

      (ii) neither the Company nor ACFS has assigned, transferred, conveyed, mortgaged, deeded in trust, or Encumbered any interest in the leasehold or subleasehold;

      (iii) all Leased Properties have received all approvals of Governmental Entities (including Permits) required in connection with the operation thereof;

      (iv) except for Permitted Exceptions, no Leased Property is subject to any governmental decree or order (or threatened or proposed order known to the Company) to be sold or taken by public authority or any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever which would have a Material Adverse Effect; and

      (v) The plants, structures and equipment owned or leased by the Company and ACFS are structurally sound with no known material defects, are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

 2.14 Environmental Matters. To the Company's knowledge, except as set forth in
Section 2.14 of the Disclosure Schedule or the Financial Statements filed prior to the date of this Agreement:

     (a) Each of the Company and ACFS (i) has complied in all material respects with the Environmental, Health and Safety Laws and (ii) has obtained all Permits which are required under the Environmental, Health and Safety Laws for its operation and each such entity has been in substantial compliance with all terms and conditions of such Permits;

     (b) No Hazardous Substance has been discharged into the environment by the Company or ACFS or on or from the premises of the Company or ACFS by any Person which is required by the Environmental, Health and Safety Laws to be remediated by or at the expense of the Company or ACFS;

     (c) There are no past, pending or threatened Environmental Claims asserted against the Company or ACFS; and

     (d) There are not now and there have never been any underground storage tanks located at, on or under the Leased Property.

 2.15 Undisclosed Liabilities. Except as reflected and adequately reserved against in the Most Recent Statutory Financial Statements or disclosed in
Section 2.15 of the Disclosure Schedule, or as contemplated by this Agreement, neither the Company nor ACFS has any debts, liabilities or obligations of any nature (whether known or unknown, absolute or contingent), except (a) any debts, liabilities or obligations incurred after the date of the Most Recent Statutory Balance Sheet in the Ordinary Course of Business which shall in no event exceed $100,000 in the aggregate, and (b) reserves as described in Section 2.19.

 2.16 Insurance Coverage. Section 2.16 of the Disclosure Schedule contains a list, as of the date hereof of all material insurance policies maintained by or for the benefit of the Company and ACFS (the "Insurance Policies"). The Company and ACFS have made available to Western copies complete and correct in all material respects of all of the Insurance Policies together with all riders and other written amendments thereto. The Insurance Policies are in full force and effect, and all premiums due thereon have, to date, been paid. The Company and ACFS have complied with the terms and provisions of the Insurance Policies except where the failure to comply does not individually or in the aggregate have a Material Adverse Effect.

 2.17 Insurance Reports; Regulatory Filings.

     (a) Section 2.17 of the Disclosure Schedule sets forth a list of all reports of examination issued by the insurance authorities of each state in which the Company and ACFS have filed Statutory Financial Statements since December 31, 1991 (the "Insurance Reports"). Except as indicated in such Statutory Financial Statements, Insurance Reports, other Regulatory filings or on Section 2.17 of the Disclosure Schedule:

      (i) no deficiencies have been asserted to the Company or ACFS by any such regulatory authority with respect to such Statutory Financial Statements and Insurance Reports;

      (ii) since December 31, 1991, no fine or penalty has been imposed on the Company or ACFS by any insurance regulatory authority or any court or other governmental authority; and

      (iii) no deposits have been made by the Company or ACFS with any insurance regulatory authority which were not shown in the Statutory Financial Statements or the most recent Statutory Financial Statements for any quarterly period ending after December 31, 1996.

     (b) Section 2.17 of the Disclosure Schedule sets forth a list of all reports, statements, documents, registrations, filings, including, without limitation, all rate and form filings, submissions, or applications required by any applicable Insurance Laws to be filed regularly by the Company or ACFS during any year (collectively, the "Regulatory Filings"). The Company and ACFS have properly made the Regulatory Filings with the appropriate insurance regulatory authority or any other authority with which such Regulatory Filings must be filed or submitted, and the Regulatory Filings comply with all applicable Insurance Laws. No material deficiencies have been asserted by any such regulatory authority with respect to the Regulatory Filings. Since January 1, 1991, there have been no material disputes or controversies with or investigations undertaken by any such regulatory authorities, except as set forth in Section 2.17 of the Disclosure Schedule. Any disputes or controversies with or undertaken by any such regulatory authorities have been resolved without a Material Adverse Effect on the Company or ACFS or are currently being contested or resolved by the Company or ACFS in good faith and in accordance with any Insurance Laws.

 2.18 Labor Relations. There is no collective bargaining agreement or other labor contract covering employees of the Company or ACFS, and no union or other labor organization is seeking to organize, or to be recognized as a collective bargaining unit of employees of the Company or ACFS or for any similar purpose.

 2.19 Reserves. The aggregate actuarial reserves and other actuarial amounts held in respect of Assumed Liabilities with respect to Insurance Contracts of the Company as established or reflected in the Most Recent Statutory Financial
Statements:

     (a) (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with said actuarial principles and (iii) were based on actuarial assumptions that are in accordance with industry standards and applicable Insurance Laws;

     (b) meet in all material respects the requirements of the Insurance Laws of all jurisdictions in which the Company is licensed; and

     (c) are adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured claims, benefits or Assumed Liabilities of the Company under all outstanding Insurance Contracts pursuant to which the Company has any liability. For purposes of this clause (c), (i) the adequacy of reserves shall be determined only on the basis of facts and circumstances known or anticipated or which reasonably should have been known or anticipated (based on procedures consistently applied, in accordance with industry standards and applicable Insurance Laws by the Company in connection with assessing the adequacy of reserves from time to time) by the Company as of the date hereof and (ii) the fact that reserves covered by any such representation may be subsequently adjusted at times and under circumstances consistent with the Company's ordinary practice of periodically reassessing the adequacy of its reserves shall not be used, in any manner whatsoever, to support any claim regarding the accuracy of such representation; provided, however, that such adjustments do not result in a Material Adverse Effect.

 2.20 Insurance Business.

     (a) All Insurance Contracts issued by the Company and now in force are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities in the jurisdictions where issued or have been filed with and not objected to by such authorities within the period provided for objection. All Insurance Contracts are consistent with all rate and form regulatory filings currently in effect for the Company in each jurisdiction in which the Company is licensed to write such Insurance Contracts. Subject to the Buyers and Western obtaining any appropriate Insurance Licenses and all necessary Permits and entering into the appropriate Reinsurance Assumption Agreement, the transactions contemplated by this Agreement will not (i) affect the validity of any Insurance Contract issued by the Company or (ii) render any admissible assets of the Company inadmissible under the applicable Insurance Laws of any applicable jurisdiction or the regulations promulgated thereunder.

     (b) Except as set forth in Section 2.20 of the Disclosure Schedule or the Statutory Financial Statements filed by the Company prior to the date of this Agreement, the Company is in compliance with all capital and surplus requirements of the state of Illinois and every other state in which the Company is licensed to write insurance.

     (c) Except as set forth in Section 2.20 of the Disclosure Schedule or the Statutory Financial Statements or the Regulatory Filings filed by the Company prior to the date of this Agreement, there is no judgment, order, Law or regulation or other instrument binding on the Company or ACFS or either of their assets or properties which has or would reasonably be expected to have the effect of prohibiting or materially restricting any business practice of or the conduct of business by the Company or ACFS as presently conducted or which has any other Material Adverse Effect.

     (d) Except as set forth in Section 2.20 of the Disclosure Schedule, all benefits payable by the Company under Insurance Contracts have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Insurance Contracts under which they arose and the Company's claims manual, such payments were not delinquent and were paid (or will be paid) without fines or penalties, except for such benefits for which the Company reasonably believes there is a reasonable basis to contest payment and is currently contesting payment in a diligent and continuous manner.

     (e) Except as set forth in Section 2.20 of the Disclosure Schedule, since the date of the Most Recent Statutory Financial Statements, all amounts recoverable under reinsurance, coinsurance or other similar Contracts (including, without limitation, amounts based on paid and unpaid Losses) are fully collectible, except such as to which noncollectibility would not, individually or in the aggregate, have a Material Adverse Effect.

     (f) Section 2.20 of the Disclosure Schedule lists each insurance agent or broker authorized to write, sell or produce business for the Company. Except as set forth in the Disclosure Schedule:

      (i) Each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for the Company, was duly licensed as an insurance agent or broker for the type of business written, sold or produced by such insurance agent or broker in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for the Company, except for such failures to be so licensed as would not, individually or in the aggregate, have a Material Adverse Effect;

      (ii) No insurance agent or broker violated any term or provision of any Law, judgment, order or decree by writing, selling or producing such business for the Company, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; and

      (iii) Each insurance agent or broker has promptly remitted to the Company all amounts required in accordance with any agreement, arrangement or contract between such insurance agent or broker and the Company, except for such failures to remit which do not, individually or in the aggregate, have a Material Adverse Effect.

     (g) All of the Investment Assets of each of the Company and ACFS included in its Most Recent Statutory Financial Statements as admitted assets comply in all material respects with the requirements for qualification as admitted assets under the investment provisions of the Insurance Laws of the State of Illinois and the applicable Insurance Laws of each of the other jurisdictions in which the Company or ACFS possesses an Insurance License. None of the Investment Assets of the Company and ACFS fail to qualify or are not permitted investments under the investment provisions of the Insurance Laws of the State of Illinois and the applicable Insurance Laws of each of the other jurisdictions in which the Company or ACFS possess an Insurance License.

     (h) Neither the Company nor ACFS is required to maintain nor does either maintain any statutory deposits in any states in which it is licensed to engage in the insurance business, except in the amounts, and with respect to the states, set forth in Section 2.20 of the Disclosure Schedule or the Statutory Financial Statements. All of such deposits are maintained in amounts and in all other material respects, in accordance with applicable Insurance Laws.

 2.21 Investments. Section 2.21 of the Disclosure Schedule sets forth a schedule of the Company's Investment Assets as of March 31, 1997. Except as set forth therein and except for the stock of ACFS, neither the Company nor ACFS owns any capital stock or other securities or has any other investment in any Person.

 2.22 Disclosure. No representations, warranties, assurances or statements by the Company, ACFS or ACHC in this Agreement and no statement contained in any document (including the Financial Statements and the Disclosure Schedule), certificates or other writings furnished or to be furnished by the Company, ACFS or ACHC (or caused to be furnished by the Company, ACFS or ACHC) to any Buyer or Western or any of their representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

 2.23 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IN THE ANCILLARY DOCUMENTS, ACHC, THE COMPANY AND ACFS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND THE ASSETS AND BUSINESS OF THE COMPANY AND ACFS BEING SOLD TO THE BUYERS AT THE CLOSING ARE TO BE CONVEYED HEREUNDER "AS IS WHERE IS" ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, AND THE BUYERS AND WESTERN SHALL RELY UPON THEIR OWN EXAMINATION THEREOF. IN ANY EVENT, ACHC, THE COMPANY AND ACFS MAKE NO WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS BEING SO SOLD, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                       ACHC AND THE FORMER SHAREHOLDERS

     ACHC represents and warrants to the Buyers and Western and, solely with respect to the representations and warranties contained in Section 3.6 and solely with respect to himself, each of the Former Shareholders represents and warrants, as follows:

 3.1 Litigation. There is no Litigation pending, or to ACHC's knowledge, threatened, involving the Company, ACFS or the Acquired Assets or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. Neither ACHC nor any of its Affiliates is subject to any outstanding orders, rulings, judgments or decrees which would impair the ability of ACHC to perform its obligations hereunder.

 3.2 Power and Authority; No Conflict. ACHC is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by ACHC of this Agreement and the consummation by ACHC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ACHC. This Agreement has been duly and validly executed and delivered by ACHC and constitutes the valid and binding obligation of ACHC, enforceable against it in accordance with its terms. The execution, delivery and performance by ACHC of this Agreement and the consummation by ACHC of the transactions contemplated hereby, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which ACHC is subject, (ii) violate any order, judgment or decree applicable to ACHC, (iii) violate any provision of the Certificate of Incorporation or By-laws of ACHC or (iv) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of ACHC or any of its Affiliates (other than the Company or ACFS) pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, Permit, franchise or other instrument or obligation to which ACHC is a party or by which ACHC or any of their properties (other than the Company or ACFS) is bound or affected; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

 3.3 [Intentionally omitted.]

 3.4 Disclosure. No representations, warranties, assurances or statements by ACHC or the Former Shareholders in this Agreement and no statement contained in any document, certificate or other writing furnished by ACHC or the Former Shareholders (or caused to be furnished by ACHC or the Former Shareholders) to any Buyer or Western or any of their representatives pursuant to the provisions hereof contains or will contain any untrue statement of a material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

 3.5 [Intentionally omitted.]

 3.6 Relationship of the Former Shareholders with Related Persons. Except as set forth in Section 3.6 of the Disclosure Schedule, none of the Former Shareholders or their respective Affiliates or, to their knowledge, their relatives (in each case, excluding ACHC) owns or has any other interest, directly or indirectly, in any corporation, joint venture, partnership, limited liability company or other entity or association that (i) competes with the Company or ACFS, (ii) sells or purchases, or has in the past 12 months sold or purchased, products or services to or from the Company or ACFS, (iii) leases, or has in the past 12 months leased, real or personal property to or from the Company or ACFS or (iv) otherwise does business with the Company or ACFS, except for ownership of less than five percent (5%) of the outstanding capital stock of any company that is publicly traded on any exchange or in the over-the-counter market.

 3.7 Title. ACHC holds of record and owns beneficially 24,990.5 of the 25,000 outstanding shares of the Company, free and clear of any restrictions on transfer (other than restrictions under the Automatic Repurchase and Pledge Agreement, the Securities Act, applicable Insurance Laws, and state securities laws), taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

 3.8 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE ANCILLARY DOCUMENTS, NEITHER ACHC NOR ANY OF THE FORMER SHAREHOLDERS MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND THE ASSETS AND BUSINESS OF THE COMPANY AND ACFS BEING SOLD TO THE BUYERS AT THE CLOSING ARE TO BE CONVEYED HEREUNDER "AS IS WHERE IS" ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, AND THE BUYERS AND WESTERN SHALL RELY UPON THEIR OWN EXAMINATION THEREOF. IN ANY EVENT, ACHC AND THE FORMER SHAREHOLDERS MAKE NO WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS BEING SO SOLD, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             THE BUYERS AND WESTERN

     Each Buyer and Western hereby represents and warrants to the Sellers as follows (for purposes of the following representations and warranties, where appropriate, the defined term "Buyers" shall be deemed to include Sub 2 and Sub 1, each upon its formation, and any representation and warranty made by a Buyer shall be deemed to be made by such Buyer as of the date of its execution of a counterpart of this Agreement as contemplated by Section 6.7 hereof):

 4.1 Organization. Each of the Buyers and Western is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, except for the (i) Required Insurance Approvals and (ii) in the case of Western, Stockholder Approval. Each of the Buyers and Western has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, and each is duly qualified and in good standing to do business in each jurisdiction in which the character of its properties owned or leased or the nature of the business conducted by it makes such qualification necessary, other than where the failure to be so organized, validly existing and in good standing, or to have such power and authority, as the case may be, would not have a material adverse effect on the transactions contemplated hereby.

 4.2 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each Buyer and Western of this Agreement and the consummation by each Buyer and Western of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Buyer and Western, except, in the case of Western, for Stockholder Approval. This Agreement has been duly and validly executed and delivered by each Buyer and Western and, in the case of Western, subject to the receipt of Stockholder Approval, constitutes the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. Subject to obtaining the consents and approvals referred to in Section 4.3 hereof, or on
Exhibit 4.3 hereto and, in the case of Western, Stockholder Approval, the execution, delivery and performance by each Buyer and Western of this Agreement and the consummation by each Buyer and Western of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) subject to obtaining the Required Insurance Approvals and any approvals required under the HSR Act and, in the case of Western, Stockholder Approval, violate any provision of law, rule or regulation to which any Buyer or Western is subject, (ii) violate any order, judgment or decree applicable to any Buyer or Western, (iii) subject in the case of Western to Stockholder Approval, violate any provision of the organizational documents of any Buyer or Western,
(iv) result in any breach of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of any Buyer or Western or any of their respective Affiliates pursuant to any, note, bond, mortgage, indenture, contract, agreement, lease, Permit, franchise or other instrument or obligation to which any Buyer or Western is a party or by which any Buyer or Western or any of their respective properties are bound or affected; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby. The Sellers have been provided with true and correct copies of the charter and by-laws of Western.

 4.3 Consents. Except as set forth in Exhibit 4.3 hereto, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority (other than applicable requirements, if any, pursuant to the HSR Act, the Securities Exchange Act, Required Insurance Filings and Required Insurance Approvals) or any other Person (other than Stockholder Approval) is required in connection with the execution, delivery and performance by the Buyers or Western of this Agreement, or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Sellers or ACHC or any other Person are required to obtain or make or instances where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Buyers or Western from performing its respective obligations under this Agreement.

 4.4 Availability of Funds. Western has written commitments from financial institutions to provide an aggregate of $7.0 million in connection with the transactions contemplated herein, subject to the execution of definitive financing agreements and the fulfillment of the conditions precedent thereunder. Each Buyer and/or Western, as appropriate, will have, on the Closing Date, funds, which, together with the funds of the other Buyer and/or Western, as appropriate, are sufficient to consummate the transactions contemplated by this Agreement.

 4.5 Litigation. There is no Litigation pending or, to knowledge of any Buyer or Western, threatened against any Buyer or Western or any of their respective Affiliates (i) with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of any Buyer or Western to perform its respective obligations under this Agreement, or
(ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. No Buyer or Western or any of their respective Affiliates is subject to any outstanding orders, rulings, judgments or decrees which would have a material adverse effect on the ability of any Buyer or Western to perform its respective obligations under this Agreement.

 4.6 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Western is the only vote of the holders of any class or series of Western capital stock necessary to consummate the transactions contemplated by this Agreement.

 4.7 Western Vote. Western represents that its officers and directors who own Western common stock will vote in favor of all such matters as may be necessary to effectuate the transactions contemplated by this Agreement, including, without limitation, voting in favor of increasing Western's authorized shares of common stock.

                                   ARTICLE V

                        COVENANTS OF THE COMPANY, ACFS,
                       ACHC AND THE FORMER SHAREHOLDERS

     Each of the Company, ACFS, ACHC and, solely with respect to the covenants contained in Sections 5.4, 5.5 and 5.7 and solely with respect to himself, each of the Former Shareholders hereby covenants and agrees with the Buyers and Western as follows:

 5.1 Conduct of Business. Except as may be otherwise contemplated by this Agreement or set forth in Section 5.1 of the Disclosure Schedule, or except as the Buyers or Western may otherwise consent to in writing (which consent shall not be unreasonably withheld), from the date hereof and prior to the Closing,

   (a) the Company and ACFS will:

      (i) in all material respects, operate only in the Ordinary Course of Business; provided, however that (x) payment of the federal income taxes shown as due on the Tax Statement prepared pursuant to Section 7.1(c) hereof for the period from January 1, 1997 through the Closing Date shall not be considered as operating Outside of the Ordinary Course of Business and (y) the payment or prepayment of state and local income taxes and franchise taxes based on net income for the period beginning on January 1, 1997 and ending on the Closing Date solely in those jurisdictions in which the Company or ACFS does not file such tax returns on a combined, consolidated or unitary basis with any other Person shall not be considered as operating Outside of the Ordinary Course of Business, other than the payment or prepayment of any such taxes relating to the sale of assets by the Sellers pursuant to this Agreement or incurred as a result of an election made pursuant to Section 338(h)(10) of the Code in connection with the sale of the shares of the Company pursuant to the Assignment Agreement;

      (ii) use reasonable efforts to preserve intact their respective business organizations;

      (iii) maintain their respective properties and equipment in sufficient operating condition and repair to enable them to operate their businesses in all material respects in the manner in which such businesses are currently operated, except for damages by reason of fire, flood, earthquake or other acts of God;

      (iv) continue all material existing Insurance Policies (or comparable insurance) of or relating to the Company and ACFS in full force and effect;

      (v) use reasonable efforts to preserve their relationships with their employees, policyholders, insureds, agents, brokers, suppliers, and others having material business relationships with them such that their respective businesses will not be materially impaired; and

      (vi) take all such reasonable actions as may be necessary to maintain, preserve, renew and keep in force all licenses and permits of the Company relating to the insurance business, including, without limitation, making all Regulatory Filings or other filings and reports.

   (b) the Company and ACFS will not, and ACHC will not permit the Company or ACFS to:

      (i) take or omit to take any action, the effect of which would reasonably be expected to cause any of the representations or warranties set forth in
   Article II or Article III to be inaccurate as of the Closing Date or prevent the Company, ACFS or ACHC from complying with any obligation contained in this Agreement;

      (ii) make, or propose to make, any change in its underwriting, investment and other insurance practices which would cause a Material Adverse Effect;

      (iii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock, or make any loan to ACHC or to any Former Shareholder, or redeem, purchase, or otherwise acquire any of its capital stock or any other distribution from the Company to ACHC or any Former Shareholder or to any other person or entity;

      (iv) issue, sell or repurchase any capital stock of the Company or ACFS or otherwise effect or agree to effect any change in the debt or equity capitalization of the Company or ACFS or take any action which would affect the current ownership by ACHC of the equity of the Company, or the Company's ownership of the equity of ACFS;

      (v) amend its certificate of incorporation or By-Laws or other organizational documents or change the financial or tax accounting methods or practices followed by the Company or ACFS, except as may be required by changes in GAAP, SAP or applicable Insurance Laws;

      (vi) license, sell, transfer, lease, pledge or otherwise dispose of or encumber any of its tangible or intangible assets, except in each case in the Ordinary Course of Business;

      (vii) cancel or forgive any indebtedness or incur any indebtedness for borrowed money or guarantee any such indebtedness or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances other than in the Ordinary Course of Business;

      (viii) enter into any new transaction between ACHC or any Former Shareholder, or any of their respective Affiliates or relatives, on the one hand, and the Company or ACFS or any director, officer or employee of the Company or ACFS, on the other hand; provided, however, that the Company may enter into a consulting agreement as of the Closing Date with Markin providing for the terms set forth in Item 6 of Section 2.3 of the Disclosure Schedule and otherwise in such form as Western and Markin mutually shall agree;

      (ix) enter into any material contract or agreement or any amendment to, or release any third party from its obligations under, any material contract, agreement or instrument; grant or pay any increases in salary or benefits (other than regularly scheduled increases in the Ordinary Course of Business consistent with past practice); or adopt or amend any collective bargaining agreement or Business Benefit Plans;

      (x) make any capital expenditure in excess of $50,000 in any one case or $200,000 in the aggregate;

      (xi) materially reduce, or make any material change in the overall quality or maturity characteristics of, the Investment Assets reflected in Section
   2.22 of the Disclosure Schedule;

      (xii) purchase, or enter into any agreement or arrangement for, any Investment Asset, except for purchases, agreements or arrangements for Investment Assets with a National Association of Insurance Commissioners rating of "1", or except as otherwise approved by the Buyers, which approval shall not be unreasonably withheld;

      (xiii) dispose of, destroy or cause to be disposed of or destroyed any of the books and records of the Company or ACFS; or

      (xiv) authorize any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

 5.2 Access. From the date hereof and prior to the Closing, the Company, ACFS and ACHC shall provide the Buyers and Western with such information as the Buyers and Western may from time to time reasonably request with respect to the Company and ACFS and the transactions contemplated by this Agreement, and shall provide the Buyers and Western and their representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Company and ACFS as the Buyers and Western may from time to time reasonably request. Any disclosure whatsoever during such investigation by the Buyers and

Western shall not constitute an enlargement of or additional representations or warranties of ACHC, the Company or ACFS beyond those specifically set forth in this Agreement. All such information and access shall be subject to the terms and conditions of the letter agreement dated February 10, 1997 (the "Confidentiality Agreement").

 5.3 Further Assurances. At any time or from time to time after the Closing, ACHC, the Company and ACFS shall, at the request of the Buyers and Western and at the expense of the Buyers and Western, execute and deliver any further instruments or documents and take all such further action, as the Buyers or Western may reasonably request in order to (i) vest in Sub 1 title to and possession of the Company Acquired Assets, (ii) vest in Sub 2 title to and possession of the ACFS Acquired Assets, (iii) perfect and record, if necessary, the sale, transfer, assignment, conveyance and delivery to the applicable Buyer of the applicable Acquired Assets, and (iv) otherwise evidence the consummation of the transactions contemplated hereby.

 5.4 Acquisition Proposals. From the date hereof until the termination of this Agreement or the Closing Date, whichever first occurs, none of ACHC or any Former Shareholder will, nor will any of them cause the Company or ACFS to, directly or indirectly, (i) take any action to solicit or initiate any offer or indication of interest from any Person with respect to any Acquisition Proposal (defined below), (ii) engage in discussions or negotiations with, enter into any agreements relating to an Acquisition Proposal with, or provide any information or assistance to, any Person that may be considering making or has made, an Acquisition Proposal, or (iii) vote their shares of Stock in favor of any such Acquisition Proposal. "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or ACFS, or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or ACFS, other than the transactions contemplated by this Agreement.

 5.5 Advice of Changes. The Company, ACFS, ACHC and, with respect to Section 3.6 only, the Former Shareholders shall promptly advise the Buyers and Western in writing of any event occurring after the date hereof which would render any representation or warranty of the Company, ACFS, ACHC or, with respect to
Section 3.6 only, a Former Shareholder, contained in this Agreement untrue or inaccurate, if made on or as of the date of such event or as of the Closing Date, or which prevents the Company, ACFS, ACHC or the Former Shareholders from complying with any of their respective obligations hereunder.

 5.6 Interim Financial Information. As promptly as practicable after each regular accounting period subsequent to the Most Recent Fiscal Month End and prior to the Closing Date, the Company will deliver to the Buyers periodic financial reports in the form which it customarily prepares for its internal purposes concerning the Company and ACFS and, if available, unaudited statements of the financial position of the Company and ACFS (SAP and GAAP) as of the last day of each accounting period, and statements of income and changes in the financial position of the Company and ACFS for the period then ended.

 5.7 Termination of Affiliate Arrangements. Prior to the Closing, except as set forth on Exhibit 5.7 hereto or for obligations arising under this Agreement or any Ancillary Documents, (i) each contract, agreement or other arrangement existing as of the date of this Agreement or as of the Closing Date imposing any obligation on the Company or ACFS for the benefit of ACHC or any Former Shareholder or their respective Affiliates, shall be terminated and (ii) all intercompany balances or other obligations owed by the Company or ACFS to ACHC shall be canceled and the Company and ACFS completely discharged from liability in connection therewith.

 5.8 Non-Competition Agreements. Simultaneous with the execution of this Agreement, each of David R. Markin and Allan R. Tessler shall enter into a Non-Competition Agreement, substantially in the forms attached hereto as Exhibits 5.8 (a) and 5.8(b) hereto, respectively.

 5.9 Consents. The Sellers and ACHC shall use all reasonable commercial efforts, but shall not be required, to obtain the consents with respect to the Commitments indicated by a double asterisk on Section 2.6 of the Disclosure Schedule. The Buyers and Western agree that the Sellers and ACHC shall not be required to attempt to obtain the consents with respect to the Commitments indicated by a single asterisk on such Section 2.6.

 5.10 Insurance Licenses. In the event any of the Insurance Licenses granted to a Seller cannot be assigned to the Buyers hereunder, (i) the Sellers shall cause such Insurance License to be retired and (ii) from and after the Closing, the Sellers shall not transact any insurance business pursuant to any such Insurance License, nor shall they transfer or assign any such Insurance License to any other Person or in any way permit any other Person to transact insurance business pursuant to any such Insurance License.

                                  ARTICLE VI

                      COVENANTS OF THE BUYERS AND WESTERN

     Each of the Buyers and Western hereby covenants and agrees with the Sellers and ACHC as follows:

 6.1 Books and Records; Personnel.

     (a) The Buyers and Western shall not dispose of or destroy any of the books and records of the Company and ACFS relating to periods prior to the Closing ("Books and Records") without first offering such records to the Sellers, ACHC and the Former Shareholders.

     (b) The Buyers and Western shall allow each of the Sellers, ACHC and the Former Shareholders and each of their agents reasonable access to all Books and Records during normal working hours at the respective Buyers' principal place of business or at any location where any Books and Records are stored (or, if stored in a warehouse or similar facility, at any office location of the Buyers), and each of the Sellers and ACHC and each of the Former Shareholders shall have the right, at its or his own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Buyers' business and the Buyer shall not move such records outside of the continental United States.

     (c) The Buyers and Western shall make available to each of the Sellers and ACHC upon written request (i) copies of any Books and Records, (ii) the Buyers' personnel to assist the Sellers and ACHC in locating and obtaining any Books and Records, and (iii) any of the Buyers' personnel whose assistance or participation is reasonably required by any Seller and ACHC in anticipation of, or preparation for, existing or future Litigation, tax returns or other matters in which any Seller or ACHC or any of their Affiliates is involved. The Sellers and ACHC, as applicable, shall reimburse the Buyers and Western for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this Section 6.1(c).

     (d) The foregoing provisions of this Section 6.1 shall be in addition to the obligations of the Buyers and Western under Sections 7.1(a) and 12.2(c)(ii).


 6.2 Assumed Liabilities.

     (a) As of the Closing Date, the Buyers and Western (each, a "Releasor" and collectively, the "Releasors") each hereby will (i) fully, unconditionally and irrevocably release and discharge each of the Sellers, ACHC and the Former Shareholders, and each of their past and present officers, directors, shareholders, managers, agents, trustees, representatives, advisors, consultants, employees, successors, assigns, subsidiaries or Affiliates (each a "Releasee," and collectively, the "Releasees") from all claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, which the Releasors or the Releasors' past and present directors, officers, shareholders, managers, agents, representatives, advisors, consultants, employees, successors, assigns, subsidiaries or Affiliates ever had, now have, or hereafter can, shall or may have, against the Releasees, separately or collectively, for, upon, by reason of, in connection with, with respect to, or arising out of, any of the Assumed Liabilities or otherwise, whether known or unknown, from the beginning of the world to the Closing Date,
(ii) hereby covenant and agree not to sue the Releasees with respect thereto and
(iii) waive any rights that ever arose or may have arisen in the past or may arise in the future in favor of any of them with respect thereto in each case except as specifically provided in this Agreement or any Ancillary Document.

     (b) The Buyers and Western agree that effective from and after the Closing, the Sellers, ACHC and the Former Shareholders or their Affiliates shall have no obligation for the self-insured retention portion of any product liability, general liability, medical and other claims included in the Assumed Liabilities, which claims were made or are to be made in the future in respect of periods prior to the Closing ("Claims"), for which the Company or ACFS is responsible vis a vis the Company's or ACFS's insurers (the "Company's Insurers"), so that from and after the Closing, neither the Buyers nor Western will look to the Sellers, ACHC, the Former Shareholders or their Affiliates for reimbursement of any payment made by any of the Company's Insurers in respect of any Claim.

 6.3 Further Assurances. At any time or from time to time after the Closing, the Buyers and Western shall, at the request of a Seller, ACHC or any Former Shareholder and at the expense of such Seller, ACHC or Former

Shareholder, as applicable, execute and deliver any further instruments or documents and take all such further action as such Seller or ACHC may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

 6.4 Conduct Prior to Closing. Neither the Buyers nor Western will take or omit to take any action, the effect of which would reasonably be expected to cause any of the representations or warranties set forth in Article IV hereof to be inaccurate as of the Closing Date or prevent the Buyers or Western from complying with any obligation of the Buyers or Western set forth in this Agreement.

 6.5 Insurance License and Permit Application; Form A Filing. Each of the Buyers and Western agree to use its respective best efforts to: (a) promptly make its respective filings, including Required Insurance Filings, and thereafter make any other required submissions under applicable laws and regulations, including any Insurance Law, necessary to obtain Insurance Licenses, Permits and Required Insurance Approvals, including with respect to the formation of Sub 1 and the authorization of Sub 1 to do business as an insurance company in the State of Illinois; and (b) to submit a complete Form A Filing to the Illinois Department of Insurance on or before the twenty-eighth (28th) day following the date hereof, a copy of which shall be forwarded to the Sellers and their counsel.

 6.6 Western Corporate Action. Western shall take all actions necessary in accordance with the General Corporation Law of the State of Delaware, the federal securities laws, and Western's Certificate of Incorporation and By-laws in order to effectuate the transactions contemplated by this Agreement, including, without limitation, obtaining Stockholder Approval.

 6.7 Formation of Sub 1 and Sub 2. As soon as practicable after the date hereof (and in any event prior to the Closing), Western shall (i) cause Sub 1 to be formed as an Illinois insurance corporation having all requisite corporate power under Illinois law to enter into and perform its obligations under this Agreement, (ii) cause Sub 2 to be formed as an Illinois corporation having all requisite corporate power under Illinois law to enter into and perform its obligations under this Agreement and (iii) cause Sub 1 and Sub 2 to execute a counterpart of this Agreement as a "Buyer" hereunder. Upon such execution by Sub 1, Sub 1 shall become a Party hereto and shall be bound by the provisions hereof as a Buyer hereunder, and upon such execution by Sub 2, Sub 2 shall become a Party hereto and shall be bound by the provisions hereof as a Buyer hereunder.

                                  ARTICLE VII

                             ADDITIONAL COVENANTS

 7.1 Tax Matters.

     (a) After the Closing Date, each of the Buyers and Western and each of the Sellers and ACHC shall cooperate fully with each other and make available or cause to be made available to each other in a timely manner such tax data, prior tax returns and filings and other information as may be reasonably required for the preparation by the Buyers and Western or by the Sellers and ACHC of any tax returns, elections, consents or certificates required to be prepared and filed by the Buyers or Western or by the Sellers or ACHC and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes. The Buyers and Western and the Sellers and ACHC will retain and provide to each other all records and other information which may be relevant to any such tax return, audit or examination, proceeding or determination and will provide each other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of any of the Buyers, Western, the Sellers and ACHC for any period. Each of the Buyers and Western and the Sellers and ACHC will retain copies of all tax returns, supporting work schedules and other records and documents relating to tax periods or portions thereof ending prior to or on the Closing Date until the expiration of any applicable statute of limitations or extension thereof. Any information disclosed or provided by the Buyers and Western to the Sellers and ACHC, or disclosed or provided by the Sellers and ACHC to the Buyers and Western shall be kept strictly confidential, shall be used only for the purposes set forth in this Article VII, and shall not be disclosed to any third party except as may be required by law.

     (b) Except as provided with respect to those taxes that are not Assumed Liabilities but are payable pursuant to the Tax Statement as provided in Section 7.1(c), each of the Buyers and Western shall cause to be prepared and the Sellers shall, upon timely receipt from the Buyers and after review thereof, cause to be timely filed, all required tax returns relating to taxes assumed by the Buyers (e.g., state sales taxes), but imposed on the Sellers, for any period which ends on or before the Closing Date for which tax returns shall not have been filed as of the Closing Date. Not later than five days before the due date for payment of taxes with respect to such tax returns, the Buyers shall pay to the Sellers an amount equal to the taxes shown due on such tax returns.

     (c) Within 45 days following the Closing Date, the Buyers shall cause to be prepared and shall deliver to the Sellers a computation of (i) the federal income tax liability of each of the Company and ACFS and (ii) the liability of each of the Company and ACFS for income tax or franchise tax based on net income for each state, locality and foreign jurisdiction in which either the Company or ACFS is subject to such tax (the "Tax Statement"), in each case (w) computed, in the case of Federal income taxes, (1) solely in the event that the parties to the Assignment Agreement have not agreed upon the amount of the 1997 Taxes on or prior to the Closing Date, for the period January 1, 1997 through the date prior to the date of acquisition of the Company and ACFS by ACHC pursuant to the Tax Sharing Agreement, and (2) for the period beginning on the date of the acquisition of the Company and ACFS by ACHC through the Closing Date; and, in the case of such state, local and foreign taxes, computed for the period beginning on the date of acquisition of the Company and ACFS by ACHC through and including the Closing Date, (x) excluding any such Tax liability of the Company or ACFS based solely upon the sale of assets by the Sellers pursuant to this Agreement and any Tax liability of the Company or ACFS as a result of an election made pursuant to Section 338(h)(10) of the Code in connection with the sale of the shares of the Company pursuant to the Assignment Agreement, (y) subtracting the amount of any payments in respect of such Taxes made by the Company or ACFS to the appropriate taxing authorities and (z) subtracting the amount of any distributions made by the Company or ACFS in respect of such Taxes on or prior to the Closing Date, pursuant to the Tax Sharing Agreement or pursuant to any tax sharing or similar agreement or arrangement among any of the Company, ACFS and ACHC and any of their respective Affiliates. The Tax Statement shall (i) be prepared in a manner consistent with past practice used in the preparation of the relevant income and franchise tax returns of or with respect to the Company and ACFS, unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by law and (ii) include only the operations of the Company and ACFS as such operations would be reported for the relevant jurisdiction if a tax return were filed for either or both the Company and ACFS, as applicable in the relevant jurisdiction. Unless the Sellers, within 15 days after receipt of the Tax Statement, provide written notice to the Buyers objecting to the computations set forth on the Tax Statement, the Buyers shall pay to the Sellers the amounts shown as due thereon. If such written notice is given to the Buyers by the Sellers and the parties are unable to agree upon the amounts due within 30 days after such notice is received by the Buyers, the Buyers and the Sellers shall jointly designate a nationally recognized firm of independent public accountants which is not affiliated with any of the Parties. Such accounting firm shall determine the amounts to be paid to the Sellers and such determination shall be final and binding upon the Parties. The fees, costs and expenses of such accounting firm shall be borne 50% by the Buyers and Western and 50% by the Sellers and ACHC.

     (d) ACHC and the Sellers shall promptly notify Western and the Buyers in writing upon receipt by ACHC or the Sellers of notice of any pending or threatened Tax audits of or assessments against the Sellers in respect of income or franchise taxes for those periods included on the Tax Statement. The Buyers and Western shall have the sole right to represent the interests of the Sellers in any Tax audit or administrative or court proceeding relating to such taxes and to employ counsel of its own choice. In the event that a taxing jurisdiction successfully asserts a deficiency solely (i) in respect of the income and franchise taxes of the Company and ACFS that are included on the Tax Statement and (ii) for the period beginning on the date of the acquisition of the Company and ACFS by ACHC through the Closing Date, the Buyers shall prepare a revised Tax Statement in conformity with the first two sentences of Section 7.1(c) hereof adjusted to take the amount finally determined to be due in respect of such deficiency into account and shall pay to the Sellers the additional amount of tax (and any interest and penalties successfully asserted solely in respect of such additional amount of tax) computed pursuant to such revised Tax Statement.

     (e) Notwithstanding any other provision of this Agreement, the parties expressly agree that the Buyers and Western shall not assume any Excluded Liabilities, including, without limitation, any Tax liabilities of any Seller, ACHC or any of their respective Affiliates under Treasury Regulation Section 1.1502-6 or any comparable provision of state or local law.

 7.2 HSR Act Notification. If necessary, the Sellers and ACHC and the Buyers and Western shall each promptly prepare and file a notification with the United States Justice Department (the "Justice Department") and the Federal Trade Commission (the "FTC"). Western shall inform the Sellers by July 10, 1997 whether such notice is required by the HSR Act. The Parties shall cooperate with each other in connection with the preparation of such notification, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification, and providing a copy of such notification to the other prior to filing. Each of the Parties shall keep all information about any other Party obtained in connection with the preparation of such notification confidential. The Buyers or Western shall pay the filing fee required under the regulations promulgated pursuant to the HSR Act. In the event any Party shall receive a request for additional information or documentary material from the Justice Department or the FTC, (i) the Buyers and Western shall be primarily responsible for responding to such request, and (ii) the Sellers and ACHC shall not respond to such request or furnish any additional information or documentary material without first notifying the Buyers and Western in writing.

 7.3 SEC Reports. Western shall promptly deliver to the Sellers and ACHC true and correct copies of any report, statement or schedule filed by Western with the SEC subsequent to the date hereof and prior to the Closing.

 7.4 Meeting of Stockholders. Western shall, as soon as practicable after the date of this Agreement, take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders to consider and vote upon, among other things, such transactions contemplated by this Agreement as may require stockholder approval (the "Stockholders' Meeting"). Western shall use its reasonable best efforts to solicit or secure from stockholders of Western proxies or votes in favor of any approval of the transactions contemplated by this Agreement as may be required by Delaware Law, the Securities Act and the Exchange Act.

 7.5 Proxy Statement. As soon as practicable after the execution of this Agreement, Western shall prepare and file with the SEC a preliminary proxy statement, and a form of proxy, in connection with obtaining Stockholder Approval (such proxy statement/prospectus, together with any amendments thereof or supplements thereto and the form of proxy, in each case in the form or forms mailed to Western's stockholders, being referred to herein as the "Proxy Statement"). Western will use all reasonable efforts to have or cause the Proxy Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws. Each of the Sellers, ACHC and Western shall obtain and furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Proxy Statement shall have become effective, Western shall mail the Proxy Statement to all of its stockholders.

 7.6 Best Efforts; Consents; Filings. Subject to the terms and conditions of this Agreement, Western, the Buyers, ACHC and the Sellers each shall use its reasonable best efforts to (i) take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Western or the Buyers (or any of their respective subsidiaries) (including, without limitation, Required Insurance Filings and Required Insurance Approvals) in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the acquisition of the Acquired Assets by the Buyers (as set forth herein); (iii) make all necessary filings, and thereafter make any other required submissions, notifications and filings with respect to this Agreement and the acquisition of the Acquired Assets required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable Law, including, without limitation, any other federal or state securities laws and (B) the HSR Act, if required, provided, however, that Western, the Sellers and ACHC shall cooperate with each other in connection with the making of all such filings, including, without limitation, providing copies of all such documents to the non-filing party and its advisors prior to any filing and, if requested, to accept all reasonable additions, deletions or changes suggested by the non-filing party in connection therewith; and (iv) remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto all benefits contemplated by this Agreement.

 7.7 Public Announcement. A press release (the "Press Release") shall be jointly issued by Western and ACHC as soon as practicable after notice has been given to A.M. Best of the execution of this Agreement; provided, that Western and ACHC shall use their best efforts to give such notice to A.M. Best. Western and ACHC shall consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement and the purchase of the Acquired Assets (other than the Press Release) and shall not issue any such press release (other than the Press Release), unless required by Law, prior to such consultation.

 7.8 Name. The Sellers shall permit the Buyers and Western to use the name "American Country" (the "Name") as its proposed name solely in connection with carrying out their respective obligations hereunder; provided, however, that if the transaction contemplated by this Agreement is terminated for any reason whatsoever, the Buyers shall, and Western shall cause the Buyers to, immediately cease and desist from any and all use of the Name and no Buyer shall use the Name in connection with any matter whatsoever.

 7.9 Non-Competition Covenant.

     (a) Each of ACHC and the Company acknowledges and agrees that its covenants contained in this Section 7.9 are essential to protect the business and goodwill being purchased by the Buyers and that the Buyers would not purchase the Acquired Assets but for the agreements and covenants contained in this Section
7.9. Accordingly, each of ACHC and the Company agrees that, from and after the Closing, it will not, either directly or indirectly, individually, in partnership, jointly, or in conjunction with any Person, whether as principal, agent, shareholder or in any other capacity whatsoever:

      (i) engage in the Company Business in the Territory;

     (ii) solicit or contact potential customers or policyholders on behalf of, associate with, invest in, obtain any interest in, advise, lend money to or guarantee the debts or obligations of any Person, which is engaged in the Company Business in the Territory;

      (iii) solicit or accept business from any of the Company's customers or policyholders, including actively sought prospective customers or policyholders, for the purposes of providing products or services the same or substantially similar to those provided in connection with the Company Business;

      (iv) except as requested by the Buyers or Western, persuade or attempt to persuade any employee of the Company to terminate his or her service with the Company; or

      (v) persuade or attempt to persuade any customer or policyholder of the Company to terminate or modify such customer's or policyholder's relationship with the Company.

     Notwithstanding anything to the contrary in this Section 7.9, ACHC and the Company may acquire and/or hold up to five percent (5%) of the capital stock, other equity interest or public debt of any corporation the stock, other equity interest or public debt of which is publicly traded.

     (b) Each of ACHC and the Company acknowledges and agrees that its breach of any of the covenants or agreements contained in this Section 7.9 would cause irreparable injury to the Buyers and Western and that remedies at law for any actual or threatened breach by ACHC or the Company of such covenants or agreements would be inadequate. Accordingly, in the event ACHC or the Company breaches or threatens to breach any of the covenants contained in this Section 7.9, the Buyers and Western shall be entitled to specific performance, or immediate, preliminary or permanent injunctive relief, as well as money damages and attorneys' fees and costs. Each of ACHC and the Company agrees that the existence of any claim or cause of action by ACHC or the Company against the Buyers or Western, whether predicated upon this Agreement or any other contract or document executed in connection herewith, shall not constitute a defense to the enforcement by the Buyers of such covenants.

     (c) It is the intention of ACHC, the Company, Western and the Buyers that the provisions of this Section 7.9 be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to confirm with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Section 7.9, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. Such parties further agree to alter the remainder of this Section
7.9 in order to render the same valid and enforceable.

                                 ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE BUYERS
                                  AND WESTERN

     The obligations of the Buyers and Western hereunder shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

 8.1 Representations, Warranties and Covenants of the Company, ACFS, ACHC and the Former Shareholders. Each of the Company and ACFS shall have complied in all material respects with their respective agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of each of the Company, ACFS, ACHC and the Former Shareholders contained herein and not modified by a materiality qualification shall be true in all material respects, and all other representations and warranties shall be true in all respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date; provided, however, that the foregoing shall not be a condition to the obligations of the Buyers and Western hereunder unless the failure of such compliance, as stated above, or the failure of the representations and warranties to be true, as stated above, in the aggregate could have a Material Adverse Effect. The Buyers shall have received a certificate of an officer of each of the Company, ACFS and ACHC and a certificate of the Former Shareholders, each such certificate dated as of the Closing Date and signed by the applicable officer or all of the Former Shareholders, as applicable, certifying as to the fulfillment of the condition set forth in this Section 8.1 (the "Officer's Certificate" or the "Former Shareholders' Certificate," as applicable).

 8.2 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened by an unrelated third party against any of the Parties before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or could result in the obtaining of material damages or other relief from such party which could have a Material Adverse Effect, or a material adverse effect in connection with this Agreement or the consummation of the transactions contemplated hereby.

 8.3 Stockholder Approval; Third Party Consents. Western shall have received Stockholder Approval. The Buyers and Western shall have received the consents set forth on Exhibit 8.3 and such consents shall be in full force and effect.

 8.4 Governmental Consents. (a) If applicable, the waiting period under the HSR Act shall have expired or been terminated, (b) each of the Required Insurance Approvals shall have been obtained, and (c) all other consents, approvals, authorizations, exemptions and waivers from, by, in respect of, or filings with governmental or regulatory bodies, authorities, officials or agencies required in order to enable the Buyers and Western to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

 8.5 Opinion of the Sellers' Counsel. The Buyers and Western shall have received the opinions of counsel to ACHC and the Sellers, dated the Closing Date, setting forth such opinions as may be agreed to by counsel to the Buyers and Western and counsel to ACHC and the Sellers.

 8.6 No Material Adverse Change. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company and ACFS shall not have suffered any Material Adverse Effect since the Most Recent Fiscal Year End.

 8.7 Best's Rating. The Company shall have maintained a Best's Rating of A- (Excellent), and no modifiers shall be attached to such rating, prior to and through the Closing Date unless such rating has been lowered or such modifiers attached solely and clearly as a result of (a) the proposed capital structure of the Buyers or (b) the proposed business plans of the Buyers.

 8.8 Insurance Department Examination. No findings, recommendations, requirements or restrictions on the Company or its assets or operations, except for those which, individually or in the aggregate, would not have a Material Adverse Effect shall have been issued, proposed or threatened or otherwise made known to the Company, Sub 2 and Western by the Illinois Department of Insurance, pursuant to the examination of the condition and affairs of the Company for the period January 1, 1993 through December 31, 1996, or otherwise, on or before the Closing Date.

 8.9 Indemnification from Checker Motors Corporation. CMC shall have executed and delivered an indemnification agreement in such form as may be agreed to by the respective parties thereto (the "Indemnification Agreement") pursuant to which CMC agrees to indemnify the Buyers and Western from any Losses incurred as a result of (i) partial or complete withdrawal by a member of the affiliated or controlled group of CMC from the National Industrial Group Pension Plan and any other Multiemployer Plan in which any member of the affiliated or controlled group of CMC has participated, and (ii) the maintenance and termination of the Checker Motors Pension Plan (other than Losses relating to former or current employees of the Company or ACFS).

 8.10 Name. The Company and ACFS each shall have changed its name to exclude the words "American" or "Country."

 8.11 Assumption Agreements. The Company shall have executed the Reinsurance Assumption Agreement and the Company and ACFS shall have executed the Company Assumption Agreement and the ACFS Assumption Agreement, respectively, in such forms as may be agreed to by the parties thereto.

 8.12 Section 1445 Certificate. Each Seller shall have furnished the Buyers with a certificate that such Seller is not a foreign person within the meaning of
Section 1445 of the Code, which certificate shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation
Section 1.1445-2(b).

 8.13 Payment of Amended and Restated Buyer Notes. The Buyers and Western shall have received satisfactory evidence that ACHC has given irrevocable instructions that the Amended and Restated Buyer Notes be repaid with the proceeds of the transactions contemplated by this Agreement.

                                  ARTICLE IX

                 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS,
                       ACHC AND THE FORMER SHAREHOLDERS

     The obligations of each Seller, ACHC, and the Former Shareholders hereunder shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

 9.1 Representations, Warranties and Covenants of the Buyer. Each of the Buyers and Western shall have complied in all material respects with their agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of each of the Buyers and Western contained herein and not modified by a material qualification shall be true in all material respects, and all other representations and warranties shall be true in all respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. The Sellers shall have received certificates of each of the Buyers and Western, dated as of the Closing Date and signed by an officer of each of the Buyers or Western, as appropriate, certifying as to the fulfillment of the condition set forth in this Section 9.1 (the "Buyer's Certificate" or "Western's Certificate").

 9.2 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened by an unrelated third party against any Party before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or could result in the obtaining of material damages or other relief from such party which could have a Material Adverse Effect, or a material adverse effect in connection with this Agreement or the consummation of the transactions contemplated hereby.

 9.3 [Intentionally omitted.].

 9.4 Governmental Consents. (a) If applicable, the applicable waiting period under the HSR Act shall have expired or been terminated, (b) each of the Required Insurance Approvals shall have been obtained, and (c) all other consents, approvals, authorizations, exemptions and waivers from, by, in respect of, or filings with governmental or regulatory bodies, authorities, officials or agencies required in order to enable the Sellers and ACHC to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

 9.5 Releases. Each of the Sellers shall have executed a General Release of each of the Former Shareholders substantially in the form of Exhibit 9.5 hereto.


 9.6 Opinion of the Counsel to the Buyers and Western. The Sellers shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison and/or Epstein Becker & Green, P.C., dated the Closing Date, setting forth such opinions as may be agreed to by counsel to ACHC and the Sellers and counsel to the Buyers and Western.

 9.7 Assumption Agreements. Sub 1 shall have executed the Reinsurance Assumption Agreement and Sub 1 and Sub 2 shall have executed the Company Assumption Agreement and the ACFS Assumption Agreement, respectively, in such forms as may be agreed to by the respective parties thereto.

 9.8 Stockholder Approval. Western shall have received the Stockholder Approval.


                                   ARTICLE X

                        COVENANTS RELATED TO EMPLOYMENT
                      AND EMPLOYEE BENEFITS ARRANGEMENTS

     The Parties hereby covenant and agree as follows:

 10.1 Assumption of Pension Plan. As of the Closing Date, Western (or Sub 1) and the Company shall enter into a Pension Plan Assumption and Trust Sponsor Substitution Agreement, in such form as may be agreed to by the parties thereto, pursuant to which Western (or Sub 1) will assume sponsorship of the American Country Insurance Company Pension Plan (the "Company Pension Plan") and all liabilities of the Company thereunder with respect to participants and beneficiaries under the Company Pension Plan and will be substituted for the Company as sponsor of the trust thereunder. Service taken into account under the Company Pension Plan prior to the Closing with the Sellers shall be treated as service with the Buyers for all purposes under the Company Pension Plan.

 10.2 Assumption of 401(k) Plan. As of the Closing Date, Western (or Sub 1) and the Company shall enter into a 401(k) Plan Assumption and Trust Sponsor Substitution Agreement, in such form as may be agreed to by the parties thereto, pursuant to which Western (or Sub 1) will assume sponsorship of the American Country Insurance Company Employees 401(k) Plan (the "Company 401(k) Plan") and all liabilities of the Company thereunder with respect to participants and beneficiaries under the Company 401(k) Plan and will be substituted for the Company as sponsor of the trust thereunder. Service taken into account under the Company 401(k) Plan prior to the Closing with the Sellers shall be treated as service with the Buyers for all purposes under the American Country 401(k) Plan.


 10.3 Employment. As of the Closing Date, the Buyers shall offer continued employment to all Employees of the Company and ACFS on such date (including employees on leave of absence or disability) on terms and conditions identical to those immediately prior to the Closing; provided, however, that nothing in this agreement shall be construed to limit in any way the ability of the Buyers to terminate the employment or any of the terms and conditions of employment of any Employee or the terms of any Business Benefit Plan at any time after the Closing.

 10.4 Indemnity. In addition to the obligations of the Buyers pursuant to
Section 12.2 hereof, Western and the Business shall jointly and severally indemnify the Sellers and their affiliates and hold each of them harmless from and against any Losses which may be incurred or suffered by any of them under the WARN Act arising out of, or relating to, any action taken by the Buyers or the Business on or after the Closing Date; provided, however, that as of the Closing, Company has not incurred any liability or obligation under WARN or any similar state law and within the six-month period immediately following the Closing, will not incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

 10.5 Benefit Plans. Without limiting the generality of Section 6.3, the Buyers shall, or shall cause the Business to, assume all employment-related liabilities and obligations of the Company and ACFS, Sellers, CRA, CMC and members of their controlled or affiliated group (including the Business) with respect to the Employees and their dependents and beneficiaries, including, but not limited to,
(i) liabilities and obligations for benefits, compensation, contributions), insurance and health maintenance organization premiums, reserves and administrative expenses whether incurred or accrued before, on or after the Closing Date and whether or not reported as of the Closing Date, (ii) liabilities and obligations arising under the continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA with respect to all Employees (or any beneficiary or dependent of any Employee) who, as of the Closing Date, have exercised or are eligible to exercise their right to such continuation coverage, and (iii) liabilities and obligations to provide post-retirement health and life insurance benefits to Employees (whether or not currently retired); and the Buyers and the Business shall jointly and severally indemnify the Sellers, CRA and CMC and hold each of them harmless from and against any Losses which any of them may incur or suffer in respect of any of the foregoing liabilities and obligations.

                                  ARTICLE XI

                         TERMINATION PRIOR TO CLOSING

 11.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

     (a) By the Sellers in writing if there is a condition in Article IX that has not been fulfilled or waived on or prior to August 31, 1997; or

     (b) By the Buyers and Western in writing if there is a condition in Article VIII that has not been fulfilled or waived on or prior to August 31, 1997; or


     (c) By the mutual written consent of ACHC and the Sellers, on the one hand, and the Buyers and Western, on the other hand; or

     (d) By Western and the Buyers, on the one hand, and ACHC and the Sellers, on the other hand, in writing, without liability (other than pursuant to Section 12.9) to the terminating Party on account of such termination (provided the terminating Party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before August 31, 1997, including because of the failure by the Buyers or Western to obtain Required Insurance Approvals; or

     (e) By Western, the Buyers, ACHC or the Sellers, in writing, if there shall be (i) any law or regulation (including any Insurance Law) that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) any judgment, injunction, order or decree (including, without limitation, under the HSR Act, if required, the Exchange Act or any applicable Insurance Law) enjoining the Parties from consummating the transactions contemplated hereby, provided that the Parties shall have used their reasonable good faith efforts to have any such judgment, injunction, order or decree lifted and the same shall not have been lifted within forty-five (45) days after entry by any court or governmental or regulatory authority; or

     (f) By the Sellers and ACHC, in writing, if a Form A filing and an application for Insurance Licenses have not been submitted by Western on behalf of itself and Sub 1, as appropriate, to the Illinois Department of Insurance by the twenty-eighth (28th) day following the date hereof; provided, however, that notice of such termination must be given prior to the submission of the filing; or

     (g) By Western, if it is unable, in good faith and after using its reasonable best efforts, to obtain Stockholder Approval.

 11.2 Automatic Termination. This Agreement shall be terminated automatically, without any action by any Party hereto, if (i) the stockholders of Western have failed to give the Stockholder Approval after the matter shall have been submitted to such stockholders for a vote thereon or (ii) the applicable insurance departments, agencies or commissions have denied the Required Insurance Approvals.

 11.3 Effect of Termination. Termination of this Agreement pursuant to this
Article XI shall terminate all obligations of the Parties hereunder, except for the obligations under Sections 11.3, 12.8, 12.9 and 12.11; provided, however, that termination pursuant to clause (a), (b), (d) or (f) of Section 11.1 shall not relieve a defaulting or breaching Party from any liability to any other Party hereto, including but not limited to liability under Section 12.9.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Survival. Except as otherwise set forth in this Section 12.1 or in
Section 12.2, the representations and warranties made by any party to this Agreement or in any agreement (other than in the Non-Competition Agreements) or certificate (including any Ancillary Document executed by the Company, ACFS, ACHC or any Former Shareholder) shall expire at the Closing, together with any right to indemnification or otherwise with respect thereto. The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing and the covenants and agreements to be performed or complied with after the Closing shall, except as otherwise provided herein, survive indefinitely.

 12.2 Indemnification.

     (a) If the Closing shall occur, each Seller and ACHC shall indemnify the Buyers, Western and their Affiliates and hold each of them harmless from and against all Losses which are incurred or suffered by any of them by reason of the failure by any of the Sellers or ACHC to perform or comply with any of its respective covenants or agreements contained herein (including, without limitation, the obligations of the Sellers or ACHC, as applicable, to pay or otherwise satisfy the Excluded Liabilities) which are to be performed or complied with after the Closing.

     (b) If the Closing shall occur, in addition to the indemnity obligations of the Buyers and Western set forth in Article X hereof, the Buyers and Western shall jointly and severally indemnify the Sellers, ACHC and the Former Shareholders and their Affiliates and hold each of them harmless from and against all Losses which are incurred or suffered by any of them by reason of
(i) the breach by the Buyers or Western of any of their respective representations or warranties made herein, (ii) the failure by the Buyers or Western to perform or comply with any of the covenants or agreements contained herein (including, without limitation, the covenants of the Buyers and Western set forth in Article X hereof) and (iii) the obligations of the Buyers and Western to pay or otherwise satisfy the Assumed Liabilities or arising out of any Assumed Liability, or (iv) the conduct by the Buyers or Western of their respective businesses or their use of the Assumed Assets after the Closing.
     (c) (i) In the event that any Party shall incur or suffer any Losses in may be sought by such Party pursuant to the provisions of this Section 12.2, the party seeking and entitled to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by written notice (a "Notice") to the party from whom indemnification is permitted to be sought (the "Indemnitor") stating the nature and basis of such claim, and accompanied by any documentation required by Section 12.2. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing or other written assertion of such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not prohibit recovery hereunder except to the extent that the Indemnitor is prejudiced thereby.

           (ii) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor and its counsel reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

           (iii) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee (which consent shall not be unreasonably withheld) and (z) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 30 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim, and, if the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 30 days after receipt of the Notice of the Indemnitee's election to defend such claim, the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld). The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnitor, but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only to the extent required by
       Section 12.2(a). Regardless of which Party shall assume the defense of the claim, the Parties agree to cooperate fully with one another in connection therewith. If (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within ten days after the occurrence of a final non-appealable determination with respect to such third party claim, the Indemnitor shall pay to the Indemnitee the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof, and in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within ten days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount, to pay to the Indemnitee the amount of such Losses or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof.

     (d) If the Closing shall occur, the indemnification provided in this
Section 12.2 shall be the sole and exclusive remedy against any Party.

     (e) Nothing in this Agreement shall be interpreted to deny, limit or in any way modify the remedies of the Buyers or Western under applicable law in the event of fraud or intentional misrepresentation.

     (f) Each of the Parties acknowledges that the remedies at law for any actual or threatened breach of the obligations and agreements by the Buyers and Western set forth in Section 1.6 of this Agreement with respect to the payment of the Purchase Price would be inadequate. Therefore, each Seller and each Buyer and Western agrees that the Parties shall be entitled to specific performance of such obligations or agreements, or injunctive relief against activities in violation of said obligations and agreements, or both.

 12.3 Interpretive Provisions. Whenever used in this Agreement, unless expressly stated otherwise, (a) "to ACHC's knowledge" or "to the knowledge of ACHC" (or words of like import) shall mean to the actual knowledge of ACHC, and those persons listed on Exhibit 12.3(A) under the heading "ACHC," (b) "to the Company's knowledge" or "to ACFS's knowledge" or "to the knowledge of the Company" or "to the knowledge of ACFS" or "to the Sellers' knowledge" or "to the knowledge of the Sellers" (or words of like import) shall mean to the actual knowledge of the Company, ACFS or the Sellers, as the case may be, and those persons listed in Exhibit 12.3(A) under the heading "The Company or Sellers" (with respect to such entities) and under the heading "ACFS" (with respect to ACFS), (c) "to Western's knowledge" or "to the knowledge of Western" (or words of like import) shall mean to the actual knowledge of Western and those persons listed on Exhibit 12.3(B) and (d) "to the Former Shareholders' knowledge" or "to the knowledge of the Former Shareholders" (or words of like import) shall mean to the actual knowledge of any of the Former Shareholders.

 12.4 Entire Agreement. This Agreement (including the Disclosure Schedule and all Exhibits hereto) and the Confidentiality Agreement constitute the sole understanding of the Parties with respect to the subject matter hereof.

 12.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this Agreement may not be assigned by any Party without the prior written consent of the other Parties hereto, except that Western may, at its election, assign this Agreement to any Affiliate so long as (a) the representations and warranties of Western made herein are equally true of such assignee and (b) such assignment does not have any adverse consequences to the Sellers or any of their Affiliates (including, without limitation, any adverse tax consequences or any adverse effect on the ability of Western or its assignees to consummate (or timely consummate) the transactions contemplated hereby), such assignment of this Agreement or any of the rights or obligations hereunder shall not relieve Western of its obligations under this Agreement until after the Closing, at which time Western shall be relieved of its obligations hereunder.

 12.6 Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

 12.7 Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

 12.8 Broker's Fees. Each of the Parties hereto (i) represents and warrants that it has not taken and will not take any action that would cause the other Parties hereto to have any obligation or liability to any person for a finder's or broker's fee, and (ii) agrees to indemnify the other Parties hereto for breach of the foregoing representation and warranty, whether or not the Closing occurs.

 12.9 Expenses.

     (a) If the Closing shall occur, the Sellers shall pay (or reimburse the Company for amounts previously paid with respect to) the fees and expenses set forth in clause (b) below (the "Expenses").

     (b) For purposes of this Section 12.9, the term "Expenses" shall mean the following fees and expenses, but only to the extent such fees and expenses were incurred on or after February 1, 1997 and in connection with the transactions contemplated by this Agreement:

      (i) the reasonable fees and expenses (which are supported by reasonable documentation) of Hutton Ingram Yuzek Gainen Carroll & Bertolotti, counsel to the Sellers; and

      (ii) the reasonable fees and expenses (which are supported by reasonable documentation) of Sonnenschein Nath & Rosenthal, counsel to the Sellers.

     (c) If the Closing shall not occur, the Buyers and/or Western shall pay, or reimburse the Company for amounts previously paid with respect to, (i) the Expenses, (ii) the reasonable fees and expenses (which are supported by reasonable documentation) of Beermann, Swerdlove, Woloshin, Barezky, Becker, Genin & London (but only to the extent such fees and expenses were incurred on or after February 1, 1997) and (iii) miscellaneous fees (which are supported by reasonable documentation), such as fees incurred in connection with any filing or presentation to A.M. Best in connection with its rating (but only to the extent such fees were incurred on or after February 1, 1997), up to a maximum aggregate amount of $90,000 for all such Expenses and fees and expenses referred to in clauses (i) through (iii) of this clause (c); provided, that this clause
(c) shall apply only if (x) Western has not submitted an application for Insurance Licenses to the Illinois Department of Insurance by the 28th day following the date hereof, (and the Sellers have elected to terminate the Agreement as provided in Section 11.1(f)), (y) Western is unable, in good faith and after using its reasonable best efforts, to obtain Stockholder Approval, or
(z) the Closing shall not have occurred on or before August 31, 1997, and all of the conditions set forth in Article VIII to the Buyers' and Western's obligations to close shall have been satisfied (or, to the extent a condition cannot reasonably be satisfied prior to the Closing, the Sellers and ACHC shall have provided evidence, reasonably satisfactory to Western and the Buyers, of their ability to satisfy such condition) or waived. Notwithstanding anything to the contrary in this Section 12.9, this clause (c) shall not apply if the Agreement has been terminated by reason of Section 11.2(ii).

     (d) In any event, (i) the Sellers shall pay (or reimburse the Company for amounts previously paid with respect to) all reasonable fees and expenses (which are supported by reasonable documentation) incurred in connection with the transfer of shares from SCSM to ACHC and any amounts owed to Berenson Minella & Co., financial advisor to the Sellers and ACHC, in connection with the transactions contemplated by this Agreement and (ii) the Buyers or Western shall pay the expenses incurred in connection with the conversion of Statutory Financial Statements to GAAP Financial Statements and the reasonable fees and expenses (which are supported by reasonable documentation) of Beermann, Swerdlove, Woloshin, Barezky, Becker, Genin & London relating to the transactions contemplated hereby.

     (e) Except as otherwise provided herein, each Party hereto shall pay all costs and expenses incurred by such Party or on its or his behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

 12.10 Consulting Fees. In the event the Closing occurs after July 31, 1997, the monthly consulting fees payable to each of Markin and Tessler shall be increased to $100,000 for the month of August 1997, $75,000 of which shall be pro-rated to reflect the actual number of days elapsed since July 31, 1997 until the Closing Date.

 12.11 Notices. Any notice, request, instruction or other document to be given hereunder by any Party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission with a confirmation of delivery, by overnight courier or by registered or certified mail, postage prepaid, if to the Former Shareholders, to:

              Daniel R. DeLeo
              American Country Insurance Company
              222 N. LaSalle Street
              Chicago, Illinois 60601-1105
              Telephone: (312) 456-2000
              Telecopy: (312) 456-2605


              Edwin W. Elder
              American Country Insurance Company
              222 N. LaSalle Street
              Chicago, Illinois 60601-1105
              Telephone: (312) 456-2000
              Telecopy: (312) 456-2605

              Wayne R. Hannah, Jr.
              c/o Sonnenschein Nath & Rosenthal
              Sears Tower--Suite 8000
              233 South Wacker Drive
              Chicago, Illinois 60606
              Telephone: (312) 876-8000
              Telecopy: (312) 876-7934

              David R. Markin
              70 Blossom Way
              Palm Beach, Florida 33480
              Telephone: (561) 832-7148
              Telecopy: (561) 832-8574

              Martin L. Solomon
              P.O. Box 70
              Coconut Grove, Florida 33233
              Telephone: (305) 662-9206
              Telecopy: (305) 662-8632

              Allan R. Tessler
              P.O. Box 9205
              1100 Pine Siskin
              Jackson, Wyoming 83001
              Telephone: (307) 733-1815
              Telecopy: (307) 733-1817


              Wilmer J. Thomas, Jr.
              272 Undermountain Road
              Salisbury, Connecticut 06068
              Telephone: (203) 435-2546
              Telecopy: (203) 435-2548


       with a copy to:

              Hutton Ingram Yuzek Gainen
                Carroll & Bertolotti
              250 Park Avenue
              New York, New York 10177
              Attn: Paulette Kendler, Esq.
              Telephone: (212) 907-9650
              Telecopy: (212) 907-9681


       if to ACHC, prior to or after the Closing, to:

              American Country Holding Corp.
              c/o Checker Motors Corporation
              2016 North Pitcher Drive
              Kalamazoo, MI 49007
              Attn: David R. Markin
              Telephone: (616) 343-6121
              Telecopy: (616) 343-6823

       with a copy to:

              Hutton Ingram Yuzek Gainen
                Carroll & Bertolotti
              250 Park Avenue
              New York, New York 10177
              Attn: Paulette Kendler, Esq.
              Telephone: (212) 907-9650
              Telecopy: (212) 907-9681


       if to the Company or ACFS, prior to the Closing, to:

              American Country Insurance Company
              222 N. LaSalle Street
              Chicago, Illinois 60601-1105
              Attention: Edwin W. Elder, President
              Telephone: (312) 456-2000
              Telecopy: (312) 456-2605


       with a copy to:

              Hutton Ingram Yuzek Gainen
                Carroll & Bertolotti
              250 Park Avenue
              New York, New York 10177
              Attention: Paulette Kendler, Esq.
              Telephone: (212) 907-9650
              Telecopy: (212) 907-9681


       if to Sub 2, Sub 1 or Western after the Closing, to:

              The Western Systems Corp.
              c/o Janney Montgomery Scott Inc.
              26 Broadway
              New York, New York 10004
              Attention: William J. Barrett, Chairman
              Telephone: (212) 510-0688
              Telecopy: (212) 510-0683


              Martin L. Solomon
              P.O. Box 70
              Coconut Grove, Florida 33233
              Telephone: (305) 662-9206
              Telecopy: (305) 662-8632
       with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 100196064
              Attention: Judith R. Thoyer, Esq.
              Telephone: (212) 373-3002
              Telecopy: (212) 757-3990

       and a copy to:

              Epstein Becker & Green, P.C.
              250 Park Avenue--12th Floor
              New York, New York 10177
              Attention: Sidney Todres, Esq.
              Telephone: (212) 351-4735
              Telecopy: (212) 661-0989

     or at such other address for a party as shall be specified by like notice.

 12.12 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in New York County for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12.11 herein shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

 12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

 12.14 Certain Definitions. The following terms shall have the meanings set forth for purposes of this Agreement and the Disclosure Schedule.

     "Accredited Investor" shall have the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

     "ACFS" is defined in the Recitals.

     "ACFS Acquired Assets" is defined in Section 1.2.

     "ACFS Assumed Liabilities" is defined in Section 1.4(a).

     "ACFS Assignment Agreement" means the ACFS Assignment Agreement referred to in Section 1.5, in such form as may be agreed to by the parties hereto.

     "ACFS Assumption Agreement" means the ACFS Assumption Agreement referred to in Sections 8.11 and 9.7.

     "ACFS Excluded Assets" is defined in Section 1.2(b).

     "ACFS Excluded Liabilities" is defined in Section 1.4(b).

     "ACHC" is defined in the Recitals.

     "Acquired Assets" is defined in Section 1.2.

     "Acquisition Proposal" is defined in Section 5.5.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act. For purposes of this Agreement, the Company and ACFS each shall be deemed to be an Affiliate of each of ACHC and the Former Shareholders.

     "A.M. Best" means the A.M. Best Company, Inc.

     "Amended and Restated Buyer Note" means any of the Non-Recourse Promissory Notes, each dated April 17, 1997, by ACHC to each of the Noteholders.

     "Ancillary Document" means the Officer's Certificate, the Former Shareholders' Certificate, Western's Certificate, the Buyer's Certificate or any other document executed in connection herewith.

     "Assignment Agreement" shall mean the Assignment and Assumption Agreement, dated as of April 17, 1997, by and among CRA, SCSM, ACHC, the Company and ACFS.

     "Assumed Liabilities" is defined in Section 1.4(a).

     "Automatic Repurchase and Pledge Agreement" means the Amended and Restated Repurchase and Pledge Agreement, dated as of April 17, 1997, among the David R. Markin Charitable Remainder Unitrust #1 dated December 16, 1996, Martin L. Solomon, the Martin L. Solomon 1996 Charitable Remainder Unitrust, the Allan R. Tessler Charitable Remainder Unitrust #1 dated December 16, 1996, the Douglas Trust, Jay H. Harris and American Country Holding Corp.

     "Best's Rating" shall mean A.M. Best's opinion, expressed as a rating, of the Company's financial condition and operating performance.

     "Books and Records" is defined in Section 6.2(a).

     "Business" means individually and collectively the Company and ACFS, and any predecessor to any of them.

     "Business Benefit Plans" shall mean (1) each and every "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or contributed to by the Business or in which the Business participates (or at any time during the preceding five years maintained, contributed to or otherwise participated in),
(2) whether or not an "employee benefit plan" as so defined, each and every pension, supplemental pension, accidental death and dismemberment, life and health insurance benefits (including medical, dental, vision and hospitalization), short or long-term disability, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit, and other employee benefit arrangements, plans, contracts, policies or practices of the Business providing employee or executive compensation or benefits to one or more Employees, or each (3) each and every plan or arrangement adopted, maintained or contemplated to be adopted or maintained by the Business pursuant to the covenants contained in Article X of this Agreement. The term "Business Benefit Plan" shall include the American Country Insurance Company Pension Plan and the American Country Insurance Company 401(k) Plan.

     "Buyer" is defined in the Recitals.

     "Buyer's Certificate" is defined in Section 9.1.

     "Claims" is defined in Section 6.3(b).

     "Closing" is defined in Section 1.5.

     "Closing Date" is defined in Section 1.5.

     "CMC" means Checker Motors Corp., a Delaware corporation that was formerly a subsidiary of SCSM and formerly known as CMC Kalamazoo Inc.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitments" is defined in Section 2.6.

     "Company" is defined in the Recitals.

     "Company Acquired Assets" is defined in Section 1.1(a).

     "Company Acquired Policies" is defined in Exhibit 1.1(a).

     "Company Assumed Liabilities" is defined in Section 1.3(a).

     "Company Assignment Agreement" means the Company Assignment Agreement referred to in Section 1.5, in such form as may be agreed to by the parties hereto.

     "Company Assumption Agreement" means the Company Assumption Agreement referred to in Sections 8.11 and 9.7.

     "Company Business" means the underwriting and marketing of commercial property and casualty insurance, including specialty transportation coverage (taxi cabs and limousines), and personal insurance lines for auto and homeowners' coverage.

     "Company Excluded Assets" is defined in Section 1.1(b).

     "Company Excluded Liabilities" is defined in Section 1.3(b).

     "Company's Insurers" is defined in Section 6.3(b).

     "Company 401(k) Plan" is defined in Section 10.2.

     "Company Pension Plan" is defined in Section 10.1.

     "Comparable GAAP Statements" is defined in Section 2.2(b)(iv).

     "Confidentiality Agreement" is defined in Section 5.3.

     "CRA" means CRA Holdings Inc., a Delaware corporation that was formerly known as Great Dane Holdings, Inc.

     "Disclosure Schedule" is defined in Section 2.1.

     "DOL" means the United States Department of Labor.

     "Employees" means all current employees (including those on lay-off, disability or leave of absence, whether paid or unpaid), former employees and retired employees of the Business, and the term "Employee" shall mean any of the Employees.

     "Encumbrance" means any mortgage, pledge, lien, charge, title defect, claim, objection, security interest or other encumbrance with respect to any Acquired Asset.

     "Environmental Claim" means any and all administrative, regulatory or judicial actions, causes of action, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, and legal and consultant fees and costs of investigations or proceedings, relating in any way to any Environmental, Health and Safety Law, or arising from the presence or release (or alleged presence or release) into the environment of any Hazardous Substance (hereinafter "Claims") including, without limitation, and regardless of the merit of such Claim, any and all claims by any governmental or regulatory authority or by any third party or other person for enforcement, mitigation, cleanup, removal, response, remediation or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental, Health and Safety Law or any alleged injury or threat of injury to human health, safety, natural resources or the environment.

     "Environmental, Health and Safety Laws" means all federal and state laws, rules and regulations relating to health, safety, hazardous substances, and environmental matters. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 et seq., as amended; CERCLA; the Toxic Substances Control Act, 15 U.S.C. ' 2601 et seq., as amended, the Clean Water Act, 42 U.S.C. ' 466 et seq., as amended; the Clean Air Act, 46 U.S.C. ' 7401 et seq., as amended.

     "Environmental Matters" means any matter arising out of or relating to Environmental Health and Safety Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" is defined in Section 1.2(b).

     "Excluded Liabilities" is defined in Section 1.4(b).

     "Expenses" is defined in Section 12.9(b).

     "Financial Statements" is defined in Section 2.2(b).

     "Former Shareholders" is defined in the Recitals.

     "Former Shareholders' Certificate" is defined in Section 8.1.

     "FTC" is defined in Section 7.2.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GAAP Financial Statements" is defined in Section 2.2(b).

     "Governmental Entity" means a court, legislature, governmental agency, commission or administrative or regulatory authority or instrumentality, domestic or foreign.

     "Hazardous Substance" means any substance, material, product, derivative, compound, mixture, mineral, chemical, waste, medical waste or gas, in each case whether naturally occurring, human-made or the by-product of any process, including but not limited to petroleum or petroleum products that is now or hereafter becomes defined or included within the definition of a "hazardous substance," "hazardous waste," "hazardous material," "toxic chemical," "toxic substance," "hazardous chemical," "extremely hazardous substance," "pollutant," "contaminant," or any other words of similar meaning under any Environmental, Health and Safety Laws.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnification Agreement" is defined in Section 8.12.

     "Indemnitee" is defined in Section 12.2(c)(i).

     "Indemnitor" is defined in Section 12.2(c)(i).

     "Insurance Contracts" mean any contract of insurance to which the Company is a party, including, without limitation, insurance contracts, reinsurance contracts, fidelity bonds, surety bonds and funding agreements.

     "Insurance Law" means any Law relating to the insurance business or the operations thereof.

     "Insurance License" means a Permit granted by a Governmental Entity to transact insurance business.

     "Insurance Policies" is defined in Section 2.16.

     "Insurance Reports" is defined in Section 2.17(a).

     "Investment Assets" shall mean bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership interests and other equity interests (including, without limitation, equity interests in Subsidiaries), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other assets acquired for investment purposes.

     "Justice Department" is defined in Section 7.2.

     "Law" means an applicable law, ordinance, rule or regulation enacted or promulgated, or an order issued or rendered, by any Governmental Entity.

     "Leased Property" is defined in Section 2.13(b).

     "Litigation" is defined in Section 2.7.

     "Losses" means any and all claims, lawsuits, liabilities, damages, costs (including court costs) or expenses (including, without limitation, reasonable attorneys' and accountants' fees and any disbursements of either of them).

     "Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that, individually or in the aggregate, is materially adverse to the business, operations or financial condition of the Company and its subsidiaries or ACFS taken as a whole, it being understood that in evaluating the financial condition of the Company and ACFS, the working capital, assets and liabilities of the Company and ACFS, shall inter alia, be considered.

     "Most Recent Consolidated GAAP Financial Statements" is defined in Section 2.2(b)(ii).

     "Most Recent Fiscal Month End" is defined in Section 2.2(ii).

     "Most Recent Fiscal Year End" is defined in Section 2.2(a)(i).

     "Most Recent Statutory Balance Sheet" means the balance sheet set forth in the Most Recent Statutory Financial Statements.

     "Most Recent Statutory Financial Statements" is defined in Section 2.2(a)(ii).

     "Multiemployer Plan" means a Business Benefit Plan which is a "multiemployer plan" as such term is defined in section 3(37) or section 4001(a)(3) of ERISA.

     "1997 Taxes" shall have the meaning set forth in the Assignment Agreement.

     "Noteholders" means, collectively, Martin L. Solomon 1996 Charitable Remainder Unitrust, Martin L. Solomon and The Douglas Trust.

     "Notice" is defined in Section 12.2(c)(i).

     "Officer's Certificate" is defined in Section 8.1.

     "Ordinary Course of Business" means the ordinary course of business of the Company and ACFS consistent with past custom and practice.

     "Parties" is defined in the Recitals.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permits" is defined in Section 2.8.

     "Permitted Exceptions" is defined in Section 2.4.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock Company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" is defined in Section 1.6.

     "Regulatory Filings" is defined in Section 2.17(b).

     "Reinsurance Assumption Agreement" means the Reinsurance Assumption Agreement referred to in Sections 8.11 and 9.7.

     "Releasee" is defined in Section 6.3(a).

     "Releasor" is defined in Section 6.2(a).

     "Reportable Event" has the meaning set forth in ERISA ' 4043.

     "Required Insurance Approvals" means the approval of the transactions contemplated hereby by the requisite insurance department, agency or commission in the states of Illinois, Indiana and any other jurisdictions where, in the aggregate, the failure to obtain such approval would have a Material Adverse Effect.

     "Required Insurance Filings" means any filing of or with respect to this Agreement with the requisite insurance department, agency or commission in each of the states of Illinois, Indiana, Iowa, Michigan and Wisconsin, and any other jurisdictions as required by applicable law.

     "SAP" means statutory accounting practices required or permitted by applicable insurance departments, commissions or regulatory authorities applied on a consistent basis.

     "SCSM" means SCSM Holdings, Inc., a Delaware corporation.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Seller" is defined in the Recitals.

     "Statutory Financial Statements" is defined in Section 2.2(a).

     "Stock" means the common stock, par value $100 per share, of the Company.

     "Stockholder Approval" means any approvals by the stockholders of Western necessary to effectuate the transactions contemplated by this Agreement.

     "Taxes" means (i) all United States federal, state or local taxes and foreign taxes, charges, levies, fees, imposts, duties or other assessments and all additions to tax, penalties and interest relating thereto and (ii) any Taxes (defined in (i) above) for which a Seller is liable (a) as a transferee, (b) as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment, whether oral or written or (c) under Treasury Regulation Section 1.1502-6 or any comparable provision of state or local tax law.

     "Tax Statement" is defined in Section 7.1(c).

     "Tax Sharing Agreement" shall have the meaning set forth in paragraph 7(a) of the Assignment Agreement.

     "Territory" means the states of Illinois, Indiana, Michigan, Wisconsin and Iowa.

     "WARN Act" means Worker Adjustment and Retraining Notification Act of 1988, as amended.

     "Western" is defined in the Recitals.

     "Western's Certificate" is defined in Section 9.1.

 12.15 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as in any manner creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 12.5 hereof). Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any Employee or former Employee (including any beneficiary or dependent thereof) of the Company or ACFS in respect of continued employment (or resumed employment) or any other matters, and no provision of this Agreement shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Business Benefit Plan.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the date first above written.

                                     AMERICAN COUNTRY INSURANCE COMPANY

                                     By: /s/ Edwin W. Elder, III
                                         -------------------------------
                                         Name: Edwin W. Elder, III
                                         Title: President

                                     AMERICAN COUNTRY FINANCIAL SERVICES CORP.

                                     By: /s/ Edwin W. Elder, III
                                         -------------------------------
                                         Name: Edwin W. Elder, III
                                         Title: President

                                     AMERICAN COUNTRY HOLDING CORP.

                                     By: /s/ Daniel R. DeLeo
                                         -------------------------------
                                         Name: Daniel R. DeLeo
                                         Title:

                                     THE WESTERN SYSTEMS CORP.

                                     By: /s/ William J. Barrett
                                         -------------------------------
                                         Name: William J. Barrett
                                         Title: Chairman of the Board

                                         /s/ Daniel R. DeLeo
                                         -------------------------------
                                         Daniel R. DeLeo

                                        /s/ Edwin W. Elder
                                        -------------------------------
                                        Edwin W. Elder

                                        /s/ Wayne R. Hannah, Jr.
                                        -------------------------------
                                        Wayne R. Hannah, Jr.

                                        /s/ David R. Martin
                                        -------------------------------
                                        David R. Martin

                                        /s/ Martin L. Solomon
                                        -------------------------------
                                        Martin L. Solomon

                                        /s/ Allan R. Tessler
                                        -------------------------------
                                        Allan R. Tessler

                                        /s/ Wilmer J. Thomas, Jr.
                                        -------------------------------
                                        Wilmer J. Thomas, Jr.

================================================================================

                                                                         ANNEX B

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          -----------------------------

                             FORM 10-K, AS AMENDED

(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934 [FEE REQUIRED]

    For the fiscal year ended December 31, 1996
                              -----------------

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
  ACT OF 1934 [NO FEE REQUIRED]
               For the transition period from _______ to _______

                        Commission file number 0-22922
                                               -------

                           THE WESTERN SYSTEMS CORP.
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
                -----------------------------------------------
            (Exact name of Registrant as specified in its charter)

             Delaware                          06-0995978
 -----------------------------------------------------------------------
    (State or other jurisdiction              (IRS Employer
 of incorporation or organization)        Identification Number)


       c/o Janney Montgomery Scott Inc., 26 Broadway, New York, NY 10004
       -----------------------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)

      Registrant's telephone number, including area code: (212) 510-0688
                                                          --------------

          Securities registered pursuant to Section 12(b) of the Act:

                                     None

          Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $.60 par value Common Stock Purchase Warrants entitling holders to purchase one share of Common Stock per Warrant prior to December 31, 1997

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

The aggregate market value of voting stock (Common Stock, $.60 par value) held by non-affiliates of the Registrant as of March 14, 1997 was approximately $12,419,923 (based on the mean between the closing bid and asked prices of the Common Stock on such date), which value, solely for the purpose of this calculation, excludes shares held by the Registrant's executive officers and directors. Such exclusion should not be deemed a determination by the Registrant that all such individuals are, in fact, affiliates of the Registrant.

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: At March 14, 1997, there were outstanding 7,903,421 shares of the Registrant's Common Stock, $.60 par value.

================================================================================

                                     PART I

Item 1. Business

 Recent Developments

     On January 3, 1997 the Company sold its Transmedia Network franchise (the "Franchise") covering the States of California, Oregon, Washington and parts of Nevada and substantially all of its operating assets other than cash and cash equivalents (the "Asset Sale") to its franchisor, Transmedia Network Inc. ("Network"). Upon consummation of the Asset Sale, the Company's assets consisted principally of cash and cash equivalents aggregating approximately $9,574,000. These assets (less approximately $800,000 of taxes on the gain resulting from the Asset Sale) will be utilized by the Company to acquire, merge, consolidate, invest in transactions or otherwise combine with an operating business (any such transaction, a "Business Combination"). The Company intends to enter into Business Combinations that will use substantially all of the Company's available cash in one or two transactions and structure such Business Combinations so that the current management of the target business will remain in place. There can be no assurance, however, that the Company will be able to effectuate a Business Combination, or that any such Business Combination will be profitable. In anticipation of the Asset Sale, in the fourth quarter of 1996, the Company initiated activities to seek a Business Combination. At the present time, there are no Business Combinations under consideration that the Board of Directors considers probable of consummation. The Board of Directors will have broad discretion in its search for and negotiations with respect to a Business Combination.

     Pending a Business Combination, the Company's assets will be invested as management of the Company deems prudent, which investments may include, but not be limited to, certificates of deposit, mutual funds, money-market accounts, stocks, bonds or United States Government or municipal securities, provided, however, that the Company will attempt to invest its assets in a manner that will not result in the Company being required to register as an investment company under the Investment Company Act of 1940.

     During the year ending December 31, 1997 and until a Business Combination is effected, the Company expects to generate interest income in excess of its minimal operating expenses, exclusive of any due diligence and professional fees incurred in connection with the identification and consummation of one or more Business Combination.

     The Company has used and intends to continue to use various sources in its search for potential Business Combinations including its officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals. The Company may be required to pay a fee in connection with the consummation of a Business Combination.

     The Company does not intend to restrict its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. The Board of Directors cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The Board of Directors believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

     Once the Company has identified a particular entity as a potential acquisition or merger candidate, the Board of Directors will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on the Board's knowledge and experience, or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. The Board of Directors may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities.

     In evaluating such potential Business Combinations, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its stockholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.

     Presently, the Company cannot predict the manner in which it might participate in a prospective Business Combination. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a Business Combination may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization. The Company could participate in opportunities through the purchase of minority stock positions.

     In the Asset Sale, the Company received a total of approximately $7,500,000 in cash, which, in addition to payment for the Franchise, included payment for the Company's Rights to Receive (as hereinafter defined). The cash and cash equivalents retained by the Company amounted to approximately $2,074,000 at December 31, 1996.

 General

     The following information describes the business carried on by the Company prior to the Asset Sale.

     In December 1991, the Company entered into a franchise agreement (the "Franchise Agreement") with Network that granted to the Company the exclusive right to operate the Franchise, the primary business of which was the acquisition of "Rights to Receive" from client restaurants and other dining establishments located in California that accept a charge card, "The Transmedia Card," and the sale of such Rights to Receive to holders of The Transmedia Card ("Cardholders"). The Transmedia Card, a private charge card marketed and issued by Network, which utilizes a diner's MasterCard[RegTM], Visa[RegTM], American Express[RegTM] or Discover[RegTM] charge account to bill Transmedia Card charges, is used by Cardholders to pay for food and beverages when dining at restaurants or other dining establishments (the "Participating Restaurants") that participate in the network of such establishments that accept The Transmedia Card (the "Transmedia Network[RegTM]"). The Transmedia Network is a unified system that entitles Cardholders recruited by Network, the Company or any other Network franchisee to a savings of up to 25% on the regular menu prices of food and beverages charged on The Transmedia Card. Rights to Receive were the Company's rights to food and beverage credits of Participating Restaurants that were purchased by the Company in exchange for cash in an amount equal to approximately 50% of the retail value of such food and beverage credits.

     The Company derived substantially all of its revenues from the excess of the proceeds of Cardholders' charges on their Transmedia Cards incurred at Participating Restaurants in the territory included within the Franchise (net of the up to 25% Cardholder savings and of fees and other charges payable to Network) over the Company's cost of purchasing Rights to Receive from Participating Restaurants. Revenues from Cardholders' membership fees were not significant as the Company only received 40% of initial membership fees (and no portion of renewal fees) and, under arrangements with Network, such initial fees were generally waived by the Company.

     The Company commenced its franchise operations in the San Francisco Bay Area in August 1992, in the Los Angeles metropolitan area in October 1993, in Orange County in January 1995, and in the Lake Tahoe, Nevada area in October 1995. At December 31, 1996, there was an aggregate of 557 Participating Restaurants, consisting of 221 in the San Francisco Bay Area (including Lake Tahoe), 269 in the Los Angeles Metropolitan Area and 67 in Orange County. At December 31, 1996, there was an average Rights to Receive balance (net of Rights to Receive payable by the Company) per Participating Restaurant for the San Francisco Bay Area, Los Angeles Metropolitan Area and Orange County Area of approximately $6,300, $5,600, and $2,600, respectively. During 1996, the Company added 64,000 new Cardholders residing in California. At December 31, 1996, there were approximately 146,000 Cardholders after giving effect to non- renewals during the year.

     In addition to acquiring the California franchise, the Company acquired options to operate Transmedia Network franchises in Oregon and Washington upon payment of certain prescribed fees. In December 1993, the Company exercised its option to operate the Transmedia Network franchise in Washington and also agreed with Network to purchase a franchise in Reno, Nevada and the Nevada portion of the Lake Tahoe resort area. In June 1995, the Company exercised its option to obtain a Transmedia Network franchise for the State of Oregon. As used herein, the term "Franchise Territory" means the States of California, Oregon and Washington, and Reno and Lake Tahoe, Nevada.

     In 1995, Network began to offer to holders of The Transmedia Card use of the card at certain hotels, resorts, golf courses, ski lifts and access to discount long distance telephone services. The Company's rights under the Franchise Agreement related only to Participating Restaurants in the Franchise Territory. The Company did not have any rights to participate in or derive any income from these other services.

     In connection with the Asset Sale, the Company and Network exchanged general releases of all liabilities, obligations under the Franchise Agreement.

 Rights to Receive

     The Company's primary business was the acquisition of Rights to Receive from Participating Restaurants that it recruited to join the Transmedia Network of dining establishments and the sale of such Rights to Receive to Cardholders. The Company derived substantially all of its revenues from purchasing Rights to Receive from Participating Restaurants operating in the Franchise Territory in exchange for cash in an amount equal to approximately 50% of the retail value of the food and beverage credits underlying such Rights to Receive and applying such Rights to Receive against Cardholder charges made at Participating Restaurants operating in its Franchise Territory.

     The Company entered into a contract (a "Restaurant Contract") with each Participating Restaurant in its Franchise Territory in connection with its purchase from it of Rights to Receive. The typical Restaurant Contract provided for the purchase by the Company of between $5,000 and $10,000 in Rights to Receive. Generally, such Rights to Receive were paid for by the Company in installments during the initial two-to-three month period thereof. Beginning in 1995, the Company also entered into nine to 12 month commitment agreements with certain Participating Restaurants. The commitment agreements established a minimum period of participation by the Participating Restaurant in the event that the initial credits purchased by the Company from the Participating Restaurant were exhausted prior to the expiration of the commitment period. The Company believes that these commitment agreements had a positive effect during 1996 upon restaurant retention and cash flow.

 Transmedia Card

     The Transmedia Card is a private charge card that entitles Cardholders to a savings of up to 25% on the regular menu price of food and beverages purchased at any Participating Restaurant within the Transmedia Network. Participating Restaurants solicited by the Company were located in the San Francisco Bay Area, metropolitan Los Angeles and Orange County. The Transmedia Card was developed and is issued and marketed by Network.

     Cardholders may use The Transmedia Card as they would any major credit card. When paying the check at a Participating Restaurant, a Cardholder presents The Transmedia Card in payment for the amount of goods and services received, as well as for taxes and tips, and signs a Network credit card receipt for such amount. Network, upon receiving the credit card receipt from the Participating Restaurant, gives the Participating Restaurant a credit against the balance of Rights to Receive that are held by the Company in respect of such Participating Restaurant. Network then arranges for the processing of the receipt for the full amount of the charges through the major credit card account (Visa, Mastercard, American Express or Discover) designated by the Cardholder in his or her application (the "Major Credit Card Account") and simultaneously issues a credit to the Cardholder's Major Credit Card Account in an amount equal to the up to 25% savings on the appropriate food and beverage charges. Taxes and tips are not eligible for the up to 25% savings. Upon receipt by Network of payment from the Major Credit Card Account, it pays the Participating Restaurant the taxes and tips incurred by the Cardholder, deducts the fees and expenses payable to it under the Franchise Agreement and remits the balance to the Company on a weekly basis.

 Cardholder Marketing

     In January 1996, Network initiated a policy to offer both new and existing Cardholders an alternative to the traditional arrangement of a 25% savings with an annual membership fee of $50. The new program (the "20%

Program") provides a 20% savings to Cardholders with no annual fee so long as Cardholder usage is at least $200 during each membership year. Commencing in 1996, substantially all programs initiated by Network to obtain new cardholders utilized the 20% Program and Network took a leading role to promote the Transmedia Card on a national basis utilizing arrangements with large national organizations and businesses. Since January 1, 1996 substantially all new cardholders were enrolled in the 20% Program.

     The Company commenced active franchise operations in the San Francisco Bay Area in August 1992. During 1993, the Company focused its principal efforts on recruiting restaurants and other dining establishments doing business in the San Francisco Bay Area to join the Transmedia Network and on marketing The Transmedia Card to prospective Cardholders. Initial franchise activities concentrated primarily on establishing a base of restaurants in San Francisco as a foundation for commencing programs to market The Transmedia Card to prospective Cardholders. Active marketing efforts to solicit Cardholders commenced in late 1992 and were directed primarily to professionals, investment banking and real estate firms and various small and mid-sized businesses. Marketing to larger businesses, banks, radio station listeners' clubs and various non-profit organizations commenced in April 1993.

     Active marketing efforts to solicit Cardholders in the Los Angeles metropolitan area commenced in January 1994 and followed the same marketing strategy implemented by the Company in the San Francisco Bay Area. Active marketing efforts to solicit Cardholders in Orange County commenced in mid-1995.


 Franchise Agreement

     The Company entered into the Franchise Agreement with Network on December 9, 1991. Under the original terms of the Franchise Agreement, the Company was required to pay Network the following fees and charges: (i) $250,000 as an initial franchise fee (which had been paid); (ii) $250,000 as an initial contribution to Network's advertising and development fund, of which $125,000 was paid and the remaining $125,000 was payable, without interest, in 12 consecutive equal monthly payments commencing July 1993; and (iii) 150,000 shares of the Common Stock of the Company valued at $21,000, which have been issued. In September 1993, the Company and Network agreed that the Company would pay for substantially all of its advertising in California and entered into an agreement providing, effective as of September 30, 1993, for (i) a refund to the Company of the remaining unused balance (approximately $55,000) of the Company's previously advanced $145,000 initial contribution to Network's advertising and development fund (which refund has been made) and (ii) the termination of the Company's obligation to pay the remaining monthly installments of such obligation (approximately $105,000).

     In addition, the Company was obligated to pay to Network continuing service charges as follows: (i) a general service charge equal to 7.5%, and an advertising fee of 2.5%, of the total dollar amount of Rights to Receive meal credits used by Cardholders at Participating Restaurants within the Franchise Territory; (ii) a monthly restaurant service charge of $1.00 per Participating Restaurant located in the preceding month within the Franchise Territory; and
(iii) a processing charge equal to $.20 per Cardholder transaction slip forwarded to Network by Participating Restaurants in the Franchise Territory.

     Under the Franchise Agreement, the Company purchased options to obtain Transmedia Network franchises for the States of Oregon and/or Washington for initial total franchise and advertising fees of $200,000 and $300,000, respectively. In December 1993, the Company exercised its option for the State of Washington and in June 1995, the Company exercised its option for the State of Oregon. In connection with the exercise of such option and the Company's assumption of certain advertising costs described above, the Company also agreed with Network to provide for (i) a reduction in the Company's exercise price for the Transmedia Network franchises in the States of Oregon and/or Washington to $100,000 and $150,000, respectively, to reflect the Company's assumption of such advertising obligations; (ii) the exercise of the Washington option by issuance to Network of 50,000 shares of Common Stock (in lieu of the $150,000 exercise price) and the exercise of the Oregon option by issuance to the Network of 35,000 shares of Common Stock (in lieu of the $100,000 exercise price); and
(iii) the acquisition of the right to operate the Transmedia Network franchise in limited areas of Nevada by issuance to Network of 10,000 shares of Common Stock. The Company was required to commence franchise operations in the State of Washington, by December 31, 1996 and in the State of Oregon by April 1997. Pending the completion of the Asset Sale, expansion activities were suspended.

 Employees

     As of December 31, 1996, the Company employed a total of 17 persons, one of whom was the general manager of the Los Angeles office and one of whom was an executive officer and director of the Company. Effective with the Asset Sale, 11 of such persons became employees of Network. During the first quarter of 1997, the Company will operate with a staff of two full time administrative employees in order to fulfill its public reporting responsibilities. After the first quarter of 1997, pending completion of one or more Business Combinations, the Company will have no full time employees or office overhead and will contract out all required administrative and compliance functions.

 Competition

     The charge card business, including the restaurant charge card business, is highly competitive and the Company competed for both Cardholders and restaurants. Competitors included discount programs offered by major credit card companies such as American Express[RegTM], Visa, MasterCard and Diners Club[RegTM], other companies (including Dining a la Card(sm) and Entertainment[RegTM] that offer different kinds of discount marketing programs and numerous smaller companies.

Item 2. Properties

     The Company presently leases no business premises but maintains an office c/o Janney Montgomery Scott Inc., 26 Broadway, New York, New York 10004.

     During 1996, the Company's principal executive and sales offices were located at 475 Sansome Street, San Francisco, California. These premises consisted of approximately 3,000 square feet of space leased until August 31, 1999. The annual base rental during 1996 was approximately $55,200. The Company leased an additional executive office located at 233 Wilshire Boulevard, Santa Monica, California. These premises consisted of approximately 2,000 square feet of space leased until February 1998 at an annual base rent of approximately $50,400. The Company leased approximately 100 square feet of space at an executive suite in Costa Mesa in Orange County at a cost of $640 per month.

     Effective with the Asset Sale, the San Francisco and Santa Monica leases were assigned to, and assumed by, Network. The Company's Orange County lease expired January 31, 1997 and was not renewed.

Item 3. Legal Proceedings

     There are no pending legal proceedings to which the Company is a party.

Item 4. Submission of Matters to a Vote of Security Holders

     A Special Meeting of stockholders was held on December 27, 1996. Proxies were solicited with respect to approval of the Asset Sale and approval of certain amendments to the Company's 1992 Stock Option Plan. The stockholders approved the Asset Sale. The votes cast for, against or abstaining were as follows:

 For   ............  4,611,055
 Against  .........     40,919
 Abstaining  ......      9,508

  The stockholders also approved the amendments to the 1992 Stock Option Plan. The number of votes cast for, against or abstaining with respect to approval were as follows:

 For   ............   4,310,864
 Against  .........     233,659
 Abstaining  ......     116,959

                                    PART II

Item 5. Market for the Registrant's Common Equity and Related Stockholder
   Matters

     The Company's Common Stock has been traded on NASDAQ under the symbol ("WTSM") since December 23, 1993. The Company's Units are traded on NASDAQ under the symbol ("WTSMU"). The Company's Warrants are traded on NASDAQ under the symbol ("WTSMW").

     The Company's Common Stock was traded in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the "OTC Bulletin Board" of the National Association of Securities Dealers, Inc. under the symbol "WTSM" from July 16, 1992 to December 22, 1993.

     The following table sets forth the high and low bid prices on the OTC Bulletin Board and the high and low closing bid prices as reported on NASDAQ for the Company's Common Stock during the quarters indicated. The prices reported reflect inter-dealer quotations and may not represent actual transactions and do not include retail mark-ups, mark-downs or commissions.

 Quarter Ended                 High       Low
---------------------------   --------   -------
 March 31, 1995   .........    3.875      3.25
 June 30, 1995 ............    3.75       2.75
 September 30, 1995  ......    2.75       1.375
 December 31, 1995   ......    2.50       1.00
 March 31, 1996   .........    2.50       1.00
 June 30, 1996 ............    2.625      1.50
 September 30, 1996  ......    2.185      1.125
 December 31, 1996   ......    1.375       .750

     At March 14, 1997, there were approximately 394 holders of record of the Company's Common Stock. This number does not include an indeterminate number of stockholders whose shares are held by brokers in "street name." The Company has not paid any cash dividends on the Common Stock since it became publicly traded.

Item 6. Selected Financial Data

                                                           For the Years Ended December 31,
                                    ------------------------------------------------------------------------------
                                       1996            1995             1994            1993            1992
                                    -------------   --------------   -------------   -------------   -------------
SELECTED INCOME STATEMENT DATA:
Net Sales   .....................   $9,301,155      $11,368,903      $8,698,738       $ 926,852      $  14,023
Interest Income   ...............      132,951          146,342          38,941          44,709         16,924
Net Income (Loss) ...............      545,024           10,942        (280,994)       (924,733)      (741,882)
Net Income (Loss) Per Common
 Share*  ........................         $.07             $0.0          $(.04)          $(.16)          $(.24)

                                                       For the Years Ended December 31,
                                 ----------------------------------------------------------------------------
                                    1996            1995            1994            1993           1992
                                 -------------   -------------   -------------   -------------   ------------
SELECTED BALANCE SHEET DATA:
Total Assets   ...............    $7,119,072      $6,203,976      $6,615,697      $4,017,551      $1,493,718
Long Term Obligations   ......        12,026          15,602           4,108           1,702          64,862

--------------
     *Based on a weighted average number of shares of Common Stock (as restated, and see Note 8(a) of Notes to Financial Statements) outstanding: 7,955,752, 8,030,685, 7,072,754, 5,804,297 and 3,123,659, shares, respectively, at December
31, 1996, 1995, 1994, 1993 and 1992.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

     See Item 1. "Business--Recent Developments" for information in respect of the sale of substantially all of the Company's operating assets. The information presented under "Results of Operations" in this Item 7. relates to the operations of the business the operating assets of which were sold.

Results of Operations
Year Ended December 31, 1996 Compared to the Year
Ended December 31, 1995

     Net sales for the year ended December 31, 1996 were $9,301,155. This was a decrease of $2,067,748 as compared to $11,368,903 in net sales during the year ended December 31, 1995. Sales for the year ended December 31, 1996 continued to be negatively impacted by a decrease in the average restaurant spending per Cardholder and by continued competition from other restaurant promotion programs in the California market. Since the beginning of 1996 substantially all new cardholders were developed, primarily utilizing telemarketing, under national 20% Programs by Network. Although these programs resulted in a significant increase in Cardholders, the percentage of these Cardholders who are active card users is not as great as the percentage of active card users enrolled in the 25% Program. The Company attributes the continued decrease in average restaurant spending per Cardholder to this fact as well as to continued competition.

     The Company's net sales contributed $3,185,652 and $3,792,589 in gross profit for the years ended December 31, 1996 and 1995, respectively. The Company operated with an approximate 34% gross profit margin from net sales of Rights to Receive to Cardholders during the year ended December 31, 1996, compared to 33% during the year ended December 31, 1995. The approximate 1% increase in gross profit margin is attributable to restaurant charges by Cardholders who have enrolled in the 20% program. Operating expenses as a percentage of net sales increased to 25.2% for the year ended December 31, 1996 compared to 20.6% for the year ended December 31, 1995. The 4.6% increase in operating expenses as a percentage of net sales is attributable to the fact that while net sales decreased, the Company's operating expenses (overhead) are primarily of a fixed nature.

     The Company has incurred franchise costs of approximately 14% of net sales. Franchise costs were $1,285,214 and $1,586,781 during the years ended December 31, 1996 and 1995, respectively.

     Operating expenses (selling, general and administrative expenses) aggregated $2,341,675 and $2,339,648 for the years ended December 31, 1996 and 1995, respectively. Operating expenses remained virtually constant as approximately $86,000 in payroll and related cost savings were offset by an increase in professional fees of $67,000 related to the Asset Sale and acquisition due diligence relating to possible Business Combinations.

     For the year ended December 31, 1996, combined operating expenses consisted primarily of salaries and associated payroll expenses ($1,131,000), professional and consulting fees ($230,000), rent and office expenses ($265,000), the Company's reserve for unrealizable Rights to Receive ($206,000), promotion and marketing expenses in connection with attracting and maintaining participating California restaurants ($231,000), advertising and promotional expenses in connection with attracting and maintaining California Cardholders ($69,000, net of Network reimbursement) and electronic processing equipment set up and amortization expenses ($52,000).

     For the year ended December 31, 1995, combined operating expenses consisted primarily of salaries and associated payroll expenses ($1,239,000), professional and consulting fees ($196,000), rent and office expenses ($262,000), the Company's reserve for unrealizable Rights to Receive ($194,000), marketing expenses in connection with attracting and maintaining participating California restaurants ($231,000) and advertising and promotional expenses in connection with attracting and maintaining California Cardholders ($51,000 net of Network reimbursement). Electronic processing equipment set up and amortization expenses were not significant.

     Interest income was $132,951 and $146,342 for the years ended December 31, 1996 and 1995, respectively.

     For the year ended December 31, 1996, the Company incurred a loss before provision for income taxes of $311,976 or $.04 per share. For the year ended December 31, 1995, however, the Company earned a profit before provision for income taxes of $10,942 or $0.00 per share. The approximately $323,000 decrease in earnings before provision for income taxes was primarily due to the decreased gross profit for the period net of franchise costs.

     For the year ended December 31, 1996, the Company recorded a $857,000 credit for income taxes related to the tax benefits associated with approximately $1,950,000 in unused operating loss carryforwards and other deductible temporary differences. The Company recorded this tax credit because it generated substantial taxable income in connection with the Asset Sale in January 1997, subsequent to the balance sheet date (see "Recent Developments"). For the years ended December 31, 1995 and earlier, the Company did not record such a tax credit because at that time there was no assurance that the Company would generate future taxable income.

     For the year ended December 31, 1996, the Company earned net income of $545,024 or $.07 per share. The net income was attributable to the credit for income taxes of $857,000 recorded by the Company less the $311,976 loss incurred before provision for income taxes. For the year ended December 31, 1995, the Company earned a profit before income taxes and a net profit of $10,942 or $0.00 per share. The Company incurred no provision for income taxes for the year ended December 31, 1995 because the income taxes on the Company's $10,942 pretax profit were eliminated by the Company's net operating loss carryforwards.

Year Ended December 31, 1995 Compared to
Year Ended December 31, 1994

     Net sales for the year ended December 31, 1995 were $11,368,903. This was an increase of $2,670,165 as compared to $8,698,738 in net sales during the year ended December 31, 1994. The sales increase was primarily attributable to the increasing number of Cardholders and restaurants available to Cardholders. However, offsetting this trend, sales for the year ended December 31, 1995 were negatively impacted by a decrease in the average restaurant spending per Cardholder. The Company attributes the decrease in average restaurant spending per Cardholder to increasing competition from other restaurant promotion programs that were introduced into the California market and to softness in California's economy in general.

     The Company operated with an approximate gross profit margin from net sales of Rights to Receive to Cardholders of approximately 33%. The Company's net sales resulted in $3,792,589 and $2,891,229 in gross profit for the years ended December 31, 1995 and 1994, respectively.

     Operating expenses (selling, general and administrative expenses) aggregated $2,339,648 and $1,996,347 for the years ended December 31, 1995 and 1994, respectively. The increase of $343,301 was primarily due to the fact that the Company incurred additional salaries and associated payroll expenses related to the operation of its business in San Francisco and Los Angeles during the year ended December 31, 1995 and initiated active operations in Orange County in January 1995. The Company incurred approximately $219,000 in additional salaries and associated payroll expenses, excluding Orange County, during the year ended December 31, 1995 compared to the year ended December 31, 1994. These expenses related to the operation of its business in San Francisco and Los Angeles and were primarily attributable to increased officers' and employee compensation including certain bonus and commission arrangements. The Company also incurred additional operating expenses of approximately $131,000 related to the operation of its business in Orange County for the year ended December 31, 1995. The Company did not actively operate in Orange County in 1994 and therefore incurred no such expenses for the year ended December 31, 1994.

     For the year ended December 31, 1994, combined operating expenses consisted primarily of salaries and associated payroll expenses ($934,000), professional and consulting fees ($191,000), rent and office expenses ($224,000), the Company's reserve for unrealizable Rights to Receive ($159,000), marketing expenses in connection with attracting and maintaining participating California restaurants ($169,000) and advertising and promotional expenses in connection with attracting and maintaining California cardholders ($153,000 net of Network reimbursement).

     Interest income was $146,342 and $38,941 for the years ended December 31, 1995 and 1994, respectively. Interest income increased in 1995 primarily because of the interest earned on the approximately $2,138,000 net proceeds from the Company's December 1994 Offer of Units.

     For the year ended December 31, 1995, the Company earned a net profit of $10,942 or $0.00 per share. For the year ended December 31, 1994 the Company incurred a net loss of $280,994 or $.04 per share. The approximately $292,000 increase in net earnings was primarily due to the increased gross profit for the period net of franchise costs and increased interest income, partially offset by increased operating expenses (including Orange County expenses), as described above.

     Orange County operations resulted in net losses of approximately $108,000 for the year ended December 31, 1995. Without giving effect to the Orange County losses, the Company would have generated a net profit of approximately $119,000, or $.01 per share, for the year ended December 31, 1995.

Liquidity and Capital Resources

     The Company's working capital at December 31, 1996 and 1995 was approximately $4,873,000 and $5,165,000, respectively. At February 28, 1997, as a result of the Asset Sale, its working capital was approximately $8,700,000. The Company has outstanding 2,052,987 warrants exercisable at $4.00 per share. The warrants expire December 31, 1997. The Company presently has no other unused internal sources of liquidity other than cash (or equivalents) on hand and no external sources of liquidity such as a line of credit from a financial institution.

     During the year ending December 31, 1997 and until a Business Combination is effected, the Company expects to generate interest income in excess of its minimal operating expenses, exclusive of any due diligence and professional fees incurred in connection with the identification and consummation of one or more Business Combination.

     The Company intends to enter into Business Combinations that will use substantially all of the Company's available cash in one or two transactions and structure such Business Combinations so that the current management of the target business will remain in place. There can be no assurance, however, that the Company will be able to effectuate a Business Combination, or that any such Business Combination will be profitable. At the present time, there are no Business Combinations under consideration that the Board of Directors considers probable of consummation. The Board of Directors will have broad discretion in its search for and negotiations with respect to a Business Combination.

     Pending a Business Combination, the Company's assets will be invested as management of the Company deems prudent, which investments may include, but not be limited to, certificates of deposit, mutual funds, money-market accounts, stocks, bonds or United States Government or municipal securities, provided, however, that the Company will attempt to invest its assets in a manner that will not result in the Company being required to register as an investment company under the Investment Company Act of 1940.

     The Company has used and intends to continue to use various sources in its search for potential Business Combinations including its officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals. The Company may be required to pay a fee in connection with the consummation of a Business Combination.

     The Company does not intend to restrict its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. The Board of Directors cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The Board of Directors believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

     Presently, the Company cannot predict the manner in which it might participate in a prospective Business Combination. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a Business Combination may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization. The Company could participate in opportunities through the purchase of minority stock positions.

     The Company may be required to seek additional capital in order to effecuate a Business Combination. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on acceptable terms. Failure to obtain such financing could result in the delay or abandonment of one or more potential Business Combinations.

Inflation and Seasonality

     Inflation did not significantly impact the Company's business during 1996, nor did the Company believe its business to be seasonal.

Forward-Looking Statements

     This report contains forward-looking statements and information that is based on management's beliefs and assumptions, as well as information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.

Item 8. Financial Statements and Supplementary Data

     See index to financial statements included as part of Item 14 below.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     Not applicable.

                                   PART III

Item 10. Directors and Executive Officers of the Registrant.

Management

     As of April 15, 1997, the executive officers and directors of The Western Systems Corp. (the "Company") were as follows:

                                                                                                      Term of Office
                                            Present Position             Director      Class of       as Director
Name                               Age      with the Company             Since         Director         Expires
-------------------------------   ------   --------------------------   ------------   -----------   ----------------
William J. Barrett    .........    57       Chief Executive Officer      January         III          1998
                                            and Director                 1992
Stuart M. Pellman  ............    55       Director                     January         III          1998
                                                                         1992
Herbert M. Gardner    .........    57       Director                     January          II          1997
                                                                         1992
C. Scott Bartlett, Jr.   ......    64       Director                     August            I          1999
                                                                         1991
Richard O. Starbird   .........    72       Director                     July 1992         I          1999
Howard Grafman  ...............    68       Director                     July 1992         I          1999
Paulette Grafman   ............    50       Director                     September        II          1997
                                                                         1993


     The following information concerning the directors and executive officers of the Company has been furnished by each of them.

     William J. Barrett was elected Chief Executive Officer of the Company in January 1997. He has served as a director of the Company since January 1992 and as Secretary and Assistant Treasurer of the Company since August 1992. Mr. Barrett has been principally employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. Mr. Barrett is a director of the following publicly-held corporations: Supreme Industries, Inc., a company that manufactures specialized truck bodies, Fredericks of Hollywood, Inc., an apparel marketing company, Shelter Components Corporation, a distributor to the manufactured housing and recreation vehicle industries and manufacturer of carpet and bathroom products, TGC Industries, Inc., which provides geophysical services to the oil and gas industries and manufactures and distributes specialty packaging products, and Chase Packaging Corporation, a specialty packaging supplier.

     Stuart M. Pellman served as President and Chief Executive Officer of the Company from January 1992 until the Company's sale of its Transmedia Network Franchise (the "Asset Sale") to its former franchisor, Transmedia Network, Inc. ("Network") in January 1997. Since the Asset Sale, Mr. Pellman has been principally employed as an executive officer of Network. He continued to serve as the Company's Chief Financial Officer and Chief Accounting Officer until April 1997. He has been a director of the Company since January 1992. From May 1989 until September 1991, Mr. Pellman was a corporate securities attorney with, and a member of, the San Francisco, California law firm of Steefel, Levitt & Weiss. Prior thereto and since 1965, he was engaged in the private practice of law in New York City. In 1979, he co-founded the law firm of Slade & Pellman in New York City and was a member of that firm until December 1988. Commencing in 1986, Mr. Pellman supervised Slade & Pellman's representation as general counsel to Network.

     Herbert M. Gardner has served as a director of the Company since January 1992. Mr. Gardner has been principally employed as a Senior Vice President of Janney Montgomery Scott Inc. for more than five years. Mr. Gardner is a director of Network and also is a director of other publicly-held corporations as follows: Shelter Components Corporation, Nu Horizons Electronics, Corp., an electronics components distributor, TGC Industries, Inc., Hirsch International Corp., a distributor of computerized embroidery machines and a developer of related software, and Chase Packaging Corporation. Mr. Gardner also is Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses.

     C. Scott Bartlett has served as a director of the Company since August 1991. Since November 1990, he has been principally engaged as a consultant to the banking industry and in conjunction with such activities served as Senior Vice President and Chief Credit Officer of MTB Bank from 1992 to 1994. From April 1984 to November 1990, he was an Executive Vice President and Chairman of the Credit Policy Committee of National Westminster Bank USA. He is also a director of Harvard Industries, Inc., an automotive supplier, NVR, Inc., a homebuilding company, Darling International, Inc., a recycler of animal by-products, Bucyrus-Erie Company, a manufacturer of surface mining equipment, Janus Industries, Inc., a holding company, and The Bibb Company, a manufacturer of bedding, napery and industrial fabrics.

     Richard O. Starbird has served as a director of the Company since July 1992. Mr. Starbird has been Emeritus Professor at Western Washington University in Bellingham, Washington since 1983, where he is currently engaged as a graduate school advisor, researcher and writer. Mr. Starbird also is a director of Fredericks of Hollywood, Inc.

     Howard Grafman has served as a director of the Company since July 1992. Since February 1996, Mr. Grafman has been principally engaged as Chairman of the Board of KRUZ-FM, a radio station based in Santa Barbara, California, and a private investor. Mr. Grafman founded Century Broadcasting Corporation, an independent operator of FM radio stations, in 1964 and served as its President until 1987 and as one of its directors until 1992. Prior to founding Century Broadcasting Corporation, Mr. Grafman was actively involved in the communications and broadcasting industries.

     Paulette W. Grafman has served as a director of the Company since September 1993 and served as Executive Vice President of the Company from September 1993 until January 1996. Since February 1996, Ms. Grafman has been principally engaged as President and General Manager of KRUZ-FM. Ms. Grafman was Vice President and General Manager of KMEL, an FM radio station in San Francisco, California from November 1985 to November 1992, when the station was sold by Century Broadcasting Corporation. During the prior 10 years, she held executive and sales positions with several radio stations in Los Angeles. She served on the Board of Directors of the Northern California Broadcasters Association in 1987 and 1988, and as an officer of the Association since 1989, including the office of President in 1991 and 1992. She was principally engaged as a private investor from November 1992 to September 1993. Howard Grafman and Paulette Grafman are spouses.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5s were required to be filed by such persons, the Company believes that during the year ended December 31, 1996, there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners.

Item 11. Executive Compensation.

Summary Compensation Table

     The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company. There was no executive officer of the Company, other than the CEO, whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE


                                                 Annual Compensation               Long Term Compensation
                                      ------------------------------------------ ---------------------------
                                                                  Other Annual                  All Other
                                                                  Compensation    Number of   Compensation
Name and Principal Position    Year    Salary ($)    Bonus ($)      ($)(1)(2)      Options         ($)
----------------------------- ------- ------------- ------------ --------------- ------------ --------------
Stuart M. Pellman,             1996      200,000          --         4,680              --          --
 President and Chief           1995      175,000      25,580         4,680         150,000          --
 Executive Officer             1994      145,000          --         4,680              --          --

--------------
(1) Perquisites and other personal benefits, securities or property received by Mr. Pellman did not exceed the lesser of $50,000 or 10% of his annual salary and bonus.

(2) Mr. Pellman's employment agreement required the Company to pay the premiums (not exceeding $4,800 per annum) on term life insurance in the face amount of $1,000,000 on the life of Mr. Pellman under policies owned by Mr. Pellman. See "--Employment Agreements."

Option Grants

     No options were granted to Mr. Pellman during 1996.

Aggregated Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning unexercised options held as of December 31, 1996 by Mr. Pellman. No stock options were exercised by Mr. Pellman during the fiscal year ended on such date.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                         Number of Unexercised         Value of Unexercised in-the-
                        Options at December 31,        Money Options at December 31,
                                1996(#)                        1996 ($)(1)
Name                   Exercisable/ Unexercisable      Exercisable/ Unexercisable
-------------------   -----------------------------   -------------------------------
Stuart M. Pellman              287,500/0                       $251,562/0

--------------
(1) Based on the closing price of a share of Common Stock ($.875 as reported by the National Association of Securities Dealers Automated Quotation System on December 31, 1996).

Director Compensation

     Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Currently, directors who are not employees of the Company receive a fee of $100 for each Board of Directors or committee meeting attended, plus reasonable out-of-pocket expenses. Directors who are officers or employees of the Company are not entitled to any compensation for their service as a director.

Long-Term Incentive and Pension Plans

     The Company does not have any long-term incentive or defined benefit pension plans.

Employment Agreements

     Mr. Pellman served as President and Chief Executive Officer of the Company pursuant to an employment agreement that commenced as of January 1, 1995 and terminated on December 31, 1996. Mr. Pellman received a base annual salary of $200,000 during 1996. Pursuant to the terms of the employment agreement, the Company paid Mr. Pellman an annual bonus equal to 5% of the Company's pre-tax income up to $2,000,000 plus 6-1/2% of the Company's pre-tax income, if any, over $2,000,000. Mr. Pellman did not receive a bonus pursuant to this clause at the end of December 31, 1996. He also was not entitled to receive any bonus payment as a result of the consummation of the Asset Sale. In addition, Mr. Pellman received the sum of $25,000 in consideration of his agreement to enter into the employment agreement. Mr. Pellman's employment agreement required the Company to pay the premium (not exceeding $4,800 per annum) on term life insurance in the face amount of $1,000,000 on the life of Mr. Pellman under policies owned by Mr. Pellman.

Compensation and Stock Option Committee Report on Executive Compensation

 General

     The Compensation and Stock Option Committee was established by the Board of Directors in September 1993 to make recommendations to the Board of Directors regarding compensation of executive officers and administration of the Company's 1992 Stock Option Plan. It acted one time by unanimous written consent during 1996. Messrs. Barrett, Bartlett and Starbird currently serve as members of the Compensation and Stock Option Committee. Following the Asset Sale, Mr. Barrett was elected Chief Executive Officer of the Company.

 Compensation Philosophy

     The Compensation and Stock Option Committee's executive compensation philosophy is (and the Board of Directors was) to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management. The Compensation Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

 Salaries

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

 Bonuses

     The Company from time to time will consider the payment of bonuses to its executive officers, although no formal plan currently exists, except as provided in individual employment agreements. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of goals by the Company includes, among other things, the performance of the Company as measured by return on assets. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, other individual contributions, the ability to manage and motivate reporting employees and the achievement of assigned projects. Mr. Pellman did not receive a bonus for the year ended December 31, 1996.

 Compensation of Chief Executive Officer

     Mr. Pellman's base salary of $200,000 was based upon the factors described in the "Salaries" paragraph above.

 Stock Option Plan

     It is the philosophy of the Compensation Committee that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's stockholders and to assist in the retention of such employees. The Stock Option Committee did not award any stock options to Mr. Pellman during the year ended December 31, 1996.

COMPENSATION AND STOCK OPTION COMMITTEE: William J. Barrett,
                                         C. Scott Bartlett, Jr.
                                         Richard O. Starbird

                           COMMON STOCK PERFORMANCE

     The following graph compares, for the periods indicated, the percentage change in the cumulative total stockholder return on the Common Stock of the Company (the "Common Stock") with the cumulative total return of (a) the Nasdaq Market Index, a broad equity market index (the "Broad Market"), and (b) an index consisting of the following publicly traded Miscellaneous Business Credit Institutions with the same Standard Industrial Classification Code (6159) as the
Company: Allied Capital Lending Corp., Banca Quadrum S.A. de C.V. (ADR), Financing Federal Corp., First Enterprise Financial Group, Inc., HPSC Inc., Metris Companies Inc., MLC Holdings Inc., PDS Financial Corp., Rockford Industries Inc., Source Capital Corp., Southern Pacific Fund Corp., Student Loan Marketing Association, Walnut Financial Service Inc. and Winfield Capital Corp. (the "Industry Index").

         COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG THE WESTERN

             SYSTEMS CORP., INDUSTRY INDEX AND BROAD MARKET INDEX

                                                                    Fiscal Year Ending
                                               ------------------------------------------------------------
                                      1992      1992         1993          1994         1995        1996
                                     -------   ---------   -----------   -----------   ---------   --------
The Western Systems Corp.   ......    100       700.00       1,400.00      1,652.00     652.00      350.00
Industry Index  ..................    100       101.06          73.73         56.71     109.99      154.82
Broad Market    ..................    100       108.21         129.80        136.28     176.76      219.66








                                [GRAPH OMITTED]

Item 12. Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information as of April 15, 1997 with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of five percent or more thereof,
(ii) each director of the Company, (iii) the Chief Executive Officer and (iv) all executive officers and directors as a group. All persons identified below as holding options and/or Common Stock purchase warrants (the "Warrants") are deemed to be beneficial owners of shares of Common Stock subject to such options or purchasable upon exercise of such Warrants by reason of their right to acquire such shares within 60 days after April 15, 1997, through the exercise of such options and/or the Warrants. Unless otherwise indicated, the address for each person or entity listed below is the Company's principal executive office.

Name and Address                                Shares            Percentage
of Beneficial Owner(1)                    Beneficially Owned       of Class
---------------------------------------   ---------------------   -------------
Stuart M. Pellman    ..................       538,480(2)             6.2%
c/o Transmedia Network Inc.
475 Sansome Street
San Francisco, California 94111

Herbert M. Gardner   ..................       447,254(3)             5.2%
William J. Barrett   ..................       691,008(4)             8.0%
MassMutual Corporate Investors   ......       698,707(5)             8.1%
1295 State Street
Springfield, MA 01111
C. Scott Bartlett, Jr.  ...............        56,281(6)                *
Howard Grafman    .....................       144,762(7)             1.7%
Richard O. Starbird  ..................       110,997(8)             1.3%
Paulette W. Grafman  ..................        29,705(9)                *
All Directors and Executive Officers
as a Group (7 persons)  ...............     2,018,487(10)           23.4%

--------------
  * Less than 1%

(1) All of such persons and entities have sole investment and voting power over the shares listed as being beneficially owned by them.

(2) Includes (i) 287,500 shares subject to options and (ii) 132,646 shares owned by an individual retirement account as to which Mr. Pellman is the beneficiary (including 8,823 shares underlying Warrants).

(3) Includes (i) 6,000 shares underlying Warrants, (ii) 42,321 shares beneficially owned by Mr. Gardner's spouse (including 7,352 shares underlying Warrants), (iii) 8,333 shares owned by an individual retirement account as to which Mr. Gardner is the beneficiary, and (iv) 256,298 shares owned by Mr. Gardner's qualified plan (including 22,058 shares underlying Warrants). Mr. Gardner disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(4) Includes (i) 38,705 shares underlying Warrants, (ii) 137,860 shares beneficially owned by Mr. Barrett's spouse (including 17,646 shares underlying Warrants), and (iii) 405,597 shares owned by Mr. Barrett's qualified plan (including 44,117 shares underlying Warrants). Mr. Barrett disclaims beneficial ownership of the shares beneficially owned by the members of his family.

(5) Based upon Amendment No. 1 dated June 5, 1995 to a Statement on Schedule 13G filed with the Commission by MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners in which the three entities indicate that they may be regarded as a group. MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners beneficially own 405,590, 54,000 and 56,000 shares of Common Stock respectively. MassMutual Corporate Investors also holds Warrants to purchase 183,117 shares of Common Stock, of which it may be deemed the beneficial owner. The Boards of Directors of each of MassMutual Corporate Investors, MassMutual Participation Partners and MassMutual Corporate Value Partners have sole investment and voting power over the respective securities of the Company held by each such entity. MassMutual Corporate Investors and MassMutual Participation Partners are each closed-end mutual funds whose shares are traded on the New York Stock Exchange.

(6) Includes (i) 8,399 shares held jointly with Mr. Bartlett's spouse, (ii) 36,000 shares subject to options and (iii) 5,882 shares underlying Warrants held jointly with Mr. Bartlett's spouse.

(7) Includes (i) 6,000 shares subject to options, (ii) 17,205 shares underlying Warrants and (iii) 5,000 shares held by Radio First International, Inc., of which Mr. Grafman is a principal stockholder. Does not include shares reported as beneficially owned by Paulette W. Grafman.

(8) Includes (i) 16,000 shares subject to options, and (ii) 14,705 shares underlying Warrants.

(9) Includes 4,705 shares underlying Warrants. Does not include shares reported as beneficially owned by Howard Grafman.

(10) Includes an aggregate of 345,500 shares subject to options and 370,315 shares underlying Warrants.

Item 13. Certain Relationships and Related Transactions.

   Not applicable.

                                    PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K


(a)    Financial Statements:                                                                               Page
                                                                                                          ------
       Report of Independent Auditors                                                                      F-2
       Consolidated Balance Sheets as of December 31, 1996 and 1995                                        F-3
       Consolidated Statements of Operations for the Three Years in the Period ended
       December 31, 1996                                                                                   F-4
       Consolidated Statement of Stockholders' Equity for the Three Years in the Period ended
       December 31, 1996                                                                                   F-5
       Consolidated Statements of Cash Flows for the Three Years in the Period ended
       December 31, 1996                                                                                   F-6
       Notes to Financial Statements                                                                       F-8
(b)    Reports on Form 8-K
       No reports on Form 8-K were filed during the last quarter of the period covered by this report.
(c)    Exhibits
        2.1  Purchase Agreement dated as of November 15, 1996 by and between the Company and
             Network, incorporated by reference as Exhibit A to the Company's Definitive Proxy
             Statement for Special Meeting of Stockholders held on December 27, 1996.
        3.1  Amended Certificate of Incorporation of the Company, incorporated by reference to
             Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1991 (the "1991 10-K").
        3.2  Certificate of Amendment to Amended Certificate of Incorporation, incorporated by reference to Exhibit 3(d) to the Company's Registration Statement on Form S-1 (File No.
             33-44845) (the "1992 Form S-1").
       *3.3  Certificate of Amendment to Amended Certificate of Incorporation, filed with the
             Secretary of State of the State of Delaware on January 3, 1997.
        3.4  Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit
             3(b) to the Company's Registration Statement on Form S-1 (File No. 33-84234) (the
             "1994 Form S-1").
        4.1  Form of Common Stock Certificate, incorporated by reference to Exhibit 4(b) to the
             1992 Form S-1.
        4.2  Form of Warrant Certificate, incorporated by reference to Exhibit 4(b) to the 1994
             Form S-1.
        4.3  Warrant Agreement dated as of June 25, 1993, between the Registrant and American
             Stock Transfer & Trust Company, as Warrant Agent, incorporated by reference to Exhibit
             4(c) to the 1994 Form S-1.
        4.4  Form of Amendment of Warrant Agreement, incorporated by reference to Exhibit 4(d) to the 1994 Form S-1.
      *10.1  The Company's 1992 Stock Option Plan, as amended through March 26, 1997.
       10.2  Form of Indemnification Agreement between the Company and its officers and directors, incorporated by reference to Exhibit 10(d) to the 1992 Form S-1.
       10.3  Form of Registration Rights Agreement between the Company and certain of the Company's stockholders, incorporated by reference to Exhibit 10(l) to the 1992 Form S-1.
      *10.14 Franchise Termination Agreement dated as of January 2, 1997, by and between the
             Company and Network.
       11.   Computation of earnings per share of Common Stock, incorporated by reference to
             Exhibit 11 to the Company's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1995.
       22.   Subsidiaries of the Registrant, incorporated by reference to Exhibit 22 to the 1991 10-K.

--------------
*Filed herewith.

(d)  Financial Statement Schedules: none

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        THE WESTERN SYSTEMS CORP.


Date: March 26, 1997 and April 29, 1997
                                        /s/ William J. Barrett
                                        ----------------------------------------
                                        William J. Barrett
                                        Chief Executive Officer and Director
                                        (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Barrett and Herbert M. Gardner his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date: March 26, 1997                    /s/ William J. Barrett
                                        ----------------------------------------
                                        William J. Barrett
                                        Chief Executive Officer and Director
                                        (Principal Executive Officer)

Date: March 26, 1997                    /s/ Stuart M. Pellman
                                        ----------------------------------------
                                        Stuart M. Pellman
                                        Chief Financial Officer and Director
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

                                        ----------------------------------------
Date: March   , 1997                    C. Scott Bartlett, Jr.
                                        Director

Date: March 26, 1997                    /s/ Herbert M. Gardner
                                       ----------------------------------------
                                        Herbert M. Gardner
                                        Director

Date: March 26, 1997                    /s/ Howard Grafman
                                        ----------------------------------------
                                        Howard Grafman
                                        Director

Date: March 26, 1997                    /s/ Paulette Grafman
                                        ----------------------------------------
                                        Paulette Grafman
                                        Director

                                        ----------------------------------------
Date: March   , 1997                    Richard O. Starbird
                                        Director

                         INDEX TO FINANCIAL STATEMENTS

                                                                                             Page(s)
                                                                                            ---------
 Independent Auditors' Report   .........................................................    F-2
 Financial Statements:
  Consolidated Balance Sheets as of December 31, 1996 and 1995   ........................    F-3
  Consolidated Statements of Operations for the Three Years in the Period Ended
   December 31, 1996   ..................................................................    F-4
  Consolidated Statement of Shareholders' Equity for the Three Years in the Period Ended
   December 31, 1996   ..................................................................    F-5
  Consolidated Statements of Cash Flows for the Three Years in the Period Ended
   December 31, 1996   ..................................................................    F-6
 Notes to Consolidated Financial Statements    ..........................................    F-8

                         INDEPENDENT AUDITORS' REPORT

To The Board of Directors
 The Western Systems Corp.

(formerly The Western Transmedia Company, Inc.)

San Francisco, California

     We have audited the accompanying consolidated balance sheets of The Western Systems Corp. (formerly The Western Transmedia Company, Inc.), and subsidiary as of December 31, 1996 and 1995 and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Western Systems Corp. (formerly The Western Transmedia Company, Inc.) and subsidiary as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          LAZAR, LEVINE & COMPANY LLP

New York, New York

March 12, 1997

                    THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)


                          CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                              December 31,
                                                                              ------------
                                                                          1996              1995
                                                                    ---------------   ---------------
CURRENT ASSETS:
 Cash (including interest bearing deposits) (Note 2c)   .........     $  2,073,697      $  3,040,620
 Accounts receivable (Note 2e)  .................................          107,717           134,544
 Rights to receive--net of reserve for unrealizable rights to
 receive (Notes 2c and 2f)   ....................................        3,335,763         2,321,626
 Deferred income taxes (Note 10)   ..............................          857,000                --
 Prepaid expenses and other current assets  .....................          194,800           133,590
                                                                       ------------      ------------
TOTAL CURRENT ASSETS   ..........................................        6,568,977         5,630,380
PROPERTY AND EQUIPMENT--NET (Notes 2g, 3 and 6)   ...............           81,871           109,376
OTHER ASSETS (Notes 2h, 4 and 5)   ..............................          468,224           464,220
                                                                       ------------      ------------
TOTAL ASSETS  ...................................................     $  7,119,072      $  6,203,976
                                                                       ============      ============
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable--rights to receive (Note 2f)    ...............     $    633,436      $    365,941
 Accrued liabilities   ..........................................          202,112            96,681
 Capitalized lease obligations--current portion (Note 6)   ......            3,576             2,854
                                                                       ------------      ------------
TOTAL CURRENT LIABILITIES    ....................................          839,124           465,476
                                                                       ------------      ------------
LONG-TERM DEBT (Note 6)   .......................................           12,026            15,602
                                                                       ------------      ------------
COMMITMENTS AND CONTINGENCIES (Notes 5, 9, 12 and 13)
SHAREHOLDERS' EQUITY (Notes 7 and 8):
 Preferred stock, $.10 par value, 2,000,000 shares authorized;
 none issued or outstanding  ....................................               --                --
 Common stock, $.60 par value, 25,000,000 shares authorized;
 7,903,421 issued and outstanding for December 31, 1996 and
 1995, respectively    ..........................................        4,742,053         4,742,053
 Additional paid-in capital  ....................................        5,542,062         5,542,062
 Retained earnings (deficit)    .................................       (4,016,193)       (4,561,217)
                                                                       ------------      ------------
TOTAL SHAREHOLDERS' EQUITY   ....................................        6,267,922         5,722,898
                                                                       ------------      ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  .....................     $  7,119,072      $  6,203,976
                                                                       ============      ============



The accompanying notes are an integral part of these consolidated financial statements.

                    THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            For the Year Ended December 31,
                                                    -----------------------------------------------
                                                       1996             1995             1994
                                                    --------------   --------------   -------------
NET SALES (Note 2i)   ...........................     $ 9,301,155     $ 11,368,903      $ 8,698,738
COST OF SALES (Note 2i)  ........................       6,115,503        7,576,314        5,807,509
                                                       -----------     ------------      -----------
GROSS PROFIT    .................................       3,185,652        3,792,589        2,891,229
                                                       -----------     ------------      -----------
EXPENSES AND OTHER (INCOME):
 Franchise costs   ..............................       1,285,214        1,586,781        1,212,262
 Operating expenses   ...........................       2,341,675        2,339,648        1,996,347
 Interest expense  ..............................           3,690            1,560            2,555
 Interest income   ..............................        (132,951)        (146,342)         (38,941)
                                                       -----------     ------------      -----------
                                                        3,497,628        3,781,647        3,172,223
                                                       -----------     ------------      -----------
INCOME (LOSS) BEFORE PROVISION FOR
 INCOME TAXES   .................................        (311,976)          10,942         (280,994)
PROVISION (CREDIT) FOR INCOME TAXES
 (Notes 2j and 10)    ...........................        (857,000)              --               --
                                                       -----------     ------------      -----------
NET INCOME (LOSS)  ..............................     $   545,024     $     10,942      $  (280,994)
                                                       ===========     ============      ===========
INCOME (LOSS) PER COMMON SHARE (Note 11)   ......            $.07             $ --          $(.04)
                                                             ====             ====          =====
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING (Notes 7 and 11)    .........       7,955,752        8,030,685        7,072,754
                                                       ===========     ============      ===========



The accompanying notes are an integral part of these consolidated financial statements.

                    THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                     Shares                       Additional      Retained        Common         Total
                                  (As Restated        Common       Paid-In        Earnings        Stock      Shareholders'
                                Notes 7a and 7b)      Stock        Capital       (Deficit)      Subscribed       Equity
                               ------------------- ------------- ------------- --------------- ------------- ---------------
Balance at December 31, 1993       6,960,169        $4,176,101    $3,612,109    $(4,291,165)    $ 226,875     $3,723,920
Shares issued in connection
 with exercise of franchise
 option (Note 7c)    .........        60,000            36,000       144,000              --     (180,000)            --
Shares issued re:
 employment agreement
 (Note 7c)  ..................        25,000            15,000        31,875              --      (46,875)            --
Exercise of stock options  ...        17,500            10,500         2,875              --           --         13,375
Shares issued upon exercise
 of warrants in unit
 offering (Note 7d)  .........       800,000           480,000     1,658,393              --           --      2,138,393
Exercise of warrants
 (Note 7d)  ..................         5,754             3,452        13,810              --           --         17,262
Adjustment for fractional
 shares resulting from
 reverse stock split    ......            (2)               --            --              --           --             --
Net loss for the year ended
 December 31, 1994   .........            --                --            --        (280,994)          --       (280,994)
                                   -----------      -----------   -----------   ------------    ----------     -----------
Balance at December 31, 1994       7,868,421         4,721,053     5,463,062      (4,572,159)          --      5,611,956
Shares issued in connection
 with exercise of franchise
 option (Note 7e)    .........        35,000            21,000        79,000              --           --        100,000
Net income for the year
 ended December 31, 1995                  --                --            --          10,942           --        10,942
                                    -----------     -----------   -----------   ------------    ----------     -----------
Balance at December 31, 1995       7,903,421         4,742,053     5,542,062      (4,561,217)          --      5,722,898
Net income for the year
 ended December 31, 1996                  --                --            --         545,024           --        545,024
                                    -----------     -----------   -----------   ------------    ----------     -----------
BALANCE AT
 DECEMBER 31, 1996   .........     7,903,421        $4,742,053    $5,542,062    $(4,016,193)    $      --     $6,267,922
                                   ===========      ===========   ===========   ============    ==========      ===========



The accompanying notes are an integral part of these consolidated financial statements.

                    THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         For the Year Ended December 31,
                                                                --------------------------------------------------
                                                                      1996             1995              1994
                                                                ---------------   --------------   ---------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
CASH FLOWS FROM OPERATING ACTIVITIES:
 Cash received from franchisor for cardholder restaurant
 spending    ................................................      $ 9,322,378      $11,390,947       $  8,533,074
 Cash paid for franchise fees  ..............................       (1,288,992)      (1,591,277)       (1,188,947)
 Cash paid for rights to receive  ...........................       (7,035,292)      (7,237,918)       (7,698,146)
 Cash paid to suppliers and employees   .....................       (2,051,261)      (2,314,820)       (1,754,795)
 Interest received ..........................................          132,951          146,342            38,941
 Interest paid  .............................................           (3,690)          (1,560)           (2,555)
                                                                   ------------    -------------      ------------
   Net cash provided (utilized) by operating
   activities   .............................................         (923,906)         391,714        (2,072,428)
                                                                   ------------    -------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment  ........................          (39,500)         (22,024)          (59,053)
 Security deposits ..........................................             (663)            (805)           (4,064)
                                                                   ------------    -------------      ------------
   Net cash (utilized) by investing activities   ............          (40,163)         (22,829)          (63,117)
                                                                   ------------    -------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from exercise of stock options   ..................               --               --            13,375
 Proceeds from exercise of warrants  ........................               --               --            17,262
 Proceeds from sale of units   ..............................               --               --         2,400,000
 Expenses associated with offering of stock and units  ......               --               --          (261,607)
 Payments on capital lease obligations  .....................           (2,854)          (2,674)           (5,121)
                                                                   ------------    -------------      ------------
   Net cash (utilized) provided by financing
   activities   .............................................           (2,854)          (2,674)        2,163,909
                                                                   ------------    -------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS    .............................................         (966,923)         366,211            28,364
 Cash and cash equivalents, at beginning of year    .........        3,040,620        2,674,409         2,646,045
                                                                   ------------    -------------      ------------
CASH AND CASH EQUIVALENTS, AT END OF YEAR                          $ 2,073,697      $ 3,040,620       $ 2,674,409
                                                                   ============    =============      ============



The accompanying notes are an integral part of these consolidated financial statements.

                    THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   For the Year Ended December 31,
                                                           -----------------------------------------------
                                                                1996            1995             1994
                                                           -------------   -------------   ---------------
RECONCILIATION OF NET INCOME (LOSS) TO
 NET CASH PROVIDED (UTILIZED) BY
 OPERATING ACTIVITIES:
 Net income (loss)  ....................................    $   545,024       $  10,942       $  (280,994)
 Adjustments to reconcile net income (loss) to net cash
 provided (utilized) by operating activities:  .........
   Depreciation and amortization   .....................         63,664          53,348            43,731
   Reserve for unrealizable rights to receive  .........        206,301         194,112           158,570
   Other   .............................................             --             897                --
   Deferred tax asset  .................................       (857,000)             --                --
 Changes in assets and liabilities:   ..................
  Decrease (increase) in accounts receivable   .........         26,826          14,696          (143,021)
  Decrease (increase) in rights to receive  ............     (1,220,438)        753,181         2,564,153)
  (Increase) decrease in prepaid expenses and other
  current assets .......................................        (61,209)       (100,283)            4,471
  (Decrease) increase in accounts payable--rights to
  receive  .............................................        267,496        (412,624)          672,148
  (Decrease) increase in accrued expenses   ............        105,430        (122,555)           36,820
                                                            ------------      ----------     -------------
   Net cash provided (utilized) by operating
   activities    .......................................    $  (923,906)      $ 391,714       $(2,072,428)
                                                            ============      ==========     =============

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

   a) During the year ended December 31, 1994, the Company acquired the franchise rights for the states of Washington and Nevada in exchange for an aggregate of 60,000 shares of common stock. These shares are valued by the Company at $180,000.

   b) During the year ended December 31, 1995, the Company acquired the franchise rights for the state of Oregon in exchange for 35,000 shares of its common stock. These shares are valued by the Company at $100,000.

   c) During the years ended December 31, 1995 and 1994 the Company entered into capitalized lease obligations aggregating $15,190 and $6,263, respectively, for new office equipment.

The accompanying notes are an integral part of these consolidated financial statements.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 1--DESCRIPTION OF COMPANY:


     On January 3, 1997, the Company completed a sale of its Transmedia Network Inc. (Network) franchise and substantially all of its operating assets, other than cash and cash equivalents, to Network. This sale is described in Footnote
13. The following information and the information in Footnotes 2 - 12 describes the business carried on by the Company prior to the asset sale.

     The Western Systems Corp. (formerly The Western Transmedia Company, Inc.), the "Company", was incorporated in the State of Delaware on May 30, 1978, under the name of Vigilance Systems Corp.

     In accordance with Statement of Financial Accounting Standards No. 7, the Company was treated as a development stage company from January 1, 1991, the date the Company began devoting substantially all of its efforts towards establishing a new business, through September 30, 1993. During this period, the Company incurred a cumulative loss of $1,009,443.

     In December 1991, the Company, through an exchange of stock, acquired 100% of the shares of a newly formed affiliate, TM West Corp. ("TM West"). This transaction was accounted for as the reorganization of entities under common control which is accounted for utilizing the pooling of interests method. TM West had raised approximately $150,000 in a private offering of its common stock in October 1991. In December 1991, TM West entered into a franchise agreement with Network . See also Note 5.

     The franchise agreement (which was assigned by TM West to the Company in May 1992) allowed the Company to acquire rights to receive goods and services from restaurants ("Rights to Receive" --see Note 2f) which are then sold to the franchisors' cardholders for cash. The Rights to Receive are primarily purchased for cash or obtained in exchange for media advertising and other services purchased by the Company on behalf of the restaurants.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Company's financial statements are prepared in accordance with generally accepted accounting principles (GAAP). Those principles considered particularly significant are detailed below.

 (a) Use of Estimates:

     In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

 (b) Principles of Consolidation:

     The consolidated financial statements include the accounts of The Western Systems Corp. and its wholly-owned subsidiary, TM West, an inactive company. All material intercompany balances and transactions have been eliminated.

 (c) Concentration of Credit Risk/ Fair Value:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and rights to receive.

     The Company maintains significant cash investments, which exceed the Federal depository insurance coverage limit, primarily with one financial institution. The Company performs periodic reviews of the relative credit rating of this institution as part of its investment strategy.

     Concentration with regards to rights to receive (see Note 2f below) are limited due to the Company's large customer base. However, at December 31, 1996 all of these rights to receive do pertain to the restaurant industry.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(Continued)

     The carrying amounts of cash and cash equivalents, trade receivables, other current assets, accounts payable and debt obligations approximate fair value.

 (d) Statements of Cash Flows:

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 (e) Allowance for Doubtful Accounts:

     An allowance for doubtful accounts has not been established as of December 31, 1996 and 1995, since accounts receivable as reflected on the balance sheet consists entirely of cash collected by and in transit from the franchisor (see
Note 5).

 (f) Rights to Receive:

     Rights to Receive (see Note 5) are composed primarily of food and beverage credits due from restaurants. Rights to Receive are stated at cost which approximates 50% of the retail value of Rights to Receive obtained. Cost is determined by the first-in, first-out method. Accounts payable--Rights to Receive represents the unfunded portion of the total commitment.

     The Company reviews the realizability of the Rights to Receive on a periodic basis and writes-off those amounts receivable from restaurants that have ceased operations or whose credits are not utilized by the franchisors' cardholders. The analysis of rights to receive is as follows:

                                                                   December 31, 1996
                                                       ------------------------------------------
                                                          Total           Funded       Unfunded
                                                       -------------   -------------   ----------
 Cost  .............................................    $3,722,523      $3,089,087     $633,436
 Reserve for unrealizable rights to receive   ......      (386,760)       (386,760)          --
                                                        -----------     -----------    ---------
 Net   .............................................    $3,335,763      $2,702,327     $633,436
                                                        ===========     ===========    =========


                                                                   December 31, 1995
                                                       ------------------------------------------
                                                          Total          Funded        Unfunded
                                                       -------------   -------------   ----------
 Cost  .............................................    $2,616,041      $2,250,100     $365,941
 Reserve for unrealizable rights to receive   ......      (294,415)       (294,415)          --
                                                        -----------     -----------    ---------
 Net   .............................................    $2,321,626      $1,955,685     $365,941
                                                        ===========     ===========    =========

 (g) Property and Equipment:

     Property and equipment are stated at cost. Depreciation on property and equipment is provided on a straight-line basis over the estimated useful lives of the assets of 5 to 7 years. Leasehold improvements are amortized over the term of the lease. Maintenance and repairs are charged to operating expenses as incurred; renewals and betterments are capitalized.

     Depreciation expense for the years ended December 31, 1996, 1995 and 1994 aggregated $28,629, $25,498 and $16,631, respectively.

 (h) Amortization:

     The cost of the franchise rights acquired (see Note 5) is being amortized on a straight-line basis through the end of the franchise term. Amortization expense charged to operations for the years ended December 31, 1996, 1995 and 1994 aggregated $31,600, $27,850 and $27,100, respectively.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(Continued)

 (i) Net Sales/Cost of Sales:

     Net sales represent the retail value of the Rights to Receive sold, less up to the 25% savings offered to the franchisors' cardholders. A sale is recognized when the franchisor (see Note 5) receives a restaurant charge card receipt from a restaurant in the Company's franchise area, indicating that a cardholder has charged a meal. The cost of a sale consists of the actual cost of rights to receive from a restaurant (see Note 2f above).

     Revenues from card membership fees generated prior to 1996 were not been material since the Company waived substantially all first year membership fees. The Company received no portion of renewal fees.

     Additionally, in January 1996, Network initiated a policy to offer both new and existing cardholders an alternative to the traditional arrangement of a 25% savings with an annual membership fee of $50.00. The new program provides a 20% savings to cardholders with no annual fee so long as cardholder usage is at least $200 during each membership year. Since January 31, 1996 substantially all new cardholders were enrolled in the 20% Program (see Note 5).

 (j) Income Taxes:

     In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of the asset and liability approach of providing for income taxes and required implementation no later than for fiscal years beginning after December 15, 1992. Effective January 1, 1993 the Company adopted the provisions of SFAS 109. (See also, Note 10).

 (k) Reclassifications:

     Certain reclassifications were made to the 1995 and 1994 financial statements to conform to the current year's reporting format.

NOTE 3--PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                 December 31,
                                                            ----------------------
                                                              1996         1995
                                                            --------     --------
 Furniture and fixtures    ..............................   $ 70,964     $ 69,990
 Office equipment    ....................................     89,744       89,594
 Leasehold improvements    ..............................      1,285        1,285
                                                            ---------    ---------
                                                             161,993      160,869
 Less: accumulated depreciation and amortization   ......     80,122       51,493
                                                            ---------    ---------
                                                            $ 81,871     $109,376
                                                            =========    =========

NOTE 4--OTHER ASSETS:

                                                                              December 31,
                                                                        ------------------------
                                                                          1996          1995
                                                                           -------    --------
 Other assets consists of the following:
 Franchise agreement--net of accumulated amortization of $127,200
 and $95,600 for 1996 and 1995, respectively (Notes 2g and 5)  ......    $423,800     $455,400
 Security deposits   ................................................       9,483        8,820
 Point of sale equipment--net of accumulated amortization of $3,435
   for 1996 .........................................................      34,941           --
                                                                         ---------    ---------
                                                                         $468,224     $464,220
                                                                         =========    =========

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 5--FRANCHISE AGREEMENT:


     TM West, a wholly-owned subsidiary of the Company (see Note 1), was formed for the purpose of negotiating and entering into a franchise agreement with Network. This franchise agreement was executed in December, 1991, and assigned by TM West to the Company in May 1992. The term of the franchise agreement was for 10 years with an option exercisable by the Company for two additional successive 10 year periods, provided certain conditions are met. In connection with this operation, the Company changed its name to The Western Transmedia Company, Inc. (see Note 1).

     Under the initial franchise agreement, the Company acquired the exclusive right to operate a franchise in the state of California, the primary business of which is the acquisition of "Rights to Receive" from restaurants located in California that accept the Transmedia Card (a private charge card marketed and issued by Network) and the sale of such Rights to Receive to holders of the card who are then entitled to either a 25% or 20% savings from listed menu prices when dining at participating restaurants.

     Restaurants that join the Transmedia program are provided with two of their essential needs: advance financing and additional diners. The Company purchases for cash, and in some instances, prepaid advertising, from full service restaurants, food and beverage credits (Rights to Receive) which are then used by card members when patronizing such restaurants. Rights to Receive are purchased in an amount equal to approximately 50% of the listed menu prices of such food and beverage credits.

     The Company derives its revenues from the difference between the amount it pays to restaurants for the food and beverage credits and the cardmember's charges at such restaurants net of the up to 25% savings (exclusive of tip and applicable taxes) and franchise fees payable to Network. The Company also receives 40% of the Restaurant Card membership fee for the initial year of membership of cardholders solicited by the Company and no portion of any renewal fees. However, the Company and Network have waived substantially all first year membership fees in connection with its marketing programs. Additionally, in January 1996, Network initiated a policy to offer both new and existing cardholders an alternative to the traditional arrangement of a 25% savings with an annual membership fee of $50.00. The new program provides a 20% savings to cardholders with no annual fee so long as cardholder usage is least $200 during each membership year. Since January 1, 1996 substantially all new cardholders were enrolled in the 20% Program (see Note 2(i)).

     The franchise agreement to operate in California, provided for an initial franchise fee of $250,000 (which was paid in July 1992) as well as 150,000 shares of common stock of the Company (see Note 7b), which shares were issued in January 1992. The franchise agreement also provided for payments to Network's advertising and promotion fund in the amount of $250,000; one-half of which was paid with the initial franchise fee and the balance to be paid in 12 equal consecutive monthly installments, without interest, commencing in July 1993. The funds for advertising and promotion were to be used by Network for the exclusive benefit of the Company during the two year period following the effective date of the franchise agreement. Effective September 30, 1993 the Company entered into an agreement with Network whereby substantially all local advertising expenses would be paid directly by the Company, instead of through the advertising and promotional fund to which the Company had contributed. As a result of this agreement, the Company's remaining obligation under this note was terminated. In addition, Network reimbursed the Company approximately $55,000 for the unused portion of the fund contributed by the Company.

     In December 1993, the Company exercised it's option to acquire the franchise to operate in the state of Washington through the issuance of 50,000 shares of common stock to Network valued by the Company at $150,000. The Company also acquired the franchise to operate in the City of Reno, Nevada and the Nevada portion of the Lake Tahoe resort area by issuing 10,000 shares of common stock to Network at a value of $30,000. The Company also exercised an option in June, 1995 to operate in the state of Oregon for an initial payment of $100,000. The Company issued 35,000 shares of its common stock to effect this payment.


     For each of the franchises, the Company was also required to pay Network a 71/2% general service charge and a 21/2% advertising fee based on the gross dollar amount of food and beverage credits used by cardmembers

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 5--FRANCHISE AGREEMENT--(Continued) within each territory. The Company was also required to pay a miscellaneous administrative fee based upon the number of participating restaurants and charge card transactions during any given month. Additionally, the Company was subject to a non-compete agreement.

     See Note 13 re: subsequent event--sale of substantially all operating assets.

NOTE 6--LONG-TERM DEBT:

     The Company is the lessee of office and computer equipment through leases which expire in years through 2000. The assets (and liability) under these leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capitalized leases, included in depreciation expense for the years ended December 31, 1996, 1995 and 1994, aggregated $5,250, $3,381 and $2,914, respectively.

     Minimum future lease payments under capitalized leases as of December 31, 1996 and for each of the next four fiscal years and in the aggregate are as follows:

 1997  ....................................   $ 6,544
 1998  ....................................     5,583
 1999  ....................................     4,349
 2000  ....................................     6,324
                                              -------
 Total minimum lease payments  ............    22,800
 Less: amount representing interest  ......     7,198
                                              -------
                                              $15,602
                                              =======


     The interest rate has been calculated at approximately 10% and was based upon the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

     In connection with the sale of the Company's assets, subsequent to the balance sheet date, the leases and the liabilities thereunder were assigned to Network (see Note 13).

NOTE 7--COMMON STOCK:

   (a) In December 1991, the Company effected a reverse stock split of its issued and outstanding common stock on a one (1) for thirty (30) basis. The number of authorized shares (25,000,000) was not changed.

       In May 1992, the Company effected a second reverse stock split on a one
       (1) for two (2) basis resulting in 1,500,000 shares, $.60 par value, issued and outstanding. The number of authorized shares was not changed.

       All references to the number of common shares and per share amounts in the accompanying financial statements, have been restated to reflect the reverse stock splits.

   (b) In January 1992, the Company issued 150,000 shares, as restated, of its common stock to Network (see Note 5) in connection with the franchise agreement. These shares were issued at a post reverse stock split price of $.14 per share.

       In July 1992, the Company completed a private placement of 3,397,317 shares of its common stock at a price of $.60 per share (par value) which yielded net proceeds of approximately $1,966,000. With the completion of this private placement, the Company had 4,897,265 shares of its common stock outstanding. In addition, during 1991 and 1992 the Company also expended approximately $369,000 in costs associated with a terminated public offering.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 7--COMMON STOCK--(Continued)

   (c) In July 1993, the Company completed a private placement of 1,764,624 units (each unit consisting of one share of common stock and one common stock purchase warrant) at a price of $1.70 per unit which yielded net proceeds of approximately $2,625,000. In November 1993, the Company also completed a private placement of 294,117 units (each unit consisting of one share of common stock and one common stock purchase warrant) at a price of $1.70 per unit for net proceeds of approximately $463,000. The warrants are exercisable at a price of $3.00 per share through December 1994 and at $4.00 per share thereafter and through December 1997. The warrants are also redeemable at a price of $1.00 per warrant, at the option of the Company, based upon certain circumstances.

       In July 1993, the Company also issued 2,500 shares of common stock in lieu of consulting fees aggregating $6,250.

       Pursuant to the terms of a employment agreement with an officer of the Company (see Note 12a) the Company reflected $46,875 as additional compensation for the year ended December 31, 1993. Payment was made by issuing 25,000 shares of common stock. The value of the shares is included in common stock subscribed as of December 31, 1993.

       As payment for the exercise of franchise options for the states of Washington and the City of Reno, Nevada and the Nevada portion of the Lake Tahoe resort area (see Note 5), the Company has agreed to issue 60,000 shares of common stock to Network. These shares are valued by the Company at $180,000. This amount is also included in common stock subscribed as of December 31, 1993.

   (d) In December 1994, through a unit offering, warrant holders of 800,000 warrants exchanged their warrants and paid $3.00 per warrant for a unit consisting of a share of common stock and a new warrant. This offering resulted in net proceeds to the Company of $2,138,393. These new warrants are exercisable at a price of $4.00 per share through December 31, 1997. In addition, in December 1994, holders of 5,754 existing warrants exercised their right to purchase common stock at a price of $3.00 per share.

   (e) In June 1995, as payment for the exercise of a franchise option for the state of Oregon, the Company issued 35,000 shares of its common stock to Network. These shares are valued by the Company at $100,000.

NOTE 8--STOCK OPTION PLAN:

     The Company has established a Stock Option Plan (the "Plan"), as amended, under which options to purchase up to a maximum of 750,000 shares of common stock may be granted to officers and other key employees. Stock options granted under this Plan, which may be either incentive stock options or nonqualified stock options for federal income tax purposes, expire up to ten years after date of grant and become exercisable over a three year period. Employees who have left the Company have 90 days to exercise their options. In December 1996, the stockholders agreed to an amendment to the Plan, whereby in the event of a sale of the assets of the Company (see Note 13) all options outstanding would become immediately exercisable without regard to any vesting provisions.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 8--STOCK OPTION PLAN--(Continued)
model with the following weighted average assumptions for 1996 and 1995, respectively: risk-free interest rates of 6.8 % and 8.4%; volatility factors of the expected market price of the Company's common stock of .41 and .38; and a weighted average expected life of the options of 7 1/2 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. The Company's pro forma information follows:

                                1996          1995
                              -----------   ------------
Net income
 As reported   ............    $545,024        $ 10,942
 Pro forma  ...............     475,054         (85,248)
Primary earnings per share
 As reported   ............    $    .07        $     --
 Pro forma  ...............         .06            (.01)


     A summary of stock activity, and related information for the years ended December 31 follows:

                                                                                        Weighted Average
                                                                              Options   Exercise Price
                                                                              -------   ----------------
Outstanding, December 31, 1993 .......................................        349,000        $1.72
 Granted  ............................................................         32,500         3.25
 Exercised   .........................................................        (17,500)         .76
 Cancelled   .........................................................        (12,500)        2.39
                                                                              -------        -----
Outstanding, December 31, 1994 .......................................        351,500         1.88
 Granted  ............................................................        320,000         2.85
 Exercised   .........................................................             --           --
 Cancelled   .........................................................         (2,500)        1.75
                                                                              -------        -----
Outstanding, December 31, 1995 .......................................        669,000         2.35
Weighted average fair value of options granted during the year  ......                         .94
 Granted  ............................................................         50,000         1.94
 Exercised   .........................................................             --           --
 Cancelled   .........................................................       (245,000)        2.46
                                                                              -------        -----
Outstanding, December 31, 1996    ....................................        474,000        $2.24
                                                                               =======       =====
Weighted average fair value of options granted during the year  ......                        $.18
Options exercisable as of:
 December 31, 1994 ...................................................        106,833        $1.43
 December 31, 1995 ...................................................        179,833         1.61
 December 31, 1996 ...................................................        278,167         2.02


     Exercise prices for options outstanding as of December 31, 1996 ranged from $.60 to $3.75. The weighted average remaining contractual life of these options is 8 years.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 9--BUSINESS CONCENTRATIONS:

     Most of the Company's participating restaurants are located in the San Francisco/Los Angeles areas. No single participating restaurant accounted for more than 5% of the Company's sales in any fiscal year presented.

     No single participating restaurant's Rights to receive balance was greater than 5% of the total Rights to receive balance at December 31, 1996 and 1995.

NOTE 10--INCOME TAXES:

     The provision for income taxes consists of the following:

                                                    For the Year Ended
                                                       December 31,
                                             --------------------------------
                                                  1996         1995      1994
                                             -------------   -------   ------
Current taxes:
 Federal ..................................    $      --       $--       $--
 State   ..................................           --        --        --
                                               -----------     ----      ----
   Total    ...............................           --        --        --
                                               -----------     ----      ----
Deferred taxes:
 Federal    ...............................     (104,000)       --        --
 State   ..................................      (33,000)       --        --
                                               -----------     ----      ----
   Total    ...............................     (137,000)       --        --
                                               -----------     ----      ----
Benefit of operating loss carryforwards   .     (720,000)       --        --
                                               -----------     ----      ----
Provision (credit) for income taxes    ....    $(857,000)      $--       $--
                                               ===========     ====      ====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts for assets and liabilities for financial reporting purposes as well as the effect of operating loss carryforwards. Significant components of the Company's net deferred tax asset are as follows:

                                                  1996            1995
                                              ------------    -------------
 Tax effects of:
   Operating loss carryforwards   .........     $720,000       $ 680,000
   Allowance for rights to receive   ......      140,000         115,000
   Property and equipment   ...............       (3,000)         (2,500)
                                                ---------      ----------
 Gross deferred tax asset   ...............      857,000         792,500
 Valuation allowance  .....................           --        (792,500)
                                                ---------      ----------
 Net deferred tax asset  ..................     $857,000       $      --
                                                 =========     ==========


     The Company has available at December 31, 1996 and 1995, unused operating loss carryforwards of approximately $1,950,000 and $1,744,000 respectively which expire in various years through 2011. As of December 31, 1996, the Company has recorded the tax benefits associated with future deductible temporary differences and NOL carryforwards since it generated taxable income in connection with a sale of its operating assets in January 1997, subsequent to the balance sheet date (see Note 13).

NOTE 11--EARNINGS (LOSS) PER SHARE:

     Earnings (loss) per share has been computed on the basis of the weighted average number of common shares and common equivalent shares outstanding during each period presented. The effect on earnings (loss) per share resulting from the exercise of common stock warrants and options is antidilutive and therefore not shown for 1994.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 12--COMMITMENTS AND CONTINGENCIES:

 (a) Employment/Consulting Agreements:

     The Company entered into an employment agreement with its Chief Executive Officer, which agreement commenced January 1, 1995 and expired on December 31, 1996. The agreement provided for a base annual salary of $175,000 for the first year and $200,000 for 1996. This employee is also entitled to a bonus, based upon pre-tax earnings, of 5% on the first $2,000,000 and 6 1/2% on all earnings in excess of $2,000,000. The employee was also granted options to acquire 150,000 shares of common stock at prices ranging from $2.82 to $3.75 per share. The employment agreement also contains provisions for a covenant not to compete in the event of termination and various buy-out provisions in the event of termination, disability, death or a sale of a controlling interest or substantially all the assets of the Company.

     The Company also entered into an agreement with an Executive Vice President. This agreement was effective as of January 1, 1995 and would have expired on December 31, 1996. The terms of this agreement provided for an annual base salary of $115,000 for the first year and $140,000 for the second year. This employee was also granted options to acquire 105,000 shares of common stock at prices ranging from $2.82 to $3.75 per share. The Executive Vice President resigned from the Company in January 1996.

     The Company had also entered into a consulting agreement with a company in which a director and its executive vice president are shareholders. The agreement provided for monthly consulting fees of $2,500 for the first 12 months, increasing to $2,917 per month thereafter through December 1996. This agreement was terminated effective December 31, 1995.

 (b) Operating Lease:

     The Company has entered into operating leases for office space which expire in various years through 1999 with renewal options. The leases provide for payment of taxes and the Company's proportionate share of basic operating costs.


     Minimum future base rental payments under these leases, for each of the next three years and in the aggregate are as follows:

 Year ending December 31, 1997   ......   $ 60,078
 Year ending December 31, 1998   ......     58,874
 Year ending December 31, 1999   ......     40,399
                                          ---------
                                          $159,351
                                          =========


     Rent expense for the years ended December 31, 1996, 1995 and 1994 aggregated $115,991, $113,859 and $91,931, respectively.

     Effective with the asset sale (see Note 13) the aforementioned leases were assigned to and assumed by Network.

     The Company also leases office space in Orange County, California, on a month-to-month basis, at a cost of $640 per month. The Company terminated this lease on January 31, 1997.

 (c) Subsequent Event:

     See Note 13 regarding sale of substantially all operating assets.

                   THE WESTERN SYSTEMS CORP. AND SUBSIDIARY
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

NOTE 13--SUBSEQUENT EVENT--SALE OF ASSETS:


     On January 3, 1997, the Company sold its Transmedia Network franchise for the states of California, Oregon, Washington and parts of Nevada and substantially all of its operating assets, other than cash and cash equivalents, to its franchisor, Transmedia Network, Inc. ("Network"). Upon consummation of the asset sale, the Company's assets consisted principally of cash and cash equivalents aggregating approximately $9,574,000 and liabilities consisting of approximately $800,000 of taxes on the gain resulting from the asset sale. The Company also transferred its obligations under capital and operating leases entered into, to Network. In connection with the asset sale the Company and Network exchange general releases of all liabilities and obligations under the franchise agreement (see Note 5). However, pursuant to the terms of the contract, should the Rights to Receive of a certain restaurant group become uncollectible within 12 months of the closing date, the Company is obligated to repurchase those Rights to Receive from Network at the then outstanding full cash amount. The Company would then have the opportunity to recover the amount paid to Network from the restaurant group and guarantors. Such Rights to Receive totaled approximately $100,000.

================================================================================
                                                                         ANNEX C

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 10Q
                                ---------------

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 1997
                                 --------------

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

                        Commission file number 0-22922

                         The Western Systems Corporation
             (Exact Name Of Registrant As Specified In Its Charter)

             Delaware                                06-0995978
-------------------------------          ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


c/o Janney Montgomery Scott Inc., 26 Broadway, New York, NY            10004
-----------------------------------------------------------           -------
  (Address of Principal Executive Offices)                           (Zip Code)


      Registrant's Telephone Number, Including Area Code: (212) 510-0688
                                                          --------------

The Western Transmedia Company, Inc., 475 Sansome St., San Francisco, CA 94111

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                    Report)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  [X]       No  [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: May 8, 1997 there were outstanding 7,869,833 shares of the issuer's Common Stock, $.60 par value.

                          PART II--OTHER INFORMATION

Item 5. Other Information

     On May 1, 1997, the Company entered into a definitive agreement to purchase the assets of American Country Insurance Company of Chicago and an affiliated company for $40,250,000. The Company anticipates closing the acquisition in July 1997, subject to regulatory approval and approval by stockholders of the Company. A more detailed description of the transaction is contained in the Company's Press Release dated May 1, 1997 filed as an exhibit to the Quarterly Report on Form 10-Q and incorporated herein by reference.

Item 6. Exhibits and Reports on Form 8-K

    a) Exhibits:

       Exhibit 11--Computation of Earnings (Loss) Per Share
       Exhibit 27--Financial Data Schedule
       Exhibit 99--Press Release dated May 1, 1997.

    b) Reports on Form 8-K

   The Registrant filed no reports on Form 8-K during the quarter ended March
                                  31, 1997.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             THE WESTERN SYSTEMS CORP.

Date: May 12, 1997

                             By: /s/ William J. Barrett
                                 ---------------------------------
                                 William J. Barrett
                                 Chief Executive Officer and Director
                                 (Principal Executive Officer, Acting Principal Financial Officer and Acting Principal Accounting Officer)

                           THE WESTERN SYSTEMS CORP.

                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)

                                     INDEX

                                                                                                Page(s)
                                                                                                --------
PART 1.       Financial Information    ......................................................
ITEM 1.       Financial Statements:
              Consolidated Balance Sheets--March 31, 1997 (unaudited) and December 31, 1996     3
              Consolidated Statements of Operations--Three Months Ended March 31, 1997
               and 1996 (unaudited) .........................................................   4
              Consolidated Statements of Cash Flows--Three Months Ended March 31, 1997
               and 1996 (unaudited) .........................................................   5
              Notes to Interim Consolidated Financial Statements (unaudited)  ...............   6
ITEM 2.       Management's Discussion and Analysis of Financial Condition and Results of
               Operations  ..................................................................   8
PART 2.       Other Information  ............................................................
SIGNATURES
EXHIBITS:     Exhibit 11--Computation of Earnings (Loss) Per Share   ........................
              Exhibit 27--Financial Data Schedule  ..........................................

                           THE WESTERN SYSTEMS CORP.
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                                                         March 31,        December 31,
                                                                            1997             1996
                                                                       ---------------   --------------
                                                                        (unaudited)
CURRENT ASSETS:
 Cash   ............................................................     $  9,558,676      $  2,073,697
 Deferred tax asset (Note 3) .......................................               --           857,000
 Accounts receivable   .............................................               --           107,717
 Rights to receive--net   ..........................................               --         3,335,763
 Prepaid expenses and other current assets  ........................           27,874           194,800
                                                                          ------------      ------------
TOTAL CURRENT ASSETS   .............................................        9,586,550         6,568,977
                                                                          ------------      ------------
PROPERTY AND EQUIPMENT--NET  .......................................               --            81,871
                                                                          ------------      ------------
OTHER ASSETS:
 Franchise agreement--net ..........................................               --           423,800
 Security deposits  ................................................               --             9,483
 Other assets ......................................................               --            34,941
                                                                          ------------      ------------
                                                                                   --           468,224
                                                                          ------------      ------------
TOTAL ASSETS  ......................................................     $  9,586,550      $  7,119,072
                                                                          ============      ============
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable--rights to receive  ..............................     $         --      $    633,436
 Accrued liabilities   .............................................           58,449           202,112
 Income taxes payable (Note 3)  ....................................          783,000                --
 Capitalized lease obligations--current portion   ..................               --             3,576
                                                                          ------------      ------------
TOTAL CURRENT LIABILITIES    .......................................          841,449           839,124
                                                                          ------------      ------------
LONG-TERM DEBT:
 Capitalized lease obligations  ....................................               --            12,026
                                                                          ------------      ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Preferred stock, $.10 par value, 2,000,000 shares authorized; none
  issued or outstanding   ..........................................               --                --
 Common stock, $.60 par value, 25,000,000 shares authorized;
  7,903,421 shares issued and outstanding   ........................        4,742,053         4,742,053
 Additional paid-in capital  .......................................        5,542,062         5,542,062
 Retained earnings (deficit)    ....................................       (1,539,014)       (4,016,193)
                                                                          ------------      ------------
TOTAL SHAREHOLDERS' EQUITY   .......................................        8,745,101         6,267,922
                                                                          ------------      ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  ........................     $  9,586,550      $  7,119,072
                                                                          ============      ============




   The accompanying notes are an integral part of these financial statements.

                           THE WESTERN SYSTEMS CORP.
                (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                            For the Three Months
                                                                               Ended March 31,
                                                                         --------------------------
                                                                           1997           1996
                                                                         ------------   -----------
NET SALES    .........................................................   $   54,396     $2,591,458
COST OF SALES   ......................................................       36,263      1,713,600
                                                                         -----------    -----------
GROSS PROFIT    ......................................................       18,133        877,858
                                                                         -----------    -----------
OPERATING EXPENSES:
 Franchise costs   ...................................................        7,254        359,225
 Operating expenses   ................................................      100,915        540,830
                                                                         -----------    -----------
                                                                            108,169        900,055
                                                                         -----------    -----------
LOSS FROM OPERATIONS  ................................................      (90,036)       (22,197)
                                                                         -----------    -----------
OTHER INCOME (EXPENSE):
 Interest income   ...................................................      114,359         35,321
 Interest (expense)   ................................................           --           (981)
 Gain on sale of franchise--net of purchase expenses (Note 2)   ......    4,092,856             --
                                                                         -----------    -----------
                                                                          4,207,215         34,340
                                                                         -----------    -----------
INCOME BEFORE PROVISION FOR INCOME TAXES   ...........................    4,117,179         12,143
                                                                         -----------    -----------
INCOME TAXES (Note 3):
 Provision for income taxes:
  Current    .........................................................      783,000             --
  Deferred   .........................................................      857,000             --
                                                                         -----------    -----------
                                                                          1,640,000             --
                                                                         -----------    -----------
NET INCOME   .........................................................   $2,477,179     $   12,143
                                                                         ===========    ===========
EARNINGS PER COMMON SHARE   ..........................................         $.31         $0.00
                                                                               -----        -------
WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES OUTSTANDING   ..............................    7,956,941     7,950,803
                                                                          ----------    -----------



   The accompanying notes are an integral part of these financial statements.

                          THE WESTERN SYSTEMS CORP.
               (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                                                             For the Three Months
                                                                               Ended March 31,
                                                                          ---------------------------
                                                                             1997           1996
                                                                          -----------   -------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS:
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash received from franchisor for cardholder restaurant spending .......  $   179,359    $ 2,600,564
Cash paid for franchise fees ...........................................      (24,251)      (360,927)
Cash paid for rights to receive ........................................         --       (2,164,476)
Cash paid to suppliers and employees ...................................     (238,968)      (488,712)
Interest received ......................................................      114,359         35,321
Interest paid ..........................................................           --           (982)
                                                                          -----------    -----------
 Net cash provided (utilized) by operating activities ..................       30,499       (379,212)
                                                                          -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment .....................................           --         (1,125)
Cash received from sale of operating assets ............................    7,454,480             --
Security deposits ......................................................           --            (45)
                                                                          -----------    -----------
 Net cash (utilized) by investing activities ...........................    7,454,480         (1,170)
                                                                          -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligations ..................................           --           (654)
                                                                          -----------    -----------
 Net cash (utilized) by financing activities ...........................           --           (654)
                                                                          -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH  EQUIVALENTS ..................    7,484,979       (381,036)
Cash and cash equivalents, at beginning of year ........................    2,073,697      3,040,620
                                                                          -----------    -----------
CASH AND CASH EQUIVALENTS, AT END OF PERIOD ............................  $ 9,558,676    $ 2,659,584
                                                                          -----------    -----------
RECONCILIATION OF NET INCOME TO NET CASH  PROVIDED (UTILIZED) BY
OPERATING ACTIVITIES:
Net income .............................................................  $ 2,477,179    $    12,143
Adjustments to reconcile net income to net cash provided (utilized)
  by operating activities:
  Deferred taxes .......................................................      857,000             --
  Allowance for unrealizable rights to receive .........................           --         52,038
  Depreciation and amortization ........................................           --         15,048
  Net book value of assets transferred to buyer ........................      534,493             --
Changes in assets and liabilities:
 Decrease in accounts receivable .......................................      107,717          9,007
 Decrease (increase) in rights to receive ..............................    3,335,763     (1,009,235)
 Decrease in prepaid expenses and other current assets .................      166,926         14,825
 (Decrease) increase in accounts payable--rights to receive ............     (633,436)       550,238
 (Decrease) in accrued expenses ........................................     (143,663)       (23,276)
 Increase in income taxes payable ......................................      783,000             --
                                                                          -----------    -----------
  Net cash provided (utilized) by operating activities .................  $ 7,484,979    $  (379,212)
                                                                          ===========    ============

   The accompanying notes are an integral part of these financial statements.

                            THE WESTERN SYSTEMS CORP.
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION:

   Through January 3, 1997, the Company was operating under a franchise agreement with Transmedia Network, Inc. ("Network") which granted to the Company the right to operate a franchise in California, Washington, Oregon and certain parts of Nevada, the primary business of which was the acquisition of Rights to Receive food and beverage credits from restaurants that accept the Transmedia restaurant card (a private restaurant charge card marketed and issued by Network). See Note 2 below regarding sale of the franchise and certain assets of the Company.

   In the opinion of management, the accompanying unaudited interim consolidated financial statements of The Western Systems Corp. formerly The Western Transmedia Company, Inc. (the "Company") and its subsidiary TM West Corp. ("TM West") contain all adjustments necessary (consisting of normal recurring accruals or adjustments only) to present fairly the Company's financial position as of March 31, 1997 and the results of its operations and cash flows for the three month periods ended March 31, 1997 and 1996.

   The accounting policies followed by the Company are set forth in Note 2 to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. Specific reference is made to this report for a description of the Company's securities and the notes to consolidated financial statements included therein.

NOTE 2--SALE OF OPERATING ASSETS:
   On January 3, 1997, the Company sold its Transmedia Network franchise for the states of California, Oregon, Washington and parts of Nevada and substantially all of its operating assets, other than cash and cash equivalents, to its franchisor, Network, for cash of approximately $7,500,000. The Company also transferred its obligations under capital and operating leases entered into, to Network. In connection with the Asset Sale, the Company and Network exchanged general releases of all liabilities and obligations under the franchise agreement. However, pursuant to the terms of the contract, should the Rights to Receive of a certain restaurant group become uncollectible within 12 months of the closing date, the Company is obligated to repurchase those Rights to Receive from Network, at the time the determination is made that such Rights to Receive are uncollectible, at the then outstanding full cash amount. The Company would then have the right to recover damages, including the amount paid to Network, from the restaurant group and guarantors. At March 31, 1997 the cash equivalent of such Rights to Receive totaled approximately $90,000.

NOTE 3--INCOME TAXES:
   As of the year end of December 31, 1996 the Company established a deferred tax asset of $857,000, based primarily upon available net operating losses, to offset the anticipated gain from the sale of substantially all of its assets on January 3, 1997. This gain resulted in approximately $4,117,000 of income for the quarter ended March 31, 1997 and accordingly, the liability resulting from the $1,640,000 provision for income taxes has been offset by the deferred tax asset.

NOTE 4--SUBSEQUENT EVENTS:
   On April 30, 1997, the Company entered into an agreement with American Country Insurance Company and its' wholly-owned subsidiary, American Country Financial Services (collectively "American") whereby the Company will acquire substantially all the assets and assume substantially all the liabilities of American for cash of approximately $40,000,000. Financing for the purchase will be provided by the sale of approximately 24 million newly issued shares of the Company for approximately $27,000,000, by the Company's cash on hand of approximately $9,000,000 and the balance by a bank term loan. The transaction is subject to shareholder and regulatory approval and is expected to close in the third quarter of 1997.

                            THE WESTERN SYSTEMS CORP.
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (UNAUDITED)

Note 4--SUBSEQUENT EVENTS:--(Continued)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Recent Developments
   On January 3, 1997, the Company sold its Transmedia Network franchise (the "Franchise") covering the States of California, Oregon, Washington and parts of Nevada and substantially all of its operating assets other than cash and cash equivalents (the "Asset Sale") to its franchisor, Transmedia Network Inc. ("Network"), for a cash payment of approximately $7,500,000. Upon consummation of the Asset Sale, and at March 31, 1997, the Company's assets consisted principally of cash and cash equivalents aggregating approximately $9,600,000. These assets (less approximately $800,000 of taxes on the gain resulting from the Asset Sale) will be utilized by the Company to acquire, merge, consolidate, invest in transactions or otherwise combine with an operating business (any such transaction, a "Business Combination"). The Company intends to enter into transactions which will use substantially all of the Company's available cash in one or two transactions and structure such Business Combinations so that the current management of the target business will remain in place. There can be no assurance, however, the Company will be able to effectuate a Business Combination, or that any such Business Combination will be profitable. In anticipation of the sale, in the fourth quarter of 1996, the Company initiated activities to seek such an acquisition or affiliation.

   On April 30, 1997, the Company entered into an agreement with American Country Insurance Company and its' wholly-owned subsidiary, American Country Financial Services (collectively "American") whereby the Company will acquire substantially all the assets and assume substantially all the liabilities of American for cash of approximately $40,000,000. Financing for the purchase will be provided by the sale of approximately 24 million newly issued shares of the Company for approximately $27,000,000, by the Company's cash on hand of approximately $9,000,000 and the balance by a bank term loan. The transaction is subject to share holder and regulatory approval and is expected to close in the third quarter of 1997.

   Pending a business combination, the Company's assets will be invested as management of the Company deems prudent, which may include, but will not be limited to, certificates of deposit, mutual funds, money-market accounts, stocks, bonds or United States Government or municipal securities, provided, however, that the Company will attempt to invest the net proceeds in any manner which will not result in the Company being deemed to be an investment company under the Investment Company Act of 1940.

  Results of Operations

  Three Months Ended March 31, 1997 Compared to the Three Months Ended March 31, 1996

   As discussed above in "Recent Developments" the Company sold its Transmedia Network franchise on January 3, 1997, and therefore, operated its Transmedia Franchise for only two days during the three-month period ended March 31, 1997. Accordingly, the results of operations for the three month period ended March 31, 1997 are not comparable to the three month period ended March 31, 1996.

   The following information relates primarily to the business carried on by the Company prior to the Asset Sale.

   Net sales for the two days of operation, during the three month period ended March 31, 1997, were $54,396. Net sales were $2,591,458 during the three month period ended March 31, 1996.

   The Company incurred franchise costs of approximately 14% of net sales. Franchise costs were $7,254 and $359,225 for the three month periods ended March 31, 1997 and 1996, respectively.

                            THE WESTERN SYSTEMS CORP.
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (UNAUDITED)

Note 4--SUBSEQUENT EVENTS:--(Continued)

   The Company operated with an approximate 33% gross profit margin from net sales of Rights to Receive to Cardholders. The Company's net sales contributed $18,133 and $877,858 in gross profit for the three month periods ended March 31, 1997 and 1996, respectively.

   Operating expenses (selling, general and administrative expenses) aggregated $100,915 and $540,830 for the three month periods ended March 31, 1997 and 1996, respectively. The approximately $440,000 decrease in operating expenses for the respective three month periods is primarily because upon completion of the Asset Sale, on January 3, 1997, the Company's operating overhead was limited to the administrative, accounting and legal costs of compliance with public reporting and tax requirements.

   For the three month period ended March 31, 1997, operating expenses consisted primarily of salaries and payroll-related expenses ($52,500) and professional and consulting fees ($45,000).

   For the three month period ended March 31, 1996, operating expenses consisted primarily of salaries and payroll expenses ($298,000), professional and consulting fees ($32,000), rent and office expenses ($67,000), the Company's reserve for unrealizable Rights to Receive ($52,000), advertising and promotional expenses in connection with attracting and maintaining California cardholders ($13,000 net of Transmedia Network reimbursement), and marketing expenses in connection with attracting and maintaining participating California restaurants ($46,000).

   Interest income was approximately $114,000 and $35,000 for the three month periods ending March 31, 1997 and 1996, respectively. The approximately $79,000 increase in interest income earned by the Company for the respective three month periods is because of the additional interest earned on the approximately $7,454,000 gross proceeds received from the Company's Asset Sale.

   For the three month period ended March 31, 1997, the Company generated income before provision for income taxes of $4,117,179 compared to income of $12,143 for the three month period ended March 31, 1996. The increase was primarily attributable to the Company's gain on the Asset Sale.

   For the three month period ended March 31, 1997 the Company established a financial statement provision for income taxes of $1,640,000. The $1,640,000 amount is the full theoretical tax expense on the Company's approximately $4,117,000 pretax income at an assumed 40% combined Federal and California effective tax rate. The tax provision does not give effect to the Company's $1,950,000 net operating loss carryforwards and other deductible temporary differences. Of the total $1,640,000 financial statement tax expense the $783,000 current portion is the actual projected net "tax return" tax payable by the Company after utilizing the Company's net operating loss carryforwards. The $857,000 deferred portion is not actually payable and is required under the provisions of SFAS 109 to reverse the $857,000 tax asset recognized during the year ended December 31, 1996. This asset, which recorded the tax benefit of the Company's $1,950,000 net operating carryforwards, was required at the end of 1996 because it was more likely than not at that time that the losses would be utilized. For the years ended December 31, 1995 and earlier, the Company did not record such a tax credit because at that time there was no assurance that the Company would generate future taxable income.

   For the three month period ended March 31, 1997, the Company earned net income of $2,477,179 or $.31 per share. The net income was primarily attributable to the Company's gain on the Asset Sale net of taxes and expenses. For the three month period ended March 31, 1996 the Company earned income before provision for income taxes and net income of $12,143 or $.00 per share. The Company incurred no provision for income taxes for the three months ended March 31, 1996 because the income taxes on the Company's $12,143 pretax profit were eliminated by the Company's net operating loss carryforwards.

                            THE WESTERN SYSTEMS CORP.
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (UNAUDITED)

Note 4--SUBSEQUENT EVENTS:--(Continued)

Liquidity and Capital Resources

   The Company's working capital was approximately $8,745,000 at March 31, 1997 and $5,730,000 at December 31, 1996. The approximately $3,015,000 increase is primarily attributable to the Company's gain on the Asset Sale net of expenses and accrued taxes.

   The Company's cash balances were approximately $9,559,000 and $2,074,000 at March 31, 1997 and December 31, 1996, respectively. The approximately $7,485,000 increase is primarily attributable to the cash proceeds from the Company's gain on the Asset Sale.

   At March 31, 1997, the Company's had no debt, its net worth was approximately $8,745,000 and its current ratio was 11.4:1.

   Cash provided by operating activities for the three month period ended March 31, 1997 was approximately $7,485,000. During the three month period ended March 31, 1997 the Company received approximately $7,454,000 gross proceeds from the Company's Asset Sale, cash generated from cardholder restaurant spending net of franchise fees was approximately $155,000 and interest income was approximately $114,000. Operating expenditures during the three month period ending March 31, 1997 consisted of approximately $239,000 paid to suppliers and employees.

   Cash flow used in operating activities for the three month period ended March 31, 1996 was approximately $379,000. During the three month period ended March 31, 1996 cash generated from cardholder restaurant spending net of franchise fees was approximately $2,240,000 and interest income was approximately $35,000. Operating expenditures during the three month period ending March 31, 1996 consisted of approximately $2,164,000 paid to purchase Rights to Receive and $489,000 paid to suppliers and employees.

   Cash flow used in investing activities for the three month period ended March 31, 1996 was $1,170 primarily for the purchase of office furniture and equipment. The Company did not have any cash flows from investing activities during the three month period ended March 31, 1997.

   Cash flow used in financing activities for the three month period ended March 31, 1996 was $654 for the payment of capital lease obligations. The Company did not have any cash flows from financing activities during the three month period ended March 31, 1997.

   During the year ending December 31, 1997 and until a business acquisition or affiliation is effected the Company expects to generate interest income in excess of its minimal operating expenses, exclusive of any due diligence and professional fees incurred in connection with the identification and consummation of one or more Business Combinations.

   The Company presently has outstanding 2,052,987 warrants which expire December 31, 1997. These warrants will be adjusted (upon completion of the acquisition discussed earlier), pursuant to their anti-dilution provisions, to entitle the holder of each warrant to purchase approximately 2.1 shares at approximately $1.85 per share. No assurance can be given, however, that the Company will raise additional capital from the exercise of its Warrants or obtain additional financing. The Company presently has no other unused internal sources of liquidity other than cash (or equivalents) on hand and no external sources of liquidity such as a line of credit or otherwise from a financial institution.

   The Company intends to enter into transactions which will use substantially all of the Company's available cash in one or two transactions and structure such Business Combinations so that the current management of the target business will remain in place. There can be no assurance, however, that the Company will be able to effectuate a Business Combination, or that any such Business Combination will be profitable. In anticipation of the sale, in the fourth quarter of 1996, the Company initiated activities to seek such an acquisition or affiliation. See discussion re: Recent Developments.

                            THE WESTERN SYSTEMS CORP.
                 (FORMERLY THE WESTERN TRANSMEDIA COMPANY, INC.)
         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                  (UNAUDITED)

Note 4--SUBSEQUENT EVENTS:--(Continued)

  Inflation and Seasonality

   Inflation did not significantly impact the Company's business during 1996 nor the three months ended March 31, 1997. The Company does not believe that its business was seasonal.

  Forward-looking Statements

   This report may contain forward-looking statements and information that is based on management's beliefs and assumptions, as well as information currently available to management. When used in this document, the words "anticipate," "expect," "intend," and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.

                                                                        ANNEX D

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           THE WESTERN SYSTEMS CORP.

     THE WESTERN SYSTEMS CORP. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

       I.  The name of the Corporation is The Western Systems Corp.

       II. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 30, 1978 under then name Vigilance Systems Corp.

       III. This Amended and Restated Certificate of Incorporation of the Corporation further amends and restates the Certificate of Incorporation of the Corporation, as amended prior to the date hereof, by principally (a) revising those provisions of Article First relating to the name of the Corporation, (b) deleting those provisions set forth in Article Third as to the nature of the Corporation's business or purposes to be conducted or promoted other than to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, (c) increasing the number of shares of Common Stock authorized in Article Fourth and decreasing the par value per share of such Common Stock, (d) deleting Article Fifth in its entirety that sets forth the names and addresses of the Incorporators, (e) deleting Article Sixth in its entirety relating to the perpetual existence of the Corporation, (f) deleting certain provisions of Article Seventh relating to specified powers of the Board of Directors of the Corporation, including such Board's ability to designate one or more committees of such Board, (g) deleting certain provisions of Article Eighth relating to meetings of stockholders being held and books of the Corporation being kept within or outside of the State of Delaware, (h) deleting Article Ninth in its entirety regarding the Corporation's reservation of the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation of the Corporation, (i) deleting Article Tenth in its entirety relating to the classification of directors and
(j) revising those provisions of Article Eleventh relating to the elimination of personal liability of directors and the indemnification of persons acting on behalf of the Corporation.

       IV. The amendments and the restatement of the Certificate of Incorporation of the Corporation herein certified have been duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

       V. The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore is hereby restated, integrated and further amended to read in its entirety as follows:

     "FIRST: The name of the Corporation is American Country Holdings Inc. (the "Corporation").

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty-two million (62,000,000) shares, of which sixty million (60,000,000) shares are to be shares of Common Stock, $.01 par value per share, and two million (2,000,000) are to be shares of Preferred Stock, $.10 par value per share.

     The Board of Directors of the Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series for such consideration as it may determine; to fix or alter the voting powers, designations, preferences and rights, including, but not limited to, dividend rights, dividend rate or rates, conversion or exchange rights, and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of such series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     FIFTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors of the Corporation by applicable law.

     SIXTH: Elections of directors need not be by written ballot unless and to the extent that the By-Laws of the Corporation so provide.

     SEVENTH: To the fullest extent that the DGCL, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no person serving as a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment to or repeal of this Article Seventh nor the adoption of any provision of any Certificate of Incorporation of the Corporation inconsistent with this Article Seventh shall adversely affect any right or protection existing under this Article Seventh at the time of such amendment or repeal.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by said
   Section 145. The Corporation shall advance expenses to the fullest extent permitted by said Section 145. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise."

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation of the Corporation to be signed by its Acting Chief Executive Officer and to be attested to by its Secretary on this __________ day of ____________, 1997.

                                          THE WESTERN SYSTEMS CORP.

                                          By: ________________________________
                                              William J. Barrett
                                              Acting Chief Executive Officer

   Attest:

   By: ________________________________
       Ann C.W. Green
       Secretary

PROXY                          THE WESTERN SYSTEMS CORP.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints William J. Barrett and Herbert M. Gardner and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Special Meeting of Stockholders of The Western Systems Corp. (the "Company") on July 25, 1997, and any adjournments and postponements thereof, upon all matters as may properly come before the Special Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.


         Please complete, date and sign on the reverse side and mail in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3) AND (4) LISTED BELOW, TO COME BEFORE THE SPECIAL MEETING:

(1) To approve the acquisition of the assets, business and certain liabilities of American Country Insurance Company and its affiliated premium financing company, including related financing, as described in the accompanying Proxy Statement.

         [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

(2) To approve the Company's Restated Certificate of Incorporation as described in the accompanying Proxy Statement.

         [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

(3)   To elect a board of six (6) directors.

      Nominees:            William J. Barrett
                           Herbert M. Gardner
                           Martin L. Solomon
                           Wilmer J. Thomas, Jr.
                           Peter H. Foley
                           Edwin W. Elder III

         [ ] FOR                    [ ] WITHHELD

      For, except against the following nominees:
      --------------------------------------------------

(4) To ratify the planned appointment of Ernst & Young LLP as the independent auditors for the year ending December 31, 1997.

         [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

(5)   Upon any and all other business that may come before the Special Meeting.

Check here if you plan to attend the Special Meeting of Stockholders. [ ]

         This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), (3) and (4) unless the stockholder specifies otherwise, in which case it will be voted as specified.

SIGNATURE(S):_______________________________________ DATE ______________ 1997

Note:  Executors, Administrators, Trustees, etc.
         should give full title.